As filed with the Securities and Exchange Commission on July 15, 2026

File No. 000-56849

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Core University Living Real Estate Income Trust

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation or organization)	41-3851473 (I.R.S. Employer Identification No.)

1400 N. Kingsbury St. Chicago, IL (Address of principal executive offices)	60642 (Zip Code)

(773) 969-5740

(Registrant’s telephone number, including area code)

with copies to:

Jason W. Goode

Katherine Q. Morrow

Alston & Bird LLP

1201 W. Peachtree Street NW

Atlanta, GA 30309

(404) 881-7000

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares of beneficial interest, par value $0.01 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” or “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE

Core University Living Real Estate Income Trust is filing this Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder (the “Section 12(g) Registration”).

We have filed this Registration Statement with the SEC under the Exchange Act on a voluntary basis to provide current information to holders of our common shares.

When used in this Registration Statement, the following terms shall have the meanings set forth below, except where the context suggests otherwise:

•	“we,” “us,” “our,” and the “Company” refer to Core University Living Real Estate Income Trust, a Maryland statutory trust, together with its consolidated subsidiaries;

•	“Adviser” refers to CSF Asset Management Vehicle, LLC, a Delaware limited liability company;

•	“Advisory Agreement” refers to the Second Amended and Restated Advisory Agreement among the Company, the Adviser and the Operating Partnership, as amended;

•

“common shares” refers to our common shares of beneficial interest, par value $0.01 per share, currently classified as Class A common shares, Class D common shares, Class E common shares, Class F-D common shares, Class F-I common shares, Class F-S common shares, Class I common shares, Class S common shares;

•	“Core Spaces” refers to Core Spaces, LLC, a Delaware limited liability company;

•	“Dealer Manager” refers to Chauner Securities, Inc.;

•	“Dealer Manager Agreement” refers to the Dealer Manager Agreement among the Company, the Dealer Manager and CS Management Holdings, LLC, as amended;

•	“Declaration of Trust” refers to the Amended and Restated Declaration of Trust of the Company, as amended;

•	“Operating Partnership” refers to Core University Living REIT OP, LP, a Delaware limited partnership;

•	“Operating Partnership Agreement” refers to the Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended;

•

“Other Accounts” refers to investment funds, REITs, vehicles, accounts, products and other similar arrangements sponsored, advised or managed by the Adviser and its affiliates, whether currently in existence or subsequently established;

•	“REIT” means a real estate investment trust; and

•	“Special Limited Partner” refers to Core University Living REIT SLP, LLC, a Delaware limited liability company.

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

This Registration Statement does not constitute an offer of securities of the Company. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Company, trustees, executive officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements, including forecasts and projections, and statements regarding the Adviser’s assessment of the market. Sentences or phrases that use such words as “believe,” “anticipate,” “plan,” “may,” “hope,” “can,” “will,” “expect,” “goal,” “objective,” “forecast,” “seek,” “should,” “project,” “estimate,” “intend,” “continue” and other similar expressions identify forward-looking statements and not historical facts, but their absence does not mean that a statement is not forward-looking. The forward-looking statements contained in this Registration Statement include, among others, forecasts and assumptions as to:

•	Interest rates;

•	Economic growth;

•	Changes in demographics;

•	Market conditions;

•	Rent growth;

•	Capitalization rates; and

•	Occupancy rates.

Forward-looking statements involve risks and uncertainties that could cause actual results and outcomes to differ materially from those suggested by the forward-looking statements, as well as assumptions that may prove to be incorrect, and as such are inherently unreliable. You should be aware that return projections, forecasts, other forward-looking statements and statements regarding the Adviser’s assessment of the market are by their nature uncertain. Factors that could cause actual results or outcomes to differ materially from those suggested by the forward-looking statements include the following:

•	Changes in interest rates;

•	Inflation;

•	Unexpected market movements;

•	A slowdown or contraction of the economy;

•	Legislative or regulatory developments;

•	Errors in strategy execution;

•	Acts of God and wars (including the recent wars in the Middle East and Russia and Ukraine); and

•	Other asset-level developments, including the risk factors described in “Item 1A. Risk Factors.”

Due to various risks, uncertainties and assumptions, including, without limitation, those set forth in “Item 1A. Risk Factors” and “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Potential Conflicts of Interest,” actual events or results or the actual performance of the Company may differ materially from those reflected in or contemplated by the forward-looking statements contained in this Registration Statement. As a result, you should not rely on such forward-looking statements. The Company and the Adviser expressly disclaim any representation or warranty regarding involvement in or responsibility for any forward-looking statements contained herein. The market analysis presented herein represents the subjective views of the Company and the Adviser.

You are cautioned not to place undue reliance on forward-looking statements and statements regarding the Adviser’s assessment of the market, which speak only as of the date hereof or the date referenced herein, and the Company and the Adviser undertake no obligation to update or revise any such statements, whether as a result of new information, future events or otherwise.

SUMMARY RISK FACTORS

The following is only a summary of the principal risks that may adversely affect our business, financial condition and results of operations and cash flows. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under “Item 1A. Risk Factors.”

Some of the more significant risks relating to our business and an investment in our common shares include:

•	We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

•

There is no public trading market for our shares and therefore your ability to dispose of your shares will likely be limited to repurchase by us. In addition, our shares are restricted and may only be transferred with a valid securities exemption, subject to the restrictions on transfer set forth in our Declaration of Trust. If you do sell your shares to us, you may receive less than the price you paid. We may choose to repurchase fewer shares than have been requested in any particular quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in illiquid investments is a better use of our capital than repurchasing our shares. Further, the board of trustees may modify or suspend our share repurchase plan if it deems such action to be in our best interests.

•

The amount and source of distributions we may make to our shareholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future. We may pay distributions from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

•

Our purchase price per share and the price at which we make repurchases of our shares will equal the net asset value (“NAV”) per share of the applicable class of common shares as of the last calendar day of the prior month, plus, in the case of our purchase price, applicable upfront selling commissions. While there will be independent valuations of our investments from time to time, the valuation of investments is inherently subjective and our NAV may not accurately reflect the actual price at which our investments could be liquidated on any given day.

•	If we are unable to raise substantial additional funds, we will be limited in the number and type of investments we make which will result in lower levels of diversification of our portfolio.

•	The issuance of additional common shares by us will dilute a shareholder’s interest.

•	There are limits on the ownership and transferability of our shares.

•

Investment in student housing properties involves certain risks, including, but not limited to, seasonality risk, significant competition from university-owned student housing, other private student housing communities, and other residential housing options located within close proximity to universities. Many students prefer on-campus housing because of the proximity to campus and the integration of on-campus facilities into the academic community. Universities can generally avoid real estate taxes and borrow funds at lower interest rates. Consequently, universities can often offer more convenient and/or less expensive student housing than private operators of student housing or other operators of residential properties in university markets, which can adversely impact occupancy and rental rates. Student housing properties usually require greater maintenance costs because of increased damage or wear and tear than would apply to other types of housing and usually have a higher turnover rate than would apply to other types of multifamily properties, compounded by the fact that in some instances student leases are available for periods of less than twelve months. All these factors combine to produce heightened uncertainty with respect to predicting cash flows generated by student housing properties.

•

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes. However, if we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our shareholders could materially decrease.

•

The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments.

•

Our success is dependent on general market and economic conditions. We are subject to risks related to depression, recession or slowdown in the U.S. real estate market or one or more regional real estate markets, and to a lesser extent, the global economy. In addition, geopolitical concerns and other global events such as trade conflict, civil unrest, national and international security events, war, terrorism, natural and environmental disasters and the spread of infectious illnesses, pandemics or other public health emergencies may adversely affect the global economy and the markets in which we invest.

ITEM 1. BUSINESS

(a) General Development of Business

We are a Maryland statutory trust formed on January 23, 2026. We are externally managed by CSF Asset Management Vehicle, LLC, an affiliate of Core Spaces, which serves as our Adviser. Since its inception in 2010, Core Spaces has successfully acquired over 21,000 beds and developed over 47,000 beds, totaling over $14.3 billion in acquisition and project costs. As of January 1, 2026, Core Spaces manages over $8.0 billion of equity and over 74,000 student housing beds.

Our investment strategy is primarily to own and manage a diversified portfolio of core and core-plus student housing properties primarily in Tier 1 Markets. A “Tier 1 Market” means a city where there is a campus of a U.S. college or university with a student enrollment of 20,000 or more, including undergraduate, graduate and professional students. To a lesser extent, we also expect to invest in (i) development, redevelopment or repositioning of student housing properties and (ii) real estate-related securities and other short-term investments to provide us with a source of liquidity. Over time, we may invest in debt backed principally by student housing investments. See “—Description of Seed Portfolio” for more information on our potential investments.

We intend to conduct a continuous, blind pool private offering of our common shares in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to investors that are accredited investors (as defined in Regulation D under the Securities Act).

Under our Declaration of Trust, we have authority to issue an unlimited number of common shares, including unlimited numbers of common shares classified as Class F-S shares, Class F-D shares, Class F-I shares, Class S shares, Class D shares, Class I shares, Class A and Class E shares. We also have authority to issue an unlimited number of preferred shares of beneficial interest, par value $0.01 per share.

(b) [Reserved]

(c) Description of Business

The Company

We are structured as a non-listed, perpetual-life REIT, and therefore our securities are not listed on a national securities exchange and, as of the date of this Registration Statement, there is no plan to list our securities on a national securities exchange. We intend to elect and qualify to be taxed as a REIT under the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes and generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our REIT taxable income to shareholders and maintain our qualification as a REIT. Our principal office is located at 1400 N. Kingsbury St, Chicago, Illinois 60642 and our telephone number is (773) 969-5740.

Core Spaces

We are sponsored by Core Spaces, a vertically integrated investment manager, operator, and developer of student housing and build-to-rent communities. Core Spaces was founded in 2010 by Marc Lifshin, Brian Neiswender and Barry Howard, three veterans of the student housing industry. Core Spaces was formed to fill the gap in the fragmented, non-purpose-built student housing market by developing and operating buildings in attractive locations at Tier 1 Markets. Since inception, Core Spaces has successfully acquired over 21,000 beds and developed over 47,000 beds, totaling over $14.3 billion in acquisition and project costs. As of January 1, 2026, Core Spaces manages over $8.0 billion of equity and over 74,000 student housing beds.

Investment Objectives

We will seek to:

•	provide shareholders with current income in the form of regular, stable cash distributions;

•	preserve and protect shareholders’ invested capital; and

•	realize appreciation in value through proactive investment and asset management.

There can be no assurance that we will be able to achieve our investment objectives. See “Item 1A. Risk Factors.”

Investment Strategy

Our investment strategy is primarily to own and manage a diversified portfolio of core and core-plus student housing properties primarily in Tier 1 Markets. To a lesser extent, we also expect to invest in (i) development, redevelopment or repositioning of student housing properties and (ii) real estate-related securities and other short-term investments to provide us with a source of liquidity. Over time, we may invest in debt backed principally by student housing investments.

In the future, we may launch a DST program to offer beneficial interests in Delaware statutory trusts to expand and diversify our capital-raising strategies by offering an investment product for investors that may be seeking replacement properties to complete like-kind exchange transactions under Section 1031 of the Code.

Investment Guidelines and Portfolio Allocation Targets

Our board of trustees has adopted investment guidelines which set forth, among other things, guidelines for investing in our targeted property types and certain investment policies restricting certain types of investments which we describe in more detail below.

Our investment guidelines delegate to the Adviser authority to execute acquisitions and dispositions of investments in real properties and real estate-related assets, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of trustees. Our board of trustees has at all times ultimate oversight over our investments and may change from time to time the scope of authority delegated to the Adviser. Our board of trustees is required to approve a single property or portfolio of properties (a) with a total purchase price that is in excess of the greater of: (i) $400 million and (ii) 10% of the Company’s most recent total NAV at the time of acquisition or (b) that is for a property type other than student housing.

We seek to invest:

•	at least 80% of our assets less cash in student housing properties and debt backed principally by student housing properties; and

•

up to 20% of our assets less cash (a) in properties and debt back principally by properties in sectors other than student housing and (b) real estate-related securities and other short-term investments.

Notwithstanding the foregoing, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, the Adviser’s assessment of the relative attractiveness of opportunities, or an increase in anticipated cash requirements or repurchase requests and subject to any limitations or requirements relating to our qualification as a REIT for U.S. federal income tax purposes.

Targeted Investments

Market Selection

We will pursue opportunities in Tier 1 Markets. Tier 1 Markets have typically experienced a “flight-to-quality” with consistent, long-term enrollment growth driven by: (i) strong academic reputations as the top, or amongst the top, well-funded (typically public) schools in the state and (ii) strong athletic programs competing primarily in Power Four Conferences or Group of 5 Conferences. “Power Four Conferences” means the Atlantic Coast Conference, the Big Ten Conference, the Big 12 Conference, and the Southeastern Conference. “Group of 5 Conferences” means the American Athletic Conference, Conference USA, Mid-American Conference, Mountain West Conference, and Sun Belt Conference, and in each case, any successor thereto, which are part of the National Collegiate Athletic Association Division I Football Bowl Subdivision.

The Core Spaces Student Housing Investments Team aggregates data and assesses Tier 1 Markets based on several criteria, including: (i) school health (enrollment, academic, athletic performance); (ii) supply and demand, including analyzing bed spaces available to rent relative to the number of students seeking housing and performance of the purpose-built student housing based on metrics such as occupancy rates and rent growth; and (iii) barriers to entry. Using these criteria, we prioritize Tier 1 Markets to guide our teams’ sourcing efforts for the academic year.

Our market selectivity is a key component of our investment process. Since 2010, Core Spaces has invested in 37 university markets, representing approximately 19% of the approximately 200 markets Core Spaces reviews each year.

Campus Location

We prioritize high quality, defensible locations at the confluence of academic, social and retail nodes that are proximate to campus but primarily off-campus (i.e., not university-controlled). We consider distance to campus to be a good proxy for location quality. To a lesser extent, we may invest in student housing properties that are located on campus.

Product Type

We focus on primarily purpose-built student housing products constructed within the last 25 years.

Development

As part of our strategy, we have the flexibility to invest in development properties of up to 25% of our NAV. These developments may be pursued in partnership with other Core Spaces development vehicles.

Joint Ventures and Other Co-Ownership Arrangements

Subject to limitations in the Declaration of Trust, in connection with the acquisition of properties we expect to enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with non-affiliated third parties (including certain of our shareholders), Other Accounts and affiliates of the Adviser. In certain cases, we may not control the management of the affairs of the joint venture. A joint venture creates an alignment of interest with a private source of capital for the benefit of our shareholders. In determining whether to invest in a particular joint venture, the Adviser will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this Registration Statement for the selection of real property investments.

The terms of any particular joint venture will be established on a case-by-case basis considering all relevant facts, including the nature and attributes of the potential joint venture partner, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our proposed interest in the venture. Other factors the Adviser will consider include: (1) our ability to manage and control the joint venture; (2) our ability to exit the joint venture; and (3) our ability to control transfers of interests held by other partners to the venture. Our interests may not be totally aligned with those of its partner. See “Item 1A. Risk Factors—Risks Related to Investments in Real Estate—We may make a substantial amount of joint venture investments, including with Other Accounts. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of joint venture partners and disputes between us and our joint venture partners.”

In the event that the joint venture partner elects to sell property held in any such joint venture, we may not have sufficient funds to exercise any right of first refusal or other purchase right that we may have. Entering into joint ventures with Other Accounts will result in certain conflicts of interest. See “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Potential Conflicts of Interest—Transactions with Other Accounts and Other Affiliates” and “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Potential Conflicts of Interest—Joint Ventures and Other Co-Ownership Arrangements.”

We may enter into joint ventures with Other Accounts, one or more of our trustees or any of their affiliates, only if a majority of our trustees, including a majority of the independent trustees, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other affiliate joint venture partners.

Leverage

Our target leverage ratio will be 40-60%; provided, however, that during the period prior to acquiring a significant number of properties and potentially at other times in the future, our leverage is permitted to exceed this target range. Our leverage ratio is measured by dividing (i) investment-level and entity-level debt by (ii) the market value of our properties and other investments (measured using the greater of fair market value and cost). In addition, our board has adopted a policy that we may not incur indebtedness in an amount exceeding 300% of the cost of our net assets, which approximates 75% of the cost of our investments. We may exceed this limit if a majority of our independent trustees approves each borrowing in excess of the limit.

The Core Spaces Debt Capital Markets Team is responsible for the strategy, procurement and management of Core Spaces’ borrowing for the Company. Core Spaces maintains relationships with a variety of types of lenders (e.g., banks, life insurance companies, debt funds, agencies, etc.) in an effort to provide us with broad access to efficient execution across mortgage and facility products with fixed and floating rates. When the financing strategy involves a floating rate loan, a hedge, typically in the form of a cap, will be implemented to mitigate risk.

Investment Limitations

Once we reach $1.0 billion in NAV, the Adviser shall cause us to maintain the target concentration and exposure limits set forth below; provided, however, that our board of trustees may authorize deviations from these limits. The limits below are measured using our NAV.

•	Asset Concentration: 15% single asset limit

•	University Market Concentration: 25% single market limit

•	Markets other than Tier 1 Markets: 20% limit on exposure

•	Development: 25% limit on exposure to ground-up development

Investment Process

Investment Sourcing

Sourcing for potential investments is performed by the Adviser’s Acquisitions Team. The team is responsible for sourcing both income-producing assets and land sites for ground-up, purpose-built student housing developments. Prospective investments are sourced through the Adviser’s relationship network, which consists of relationships with existing investment partners, asset and land owners, and brokers, and financial investors. The Acquisitions Team leverages its internal market selection process and university tracking tool to identify attractive properties and sites in Tier 1 Markets and overlays its relationship network with this knowledge to identify and pursue primarily off-market transactions. Once identified, prospective opportunities within the Adviser’s pipeline are filtered based on market fundamentals (e.g., enrollment trends, supply pipeline, rent growth) and other property-level criteria such as return profile, leasing status and leverage requirements.

Property and Site Selection

The Adviser believes attractive locations for student housing are those proximate to points of interest at the school or on campus (e.g., main academic buildings and the quad) and student life (e.g., restaurants, retail, and athletics). For income producing properties, the Acquisitions Team prepares and maintains detailed inventory logs of target properties for acquisition, including current ownership, financing information to the extent obtainable, and performance metrics. For development projects, the Acquisitions Team prepares and maintains maps that overlay various factors for parcels where development could be attractive (including ownership history, parcel size, and existing zoning) to establish and track current and future potential market opportunities and competition.

Preliminary Screening

Our Chief Investment Officer communicates to the Acquisitions Team the investment and risk criteria they are seeking. Once acquisition opportunities or development sites are identified that meet our criteria, the Acquisitions Team performs targeted preliminary screening based on high-level underwriting thresholds. As part of this process, the Acquisitions Team identifies key risks and validates assumptions, with a focus on the potential yield on cost (net operating income divided by the estimated acquisition price for existing properties or construction budget for a development) and an internal rate of return (“IRR”). For acquisitions of income producing properties, the team underwrites to prevailing market capitalization rates and risk-adjusted IRRs, which can vary dependent upon market conditions (i.e., fundamentals outlook, liquidity, and interest rates).

Internal Reviews and Approvals

Opportunities that have been validated by the Acquisitions Team through the preliminary screening process undergo a two-step acquisition process consisting of an initial and final review by the Adviser’s Investment Committee (the “IC”). The results of the initial due diligence findings are presented to the IC for majority approval to proceed with the transaction. At the initial due diligence stage, the Acquisitions Team focuses on sensitivity and market analysis and a review of key financial and economic metrics. The results of these findings are presented to the IC for review and approval to proceed with the transaction. Once an investment has been granted initial approval by the IC, the Acquisitions Team undertakes a rigorous full due diligence described below. Upon completion of full due diligence, a final investment memorandum consolidating the results and findings are prepared and presented to the IC for review and approval to close on the investment.

In addition to the two-step investment approval process described above, the IC also reviews and approves major capital decisions (e.g., refinancings) and dispositions. Disposition approval is described below. All IC approvals require a majority vote of the IC.

The members of the IC and their biographies are listed below under “Item 5. Trustees and Executive Officers—Investment Committee.”

Due Diligence

Once initial approval has been granted by the IC to proceed with the transaction, the Acquisitions Team commences with full due diligence. The full due diligence phase is utilized to research and analyze the property prior to any binding financial commitment to the seller, including financial, legal, operational, and physical.

The process starts by hosting an internal kickoff call with representatives from the Adviser’s Acquisitions Team, Capital Markets Team, Asset Management Team and Finance Team to discuss the business plan, timing, and capitalization. The Acquisitions Team will pursue engagement of third-party consultants and scheduling of on-site visits and conduct outreach to local service vendors for corroboration of budget assumptions as part of the financial analysis process. On-site diligence and preliminary conversations with existing property and leasing management teams are also held to determine if the existing team’s capabilities align with the operational need of the asset. In-place contracts and current operations are reviewed to determine what needs to be adjusted upon acquisition. Findings are synthesized and a revised budget is prepared with justifications of variances to any preliminary underwriting performed prior to the formal due diligence process. During the due diligence process, the Acquisitions Team may seek feedback or ask for review by the IC prior to proceeding with significant expenses or contracts (e.g., execute a letter of intent or purchase and sale agreement, advance diligence, and earnest money deposits). Upon completion of due diligence, a final investment memorandum consolidating the results and findings are prepared and presented to the IC for review and approval to close on the investment.

Asset Management

Post-closing, the Adviser’s Asset Management Team is responsible for the ongoing performance of properties and adherence to business plans. Key responsibilities include overseeing leasing strategies, developing property plans to maintain or improve the value of an investment, and preparing annual operating and capital budgets which are reviewed by our Chief Investment Officer prior to execution. Asset managers continually track performance versus budget and key data on leasing at properties to monitor the competitive conditions within the broader market, which include cash flow, capital expenditures, leasing schedules and key initiatives. Asset managers also engage in real-time interaction with on-site leasing and operations staff and conduct periodic site visits to ensure properties are operating in line with expectations.

Leasing and Setting Rents

Due to the nature of purpose-built student housing properties, rental rates are set annually. The rate-setting process for a given academic year occurs approximately 15 months ahead of occupancy. The Adviser’s Revenue Optimization Team conducts a thorough review of each property’s market and makes recommendations based on the status of the market and estimated rates used at the time of underwriting. Rates for an academic year are set following a review from senior leadership. During the lease-up period for a given academic year, rates are adjusted based on market conditions.

Hold/Sell Analysis

We are designed to be a perpetual life vehicle with the majority of investments made with the intention of maintaining long-term ownership. In general, proactive portfolio and asset management activities will be used to manage strategic investment decisions, fund and property operations, and ongoing performance monitoring across the portfolio, as described above in “—Asset Management.” As part of this process, the Adviser’s Asset Management Team works with our Chief Investment Officer to continuously review property performance to determine the best path forward for managing the fund’s overall performance, which may at times lead to a sale. Our Chief Investment Officer will coordinate with the Acquisitions Team and Asset Management Team to perform hold/sell analyses on properties as needed based on metrics such as leasing, rent growth, market conditions or a change in the competitiveness of a property. As part of the disposition process, our Chief Investment Officer and Asset Management Team prepare a disposition memorandum outlining the findings of a hold/sell analysis, sale considerations and expected outcomes relative to our objectives. The memorandum is presented to the IC for review and approval prior to initiating the sale of an asset.

Diversification and Risk Management

Our primary risk framework considers asset, market, market-type, development, leverage and debt investment limitations. We will seek to further manage risk by adhering to its investment process, our strategy and financial leverage constraints.

Description of Seed Portfolio

As of the date hereof, we do not own any investments. On July 14, 2026, CS Acquisition Vehicle II, LLC, an affiliate of our Adviser (“CS Acquisition”), entered into an agreement to acquire a portfolio of four student housing properties described below (the “Seed Portfolio”). CS Acquisition will assign the purchase agreement for the Seed Portfolio to us at or prior to closing. The seller of the Seed Portfolio is a joint venture between a third party and an entity owned by several principals of Core Spaces. In accordance with the terms of our Declaration of Trust, our board of trustees has approved our purchase of the Seed Portfolio, which is expected to occur on or around July 22, 2026. However, the acquisition of the Seed Portfolio is subject to the satisfaction of a number of customary closing conditions, and there is no guarantee that we will acquire the Seed Portfolio on the terms described above, or at all. It is expected that the acquisition of the Seed Portfolio will be funded in part with the proceeds of a mortgage loan secured by the Seed Portfolio, to be obtained upon the closing of the acquisition. We expect the balance of the purchase price to be funded with the proceeds of the sale of our shares in our offering.

Details regarding the Seed Portfolio as of March 31, 2026 are set forth in the table below.

Property	Location	Units	Beds	AY26 Preleased(1)	Purchase Price(2)
Hub Limestone	Lexington, KY	176	566	99.5%	$101,500,000
Hub Gainesville University	Gainesville, FL	109	414	100.0%	$57,000,000
Hub Gainesville 3rd Avenue	Gainesville, FL	201	661	100.0%	$99,000,000
State Morgantown	Morgantown, WV	232	420	97.6%	$46,500,000

Total		718	2,061	99.4%	$304,000,000

(1)	AY26 Preleased refers to the percentage of beds preleased for the 2026-2027 academic year.
(2)	Purchase Price refers to the purchase price as of the closing of the Seed Portfolio and not as of March 31, 2026.

We believe each of the properties in the Seed Portfolio is adequately covered by insurance and is suitable for its intended purpose. In addition, we are aware of no plans for any material renovations, improvements or development with respect to any of the properties in the Seed Portfolio. Each of the properties in the Seed Portfolio faces competition from similarly situated properties in and around its respective submarket.

Hub Limestone

Hub Limestone is a 2020 vintage, purpose-built student housing asset serving the University of Kentucky, offering a property of recent vintage with plentiful amenities and a highly sought-after location directly adjacent to campus.

Hub Limestone has 98% occupancy in academic year 2025-2026 and has recached 100% preleasing for academic year 2026-2027 with 7% year-over-year rent growth, underscoring the depth of student demand and the asset’s pricing power.

Offering a best-in-market location, Hub Limestone is adjacent to campus and provides immediate walkability to academic buildings, the student union, library, and campus retail amenities. The property also offers convenient access to downtown Lexington’s dining and entertainment corridor.

University of Kentucky is one of the fastest-growing public universities in the country, with enrollment surpassing 37,000 students following seven consecutive years of growth (29,000 students in 2018). Applications have grown at an 11.2% five-year Compound Annual Growth Rate, supporting a strong and expanding demand base for off-campus housing. Long-term projected enrollment growth is reinforced by the university’s ongoing campus investment, including approximately $7 billion of active capital projects that continue to enhance the academic environment and student experience.

Student housing fundamentals within the Lexington purpose-built student housing market remain highly favorable, with occupancy and rent growth averaging 97% and 7% over the past five years (for purpose-built student housing properties within one mile of campus and 2010 and after vintage).

Hub Gainesville University and Hub Gainesville 3rd Avenue

The Hub Gainesville University and Hub Gainesville 3rd Avenue properties are complementary assets delivered in 2020 serving the University of Florida. The properties offer modern vintages and amenity packages and provide residents with direct access to core academic buildings, campus resources, and Gainesville’s primary student retail and nightlife corridor along University Avenue.

Both assets exhibit strong operating performance, reflecting the depth and maturity of one of the nation’s most established student housing markets. Hub Gainesville University reached 99% occupancy in academic year 2025-2026 and is 100% preleased for the academic year 2026-2027, while Hub Gainesville 3rd Avenue achieved 100% occupancy in academic year 2025-2026 and is 100% preleased for the academic year 2026-2027. The broader market has maintained approximately 96% average occupancy over the past five years despite significant new supply, demonstrating sustained demand and absorption capacity. Both properties are achieving over 7% year-over-year rent growth.

Both Hub Gainesville University and Hub Gainesville 3rd Avenue benefit from advantageous locations within the University of Florida’s most sought-after student housing corridor. Located approximately a five-minute walk from campus, the properties provide immediate access to the university’s core academic buildings, library, student union, and Gainesville’s primary retail, dining, and nightlife destinations. Their proximity to both campus and the urban core create a highly attractive live-work-play environment for students, supporting consistently strong occupancy and positioning the assets among the most desirable off-campus housing options in the market.

The University of Florida is among the premier public universities in the United States and serves as a powerful long-term demand driver. Ranked among the top public institutions nationally, the University of Florida combines strong academic prestige and increasing selectivity, growing application volumes, and a large, stable enrollment base exceeding 57,000 students. The university’s national reputation continues to attract students from across Florida and beyond, supporting durable housing demand.

State Morgantown

State Morgantown is a 2013 vintage property serving West Virginia University that has benefited from renovations since 2016. The property offers best-in-class amenities featuring an outdoor courtyard with a pool, clubroom with lounge and study areas, and a spacious fitness center including a yoga room and spa room.

State Morgantown has consistently demonstrated market-leading operating performance, maintaining 98% average occupancy over the past five years. The property has also generated 4% annual rent growth during that period, reflecting both the strength of the location and sustained student demand.

The asset occupies an irreplaceable location at the heart of student life at West Virginia University, situated steps from the student union, business school, downtown, and the university’s primary retail corridor. Its strong walkability and central campus positioning create a competitive advantage that would be difficult to replicate.

State on Campus is the clear market leader within the competitive set, commanding a rent premium per bed relative to competing properties. The property’s superior location, product quality, and operating platform have supported durable pricing power and leasing performance.

Investments in Debt Backed Principally by Student Housing Investments

While our portfolio is expected to be comprised of student housing properties, to a lesser extent, we may invest in debt backed principally by student housing properties, which could include loans secured by real estate. An allocation of our overall portfolio to real estate debt may allow us to add sources of income and further diversify our portfolio.

Our investments in debt backed principally by student housing properties may include first mortgages, subordinated mortgages and mezzanine loans, participations in such loans and other debt secured by or relating to student housing properties. Mortgage loans are typically secured by student housing property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Mezzanine loans may take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than mortgage lending because the investment may become unsecured because of foreclosure by the senior lender. We do not intend to make loans to other persons or to engage in the purchase and sale of any types of investments other than those related to real estate.

Investments in Real Estate-Related Equity Securities

We also may invest in real estate-related equity securities investments, with a focus on non-controlling equity positions of public real estate-related companies, including preferred equity. Our real estate-related debt securities investments may include investments in commercial mortgage-backed securities (“CMBS”) and may include, to a lesser extent, agency and non-agency residential mortgage-backed securities (“RMBS”). We believe that investments in real estate-related equity securities may provide us with current income and an additional source of liquidity for cash management, satisfying any share repurchases and for other purposes.

We do not intend that our investments in real estate-related debt and equity securities will require us to register as an investment company under the Investment Company Act (defined below), and we intend to generally divest appropriate securities before any such registration would be required. We may also invest, without limitation, in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale.

Issuing Securities for Property

We may issue, or cause to be issued, shares of our stock or limited partnership units in our Operating Partnership in any manner (and on such terms and for such consideration as we determine) in exchange for real estate. Our shareholders have no preemptive rights to purchase any such shares of our stock or limited partnership units, and any such issuance might cause a dilution of a shareholder’s investment.

Cash, Cash Equivalents and Other Short-Term Investments

We hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT: (1) money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest- bearing time deposits and credit rated corporate debt securities); (2) U.S. government or government agency securities; and (3) credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.

Other Investments

We may, but do not presently intend to, make investments other than as described above. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code.

Operating and Regulatory Structure

Investment Company Act Considerations

We are not registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries or other controlled entities, so that we and each of our subsidiaries are not required, as such requirements have been interpreted by the SEC staff, to be registered as investment companies under the Investment Company Act. As a result, investors will not receive the regulatory protections of the Investment Company Act that investors in registered investment companies receive.

Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude (A) U.S. government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries that (1) are not investment companies, and (2) are not relying on either exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

With respect to Section 3(a)(1)(A), we do not engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we are primarily engaged in the non-investment company businesses described herein.

With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly or majority-owned subsidiaries that are not themselves investment companies and are not relying on either exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (and may rely, for example, on Section 3(c)(5)(C)) and, thus, we do not expect that more than 40% of the value of our unconsolidated assets will consist of “investment securities.”

If, however, the value of our “investment securities” is greater than 40% of the value of our unconsolidated total assets (exclusive of U.S. government securities and cash items), we (and certain of our subsidiaries) will seek to rely on Section 3(c)(6) or Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(6) excepts from the definition of investment company any company primarily engaged, directly or through “majority-owned subsidiaries”, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c) of the Investment Company Act, or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. Under the Investment Company Act, a “majority-owned subsidiary” of a person means a company 50% or more of the outstanding voting securities of which are owned by such person, or by a company which is a majority -owned subsidiary of such person.

For purposes of our potential reliance on the exception from the definition of investment company provided by Section 3(c)(5)(C), the SEC staff has taken the position that this exception, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must consist of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must consist of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may consist of miscellaneous assets).

We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to reclassify our assets, we may no longer be in compliance with the exception from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on certain no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Accounts. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control or in which we share control.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from registration under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exception, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forgo opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Operating Structure and REIT Considerations

A non-listed REIT is a REIT whose common shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose common shares are intended to be sold each month and repurchased each quarter on a continuous basis at a price generally equal to the prior month’s NAV per share. In our perpetual-life structure, the investor may request that we repurchase their shares on a quarterly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular quarter in our discretion. While we may consider a liquidity event at any time in the future, we are not obligated by our Declaration of Trust or otherwise to affect a liquidity event at any time.

We intend to elect to be taxed as a REIT beginning with our taxable year ending December 31, 2026, and we intend to continue to make such an election. In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	offers the benefits of a real estate portfolio under professional management;

•	satisfies the various requirements of the Code, including a requirement to distribute to shareholders at least 90% of its REIT taxable income each year; and

•

is generally not subject to U.S. federal corporate income taxes on its REIT taxable income that it currently distributes to its shareholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a C corporation.

In order to satisfy these requirements and maintain our qualification as a REIT, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. See “Item 1A. Risk Factors—Risks Related to our REIT Status and Certain Other Tax Items—Compliance with REIT requirements may force us to liquidate or restructure otherwise attractive investments.”

We plan to own all or substantially all of our assets through the Operating Partnership. We will serve as general partner of the Operating Partnership and will contribute offering proceeds to the Operating Partnership in exchange for units in the Operating Partnership (“OP Units”).

The Special Limited Partner will own a special limited partner interest in the Operating Partnership. In addition, each of the Adviser and the Special Limited Partner may elect to receive OP Units in lieu of cash for its management fee and Performance Participation, respectively. The Adviser and the Special Limited Partner may put these units back to the Operating Partnership and receive cash unless our board of trustees determines that any such repurchase for cash would be prohibited by applicable law or our Declaration of Trust, in which case such OP Units will be repurchased for common shares. The use of our Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes.

The following chart shows our structure:

Wholly-owned intermediate entities are not reflected in the structure chart above.

Our Board of Trustees

We operate under the direction of the board of trustees, which is responsible for the overall management of our business and affairs. Pursuant to the Advisory Agreement (as defined below), the board of trustees has delegated the management of our day-to-day affairs and the implementation of our investment strategy to the Adviser, subject to the supervision of the board of trustees. Our board of trustees will monitor the administrative procedures, investment operations, and performance of our Company and the Adviser to ensure that such policies are in our best interests.

Our board of trustees is comprised of a majority of independent trustees. Under Maryland law, each of our trustees is required to discharge his or her duties in good faith. Our Declaration of Trust and Bylaws provide that the number of our trustees may be established by a majority of the entire board of trustees and our Bylaws provide that such number may not be fewer than three nor more than 15. Currently, we have five trustees, comprised of three independent trustees. Our Declaration of Trust provides that a trustee is independent if he or she (a) is not an officer or employee of the Company, any subsidiary of the Company, Core Spaces or any of its affiliates, (b) is affirmatively determined by the board of trustees to have no material relationship with the Company and (c) otherwise satisfies the director independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time.

Each trustee will serve until his or her resignation, removal, death or adjudication of legal incompetence or the election and qualification of his or her successor, and we are not required to obtain shareholder approval of our trustees on an annual basis. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Any trustee may resign at any time or may be removed only for cause by the shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of trustees, specifying the date when such removal shall become effective. A vacancy on our board of trustees resulting from any cause other than removal for cause by our shareholders may be filled only by a vote of a majority of the remaining trustees; provided, that if the trustee that ceases to serve as a trustee is an independent trustee, then the successor to such trustee shall be an independent trustee and shall be elected by a majority of the remaining independent trustees or, if none, then the remaining trustees. A vacancy on our board of trustees resulting from removal by the shareholders may be filled only by the shareholders. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Our board of trustees generally meets quarterly or more frequently if necessary. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Adviser and on information provided by the Adviser. As part of our trustees’ duties, our board of trustees will supervise the relationship between us and the Adviser. Our board of trustees is empowered to approve the payment of compensation to trustees for services rendered to us.

Our officers and trustees will be indemnified against certain liabilities under or pursuant to Maryland law and our Declaration of Trust. Our Declaration of Trust requires us to indemnify our trustees and officers, among others, to the fullest extent permitted by Maryland law. For so long as the Adviser or its affiliate acts as our investment advisor, the Adviser has the right to designate two trustees for election to our board of trustees. Our board of trustees must also consult with the Adviser in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal by shareholders in accordance with our Declaration of Trust).

We have entered into indemnification agreements with our trustees and officers. The indemnification agreements are intended to provide our trustees and officers the maximum indemnification permitted under Maryland law. Each indemnification agreement provides that, to the maximum extent permitted under Maryland law, we must indemnify and advance expenses and costs incurred by a trustee or officer who is a party to the agreement if, by reason of his or her status with the Company, such trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending or completed proceeding. For more information, see “Item 12. Indemnification of Trustees and Officers.”

Advisory Agreement

The description below of the Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Advisory Agreement, which is filed as an exhibit to this Registration Statement.

We are externally managed by the Adviser. Pursuant to the Advisory Agreement, the Adviser has contractual and fiduciary responsibilities to us and our shareholders and is responsible for sourcing, evaluating and monitoring investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees. We or the Adviser may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support. The Adviser intends to leverage its own resources and the resources of Core Spaces to achieve our investment goals and objectives.

Our board of trustees at all times has oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company and its investments. Our board of trustees has adopted investment guidelines (the “Investment Guidelines”) which set forth guidelines for investing in the Company’s targeted properties and certain other investment policies. Changes to the Investment Guidelines must be approved by a majority of the board of trustees, including a majority of the independent trustees. The board of trustees may revise the Investment Guidelines without the approval of our shareholders.

The Investment Guidelines delegate to the Adviser authority to execute acquisitions and dispositions, in each case so long as such acquisitions and dispositions are consistent with the Investment Guidelines; provided, however, that a majority of the Board is required to approve any acquisition of a single property or portfolio of properties (a) with a total purchase price that is in excess of the greater of: (i) $400 million and (ii) 10% of the Company’s most recent total NAV at the time of acquisition or (b) that is for a property type other than student housing.

Pursuant to the Advisory Agreement, our board of trustees has delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by the board of trustees. We believe that the Adviser currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.

Services

Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:

•	serving as an adviser to us and the Operating Partnership with respect to the establishment and periodic review of our Investment Guidelines and our investments, financing activities and operations;

•

sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating Partnership’s assets, in accordance with our Investment Guidelines, policies and objectives and limitations, subject to oversight by our board of trustees;

•

with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisers and representatives, and determining the structure and terms of such transactions;

•	calculating our NAV on a monthly basis in accordance with our Valuation Guidelines (as defined below) approved by the board of trustees;

•	providing us with portfolio management and other related services;

•	serving as our adviser with respect to decisions regarding any of our financings, hedging activities or borrowings; and

•	engaging and supervising, on our and Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.

The above summary is provided to illustrate the material functions which the Adviser will perform for us and it is not intended to include all of the services which may be provided to us by the Adviser or third parties.

The Adviser may retain, at our sole cost and expense, such service providers as the Adviser deems necessary or advisable in connection with our management and operation, which may include affiliates of the Adviser; provided, however that any such services may only be provided by affiliates or related companies of the Adviser to the extent such services are approved by a majority of our board of trustees, including a majority of the independent trustees, not otherwise interested in such transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from non-affiliated third parties.

Allocation of Certain Investments

The Adviser or its affiliate has a duty to first offer (such offer, a “First Look Offer”) to us any student housing investment that meets the investment criteria set forth in the Investment Guidelines (excluding development investments and on-campus student housing investments), subject to any equivalent duty the Adviser or its affiliate has to any Other Account. With respect to Other Accounts with investment objectives or guidelines that overlap with ours for which the Adviser or its affiliate has a contractual duty to provide the same First Look Offer, the Adviser and its affiliates will apply a time-based rotational priority among us and such Other Accounts in accordance with Core Spaces’ allocation policy. For all other investment opportunities not subject to the First Look Offer, the Adviser and its Affiliates will allocate such investment opportunities between us and Other Accounts in accordance with Core Spaces’ allocation policy. See “Item 7. Certain Relationships and Related Transactions, And Trustee Independence—Potential Conflicts of Interest—Allocation of Investment Opportunities.”

Term and Termination Rights

Unless earlier terminated as described below, Advisory Agreement will remain in effect for an initial period of two years from the date it first becomes effective, and will continue automatically for successive two-year renewal periods thereafter unless at least two-thirds of the independent trustees agree that (i) there has been unsatisfactory performance by the applicable Advisor that are materially detrimental to the Company or the Operating Partnership or (ii) the compensation payable to the Adviser under the Advisory Agreement is unfair; provided that the Company does not have the right to terminate the Advisory Agreement under clause (ii) above if the Adviser agrees to continue to provide the services under the Advisory Agreement at a reduced fee that is equal to the compensation that independent trustees determine to be consistent with current market level compensation rates for comparable work.

Without penalty or fee, the Company may elect not to renew an Advisory Agreement upon the expiration of the initial two-year term (or any subsequent renewal term) upon 180 days’ prior written notice to the Adviser (the “Termination Notice”). If the Company issues the Termination Notice, the Company shall be obligated to specify the reason for nonrenewal in the Termination Notice; provided, however, that in the event that such Termination Notice is given in connection with a determination that the compensation payable to the Adviser is unfair, the Adviser will have the right to renegotiate such compensation by delivering to the Company, no fewer than 60 days prior to the prospective last day of the initial term (or any subsequent renewal term) (the “Effective Termination Date”), written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intention to renegotiate its compensation under the Advisory Agreement. Thereupon, the Company (represented by the independent trustees) and the Adviser will endeavor to negotiate in good faith the revised compensation payable to the Adviser under the Advisory Agreement, provided that the Adviser and at least two-thirds of the independent trustees agree to the terms of the revised compensation to be payable to the Adviser within 60 days following the receipt of the Notice of Proposal to Negotiate or the Adviser agrees to a reduced fee as set forth in the preceding paragraph, the Termination Notice shall be deemed of no force and effect and the Advisory Agreement will continue in full force and effect on the terms stated in such Advisory Agreement, except that the compensation payable to the Adviser thereunder will be the revised compensation as determined pursuant to the foregoing procedures.

In the event that the Company and the Adviser are unable to agree to the terms of the revised compensation to be payable to the Adviser during such 60-day period, the Advisory Agreement will terminate and such termination to be effective on the date which is the later of (A) 10 days following the end of such 60-day period and (B) the Effective Termination Date originally set forth in the Termination Notice.

In addition, without payment of penalty, (i) the Company may terminate the Advisory Agreement immediately for “cause” (as defined below) or upon the bankruptcy of the Adviser and (ii) the Adviser may terminate an Advisory Agreement (a) immediately for “cause” or upon a change of control of the Company (as defined in the Advisory Agreement) or (b) upon written notice by the Adviser to the Company of its intention to decline to renew the Advisory Agreement; provided, that such written notice must be delivered no later than 180 days prior to the expiration of the initial two-year term (or any subsequent renewal term). “Cause” is defined in the Advisory Agreement to mean (a) with respect to the termination of this Agreement by the Company, (i) fraud, criminal conduct, willful misconduct or willful or gross negligent breach of fiduciary duty by the Adviser in connection with performing its duties thereunder or (ii) the breach of a material provision of the Advisory Agreement by the Adviser that has a material adverse effect on the Company or the Operating Partnership after notice of such breach and a reasonable time to cure (to the extent that such breach is curable) or (b) with respect to the termination of the Advisory Agreement by the Adviser, the breach of a material provision of the Advisory Agreement by the Company or the Operating Partnership after notice of such breach and reasonable time to cure (to the extent that such breach is curable).

In the event the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated management fee through the date of termination and the Special Limited Partner will be entitled to receive any accrued Performance Participation (defined below) as of the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Adviser will cooperate with the Company and take all reasonable steps requested to assist our board of trustees in making an orderly transition of the advisory function.

Indemnification

To the fullest extent permitted by applicable law, we will indemnify and hold harmless the Adviser and its affiliates from all losses, including reasonable attorneys’ fees, arising from or related to the performance of their duties under the Advisory Agreement, to the extent such losses are not fully reimbursed by insurance; provided, however, that we will not provide any indemnification with respect to losses arising from or related to the Adviser’s fraud, willful misconduct, gross negligence or reckless disregard of its duties under the Advisory Agreement.

To the fullest extent permitted by applicable law, the Adviser will indemnify us and the Operating Partnership from all losses, including reasonable attorneys’ fees, to the extent that such losses are not fully reimbursed by insurance and are incurred due to the Adviser’s fraud, willful misconduct, gross negligence or reckless disregard of its duties under the Advisory Agreement.

Related Party Transactions

Pursuant to the Advisory Agreement, the Adviser may not complete on our behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from, the Adviser or any of its affiliates unless such transaction is approved by a majority of our board of trustees, including a majority of the independent trustees, not otherwise interested in the transaction as being fair and reasonable to us. In addition, the Adviser may not cause us to enter into any joint venture with the Adviser or any of its Affiliates unless our board of trustees, including a majority of the independent trustees, not otherwise interested in the transaction approve the joint venture as being fair and reasonable to us and on substantially the same, or no less favorable, terms and conditions as those received by the other affiliated joint venture partners.

Management Fee, Performance Participation and Expense Reimbursement

Management Fee

Prior to the effectiveness of the Section 12(g) Registration, we will not pay the Adviser a management fee on any class of our common shares or OP Units. Following the effectiveness of the Section 12(g) Registration, we will pay the Adviser a management fee equal to (a) 0.625% of NAV with respect to Class A shares per annum, (b) 0.85% of NAV with respect to Class F-S shares, Class F-D shares and Class F-I shares per annum and (c) 1.25% of NAV with respect to Class S shares, Class D shares and Class I shares per annum. The management fee on Class E shares will be 0.0%. Additionally, to the extent that the Operating Partnership issues OP Units to parties other than the Company, the Operating Partnership will pay the Adviser a management fee equal to (i) 0.625% of the NAV of the Operating Partnership attributable to such Class A OP Units not held by us per annum, (ii) 0.85 % of the NAV of the Operating Partnership attributable to such Class F-S, Class F-D and Class F-I OP Units not held by us per annum and (iii) 1.25% of the NAV of the Operating Partnership attributable to such Class S, Class D and Class I OP Units not held by us per annum. The management fee on Class E OP Units will be 0.0%. The management fee is payable monthly in arrears, before giving effect to any accruals for the management fee, the shareholder servicing fees, the Performance Participation, or any distributions.

The management fee may be paid, at the Adviser’s election, in cash, Class E shares or Class E OP Units.

Performance Participation Interest

So long as the Advisory Agreement has not been terminated, the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive allocations from the Operating Partnership equal to, with respect to all classes of OP Units except, following the Section 12(g) Registration, Class E OP Units and Class A OP Units, 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined below) (the “Performance Participation”). The Performance Participation will not be paid on the Class E OP Units following the Section 12(g) Registration, and as a result, on such date it will become a class-specific expense. Such allocations will be made annually and accrue monthly.

With respect to Performance Participation Units (as defined below), the Special Limited Partner will be allocated a Performance Participation in an amount equal to:

•

First, if the Total Return (as defined below) for the applicable period exceeds the sum of (1) the Hurdle Amount for that period and (2) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:

•

(i) all distributions accrued or paid (without duplication) on the Class F-S OP Units, Class F-D OP Units, Class F-I OP Units, Class S OP Units, Class D OP Units, Class I OP Units, Class A OP Units (until the Section 12(g) Registration) and Class E OP Units (until the Section 12(g) Registration) (collectively referred to as the “Performance Participation Units”) outstanding at the end of such period since the beginning of the then-current calendar year, plus

•

(ii) the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Participation Units, (y) any allocation/accrual to the Performance Participation and (z) applicable shareholder servicing fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (1) include any appreciation or depreciation in the NAV of Performance Participation Units issued during the then-current calendar year but (2) exclude the proceeds from the initial issuance of such Performance Participation Units.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Performance Participation Units outstanding at the beginning of the then-current calendar year and all Performance Participation Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Performance Participation Units and all issuances of Performance Participation Units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Performance Participation Units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Performance Participation and applicable shareholder servicing fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Performance Participation Units repurchased during such period, which units will be subject to the Performance Participation upon repurchase as described below.

Except as described below in regard to Loss Carryforward Amounts, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation Units repurchased during such year, which units will be subject to the Performance Participation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Participation. This is referred to as a “High Water Mark.”

The Special Limited Partner will also be allocated a Performance Participation with respect to all Performance Participation Units that are repurchased at the end of any month (in connection with repurchases of our shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such Performance Participation.

Distributions on the Performance Participation may be payable in cash or Class E OP Units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Class E OP Units, the Special Limited Partner may request the Operating Partnership to repurchase such Class E OP Units (including any OP Units received in exchange for such Class E OP Units) from the Special Limited Partner at a later date. Any such repurchase requests will not be subject to any early repurchase deduction. The Operating Partnership will repurchase any such OP Units for the corresponding class of common shares or cash (at the Special Limited Partner’s election) unless our board of trustees determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such OP Units will be repurchased for the corresponding class of common shares.

The NAV of the Operating Partnership calculated on the last trading day of a calendar year shall be the amount against which changes in NAV are measured during the subsequent calendar year. In our first calendar year of operations, the Performance Participation will be prorated for the portion of the calendar year.

The measurement of the foregoing net assets change is also subject to adjustment by our board of trustees to account for any unit dividend, unit split, recapitalization or any other similar change in the Operating Partnership’s capital structure or any distributions made after the commencement of the private offering that the board of trustees deems to be a return of capital (if such changes are not already reflected in the Operating Partnership’s net assets).

The Special Limited Partner will not be obligated to return any portion of Performance Participation paid based on our subsequent performance.

Changes in our Operating Partnership’s NAV per unit of each class will generally correspond to changes in our NAV per share of the corresponding class of common shares. Distributions with respect to the performance participation interest are calculated from the Operating Partnership’s Total Return over a calendar year. As a result, the Special Limited Partner may be entitled to receive compensation under the Performance Participation for a given year even if some of our shareholders who purchased shares during such year experienced a decline in NAV per share. Similarly, shareholders whose shares are repurchased during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated Performance Participation at such time, even if no Performance Participation for such year is ultimately payable to the Special Limited Partner at the end of such calendar year.

In the event the Advisory Agreement is terminated, the Special Limited Partner will be allocated any accrued Performance Participation with respect to all OP Units as of the date of such termination.

Performance Participation Example

The following example illustrates how we would calculate our Special Limited Partner’s Performance Participation at the end of the year based on the assumptions set forth in rows A through F of the table below. Actual results may differ materially from the following example.

A.	Beginning NAV	$1,000,000,000

B.	Loss Carryforward Amount	—

C.	Net proceeds from new issuances	—

D.	Distributions accrued or paid(1)	60,000,000

E.	Hurdle Amount(1)	51,100,000

F.	Change in NAV prior to Performance Participation(1)	62,500,000

G.	Ending NAV (A plus F)(1)	1,062,500,000

H.	Total Return prior to Performance Participation (D plus F)(1)	122,500,000

I.	Excess Profits (H minus the sum of B and E)(1)	71,400,000

J.	Performance Participation is equal to 12.5% of Total Return (H) because the Total Return exceeds the Hurdle Amount (E) plus Loss Carryforward Amount balance (B) with enough Excess Profits (I) to achieve the full Catch-Up(1)	15,300,000

(1)

Amounts rounded to the nearest $100,000. The Hurdle Amount for any period is that amount that results in a 5% annualized internal rate of return on the NAV of the Performance Participation Units outstanding at the end of the period. An internal rate of return reflects the timing and amount of all distributions accrued or paid (without duplication) on all such Performance Participation Units and all issuances or repurchases or Performance Participation Units during the period. Internal rate of return is a metric used in business and asset management to measure the profitability of an investment, and is calculated according to a standard formula that determines the total return provided by gains on an investment over time.

Organization and Offering Expense Reimbursement

The Adviser will advance all of our organization and offering expenses (excluding upfront selling commissions, shareholder servicing fees and applicable asset-based servicing fees) through the earlier of (i) the date that our aggregate NAV is at least $1.0 billion and (ii) the first anniversary of our first property acquisition from a third party (such date, the “Expense Reimbursement Date”). Thereafter, we will reimburse the Adviser for any organization and offering expenses as and when incurred.

We will reimburse the Adviser for all such advanced expenses ratably over the 60 months one year following the Expense Reimbursement Date.

Organization and offering expenses shall include, without limitation, legal, accounting (including NAV calculation), printing, mailing, subscription processing and filing fees and offering expenses, including costs associated with technology integration between our systems and those of the participating broker-dealers, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers, reimbursements for customary travel, lodging and meals, and fees, expenses and taxes related to the filing, registration and qualification of our shares or the sale thereof under federal and state laws.

Transaction Expense Reimbursement

We do not intend to pay to the Adviser any transaction fees, such as acquisition, disposition or other similar fees in connection with our business without the approval of the board of trustees, including a majority of independent trustees. We will, however, reimburse the Adviser and its affiliates for out-of-pocket and other expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of properties and real estate-related assets, whether or not such investments are acquired, and make payments to third parties or certain of the Adviser’s affiliates in connection with making investments as described in “ —Fees from Other Services of the Adviser” below.

Operating Expense Reimbursement

The Adviser will advance all of our operating expenses through the Expense Reimbursement Date. Thereafter, we will reimburse the Adviser for any operating expenses as and when incurred.

We will reimburse the Adviser for all such advanced expenses ratably over the 60 months one year following the Expense Reimbursement Date.

Operating expenses shall include, without limitation, out-of-pocket costs and expenses the Adviser incurs in connection with the services it provides to the Company, including, but not limited to, (1) the actual cost of goods and services used by the Company and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (2) expenses of managing and operating the Company’s properties, whether payable to an affiliate or a non-affiliated person and (3) expenses related to personnel of the Adviser performing services for the Company (other than those who provide investment advisory services or serve as the Company’s non-independent trustees and executive officers), including, without limitation: (A) legal; (B) tax; (C) fund administration; (D) procurement; (E) accounting; (F) technology-related services; (G) brokerage; and (H) any other services in connection with ancillary business operations at the each property.

Fees from Other Services of the Adviser

We expect to engage and pay compensation to the Adviser or its affiliates for Property Services. “Property Services” means property services, including: (i) property management and property accounting; (ii) leasing; (iii) construction and development management; (iv) property, title and/or other type of insurance and related services; (v) asset management services; (vi) transaction support services; (vii) transaction consulting services; (viii) general contractor services; (ix) furniture-related services; (x) cable and internet services; (xi) resident portal application-related services; (xii) debt placement; (xiii) brokerage; (xiv) sales agent; (xv) brand licensing services; and (xvi) design services.

We will reimburse the Adviser or the Adviser’s affiliate, as applicable, the cost of performing such services (including employment costs and related expenses allocable thereto, as reasonably determined by the Adviser), provided that such reimbursements will not exceed the amount that would be payable by us if such services were provided by a third party on an arms-length basis. These fees, commissions, reimbursements and other costs will not offset or otherwise reduce any management fees or Performance Participation payable to the Adviser or the Special Limited Partner and will not require approval of the shareholders. Any such arrangements will be at or below market rates.

Operating Partnership Agreement

The description below of the Operating Partnership Agreement is only a summary of the material terms and provisions of the Operating Partnership Agreement and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to this Registration Statement.

Management of Our Operating Partnership

The Operating Partnership was formed on January 23, 2026 to acquire and hold assets on our behalf. We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.

We are the sole general partner of the Operating Partnership. As of the date of this Registration Statement, the only limited partners of the Operating Partnership are us and the Special Limited Partner.

As the general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. No limited partner of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. The general partner may not be removed as general partner by the limited partners. Our board of trustees will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. However, pursuant to the Advisory Agreement, we have delegated to the Adviser authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees.

A general partner is accountable to a limited partnership as a fiduciary and consequently has a duty of loyalty and good faith in handling partnership affairs. Neither we, as the general partner, nor our board of trustees is under any obligation to give priority to the separate interests of the Operating Partnership’s limited partners or our shareholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our shareholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our shareholders or the Operating Partnership’s limited partners will be resolved in favor of our shareholders. The general partner is not liable under the partnership agreement to the Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that the general partner has acted in good faith.

The partnership agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “ —Certain U.S. Tax Considerations” below.

Capital Contributions

We intend to contribute the net proceeds from our private offering, after payment of fees and expenses attributable to our offering and operations, to the Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with our private offering and our operations.

If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to a different management fee and repurchase limitations if our board of trustees concludes in good faith that such admittance is in our best interest.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the Operating Partnership. The Operating Partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners or our shareholders. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the Operating Partnership. Limited partners of any class who do not participate in the management of the Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the Operating Partnership agreement.

Partnership interests in the Operating Partnership, other than the special limited partner interest and general partner interest, are currently divided into the following classes of units: (1) Class F-S OP Units; (2) Class S OP Units; (3) Class F-D OP Units; (4) Class D OP Units; (5) Class F-I OP Units; (6) Class I OP Units; (7) Class E OP Units; and (8) Class A OP Units.

Classes of Units

In general, the Class F-S OP Units, Class S OP Units, Class F-D OP Units, Class D OP Units, Class F-I OP Units, Class I OP Units, Class E OP Units and Class A OP Units are intended to correspond on a one-for-one basis with our Class F-S shares, Class S shares, Class F-D shares, Class D shares, Class F-I shares, Class I shares, Class E shares and Class A shares, respectively. When we receive proceeds from the sale of our common shares, we will contribute such proceeds to the Operating Partnership and in return receive OP Units that correspond to the class of our shares.

In general, each OP Unit will share in distributions from the Operating Partnership when such distributions are declared by the general partner, which decision will be made in our sole discretion as the general partner.

Upon the Operating Partnership’s liquidation, each OP Unit other than Class I OP Units will automatically convert to Class I OP Units, in each case in proportion to the NAV per unit of each class, and the resulting Class I OP Units will share on a unit-by-unit basis in the assets of the Operating Partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest. In addition, a portion of the items of income, gain, loss and deduction of the Operating Partnership for U.S. federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by the Operating Partnership.

For each OP Unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional OP Units without our consent as the general partner.

The Adviser may elect to receive its management fee in cash, Class E shares or Class E OP Units. Distributions on the Special Limited Partner’s performance participation interest may be payable in cash or Class E OP Units at the election of the Special Limited Partner. See “ —Management Fee, Performance Participation and Expense Reimbursement—Performance Participation Interest” above.

For holders other than us, the Adviser or the Special Limited Partner, after owning an OP Unit for one year, OP Unit holders generally may, subject to certain restrictions, exchange OP Units for a corresponding number of common shares.

Issuance of Additional Limited Partnership Interests

As the general partner of the Operating Partnership, we have the ability to cause the Operating Partnership to issue additional limited partnership interests (including OP Units), preferred partnership interests or convertible securities.

The Operating Partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests (including OP Units) on a tax-free basis. Being able to offer an owner the opportunity to defer taxation of gain until the owner disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.

In addition, investing in the Operating Partnership, rather than in common shares, may be more attractive to certain institutional or other investors due to their business or tax structure.

Transferability of Interests

We may not transfer all or any portion of our interest in the Operating Partnership or cause the general partner to withdraw as general partner of the Operating Partnership except as provided, or in connection with a transaction contemplated, by the partnership agreement. Except as otherwise provided in the partnership agreement, we may not engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of our assets (other than in connection with a change in our state of incorporation or organizational form), in each case which results in a change of control of us, unless: (1) the consent of limited partners of the Operating Partnership holding more than 50% of the “percentage interests” (as defined below) of the limited partners is obtained; (2) the transaction in which such merger, consolidation or other combination occurs results in the limited partners of the Operating Partnership receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction; or (3) the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership. “Percentage interest” is the percentage determined by dividing (i) the OP Units owned by a partner by (ii) the total number of OP Units then outstanding.

Notwithstanding the foregoing, the general partner may transfer all or any portion of its general partner interest in the Operating Partnership to (i) any person or entity controlled by us or (ii) the owner of all of our ownership interests, and following a transfer of all of the general partner’s interest in the Operating Partnership, the general partner may withdraw as general partner of the Operating Partnership.

The limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the general partner except in certain limited situations (e.g., transfer to certain relatives) provided in the partnership agreement, provided that no transfer will be permitted if such transfer would result in certain adverse tax or regulatory consequences described in the partnership agreement.

With certain exceptions, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

Redemption Right

After a one-year holding period, each limited partner (other than us) generally has a right to request the Operating Partnership to redeem on a quarterly basis all or a portion of its OP Units for, at the sole discretion of the general partner, common shares, cash or a combination of both. Any redemption of OP Units will occur at a price based on the NAV of the OP Units on the date of redemption. In the event the general partner of the Operating Partnership elects for the holder of such OP Units to be paid in common shares, we will pay such holder a number of common shares with an aggregate NAV on the date of redemption equal to the aggregate NAV of the OP Units being redeemed.

Exculpation

The general partner will not be liable to the Operating Partnership or its limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides for the indemnification of the general partner by the Operating Partnership for liabilities the general partner incurs in dealings with third parties on behalf of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

The general partner will act as or appoint the Operating Partnership’s partnership representative, for purposes of Internal Revenue Service (the “IRS”) examinations of the Operating Partnership. Accordingly, as the general partner of the Operating Partnership, we have the authority to act as or appoint the partnership representative and make tax elections under the Code on the Operating Partnership’s behalf.

Core Spaces Investment

On February 19, 2026, Core Spaces, through its wholly owned subsidiary, made an initial investment in the Company of $1,000 for the purchase of 100 Class E common shares of beneficial interest. We expect Core Spaces or its affiliate to make an additional investment in the Company by purchasing $20 million in Class E shares (the “Core Spaces Investment”).

Class E shares received by Core Spaces in the Core Spaces Investment will be subject to a three-year lock-up from the applicable issuance date. Following the expiration of such lock-up, Core Spaces may, from time to time, request to have any Class E shares it receives in connection with the Core Spaces Investment repurchased by the Company pursuant to the share repurchase plan. Any such repurchases will be satisfied only after repurchase requests made by shareholders not affiliated with Core Spaces have been satisfied in full. In the event that the Class E shares received in the Core Spaces Investment are held by a non-affiliate of the Adviser, or if the Adviser no longer serves as the Company’s advisor, then the repurchase terms specified within this paragraph (including the three-year lock-up) shall terminate and be of no further force or effect and instead, the holder of the Class E shares received in the Core Spaces Investment may request to have additional Class E shares redeemed by the Company pursuant to the share repurchase plan pari passu with all other shareholders of the Company. Additional Class E shares received by the holder of the Core Spaces Investment by virtue of its participation in the distribution reinvestment plan shall not be subject to the restrictions set forth in this paragraph.

Allocation of Investment Opportunities

The Adviser or its affiliate has a duty to first offer to us any student housing investment that meets the investment criteria set forth in the Investment Guidelines (excluding development investments and on-campus student housing investments), subject to any equivalent duty the Adviser or its affiliate has to any Other Account. The Adviser and its affiliates do not currently have an obligation to offer investments to Other Accounts with the primary investment strategy of investing in and managing a diversified portfolio of core and core-plus student housing properties primarily in Tier 1 Markets. However, the Adviser and its affiliates may, in the future, have an obligation to offer such investments to Other Accounts. The Adviser and its affiliates manage one Other Account that is actively investing in student housing development opportunities, CSV IV, LP. This Other Account has $1.2 billion available for investment in student housing development opportunities as of March 31, 2026. In the event the Adviser identifies potential investment opportunities that also might be suitable for one or more Other Accounts and has an obligation to offer such potential investment opportunities to Other Accounts, the Adviser will allocate such investment opportunities in accordance with Core Spaces’ allocation policy.

Core Spaces has implemented an allocation policy whereby investment opportunities will be allocated. See “Item 7. Certain Relationships and Related Transactions, And Trustee Independence—Potential Conflicts of Interest—Allocation of Investment Opportunities.” This allocation policy was designed to create a methodology for allocating investment opportunities that is fair and equitable to Core Spaces’ clients over time, while balancing the needs of such clients to complete transactions on a cost-effective and timely basis.

Term

The Company has been established, and is expected to continue, for an indefinite period of time. As part of the Company’s indefinite term structure, investors may request the repurchase of their common shares on a quarterly basis. See “ —Share Repurchase Plan” below for more information regarding repurchases.

Governmental Regulations

As an owner of real estate, our operations are subject, in certain instances, to supervision and regulation by U.S. and other governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which include, among other things: (i) federal and state securities laws and regulations; (ii) federal, state and local tax laws and regulations, (iii) state and local laws relating to real property; and (iv) federal, state and local environmental laws, ordinances, and regulations.

Compliance with the federal, state and local laws described above has not had a material adverse effect on our business, assets, results of operations, financial condition and ability to pay distributions, and we do not believe that our existing portfolio will require us to incur material expenditures to comply with these laws and regulations.

Competition

We face competition from various entities for investment opportunities, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, Other Accounts with investment strategies that overlap with ours may be allocated investment opportunities, which the Adviser and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with Core Space’s prevailing policies and procedures.

In the face of this competition, we have access to the Adviser’s professionals and their industry expertise and relationships, which we believe provide us with a competitive advantage and help us source, evaluate and compete for potential investments. We believe these relationships will enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face.

Emerging Growth Company

We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our common shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. We cannot predict if investors will find our shares less attractive because we may rely on some or all of these exemptions.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering are automatically invested in additional shares of the same class. The per-share purchase price for shares purchased pursuant to the distribution reinvestment plan is equal to the transaction price at the time the distribution is payable, which generally is equal to our prior month’s NAV per share for that share class. Shareholders will not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan; however, all Class F-S shares, Class F-D shares, Class S shares, and Class D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing servicing fees. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us. See “Item 11. Description of Registrant’s Securities to be Registered—Description of Shares of Beneficial Interest—Distribution Reinvestment Plan.”

Share Repurchase Plan

While you should view your investment as long term with limited liquidity, we have adopted a share repurchase plan, whereby on a quarterly basis, shareholders may request that we repurchase all or any portion of their common shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar quarter. See “ —Repurchase Limitations” below.

You may request that we repurchase common shares through your financial advisor or directly with our transfer agent. The procedures relating to the repurchase of common shares are as follow:

•

Certain broker-dealers require that their clients process repurchases through their broker-dealer, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described under our share repurchase plan, impact the timing of a shareholder receiving repurchase proceeds and require different paperwork or process than described in our share repurchase plan. Please contact your broker-dealer first if you want to request the repurchase of your common shares.

•

Under our share repurchase plan, to the extent we choose to repurchase common shares in any particular quarter we will only repurchase common shares following the close of business as of the last calendar day of the applicable quarter (the “Repurchase Date”). To have your common shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter. Settlements of share repurchases will generally be made within three business days of the Repurchase Date. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be equal to our prior month’s NAV per share), subject to any Early Repurchase Deduction (as defined below).

•

A shareholder may withdraw his or her repurchase request by completing a repurchase withdrawal form and sending the form to the transfer agent, directly or through the shareholder’s financial intermediary. Repurchase requests must be cancelled before 4:00 p.m. (Eastern Time) on the second to last business day of the applicable quarter.

•

If a repurchase request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter, the repurchase request will be executed, if at all, on the next quarter’s Repurchase Date at the transaction price applicable to that month (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by us, in our sole discretion, and such determination shall be final and binding.

•

Repurchase requests may be made by contacting your financial intermediary. Your financial intermediary may require you to provide certain documentation or information in line with the request. Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.

•

Processed repurchases will be paid only via wire transfer. For this reason, shareholders must provide wiring instructions for their brokerage account or designated U.S. bank account. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the shareholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

•

A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects shareholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (i) the amount of the repurchase request is over $500,000; (ii) you wish to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (iii) our transfer agent cannot confirm your identity or suspects fraudulent activity.

•	If a shareholder has made multiple purchases of common shares, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.

Minimum Account Repurchases

In the event that any shareholder fails to maintain the minimum balance of $500 of our common shares or such other amount of common shares as from time to time determined by the board of trustees, we may repurchase all of the common shares held by that shareholder at the repurchase price in effect under our share repurchase plan on the date we determine that the shareholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to Early Repurchase Deduction.

Sources of Funds for Repurchases

We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, repayments from our debt investments, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources as long as we are able to pay our indebtedness as it becomes due in the usual course of business and our total assets are not less than our total liabilities.

In an effort to have adequate cash available to support our share repurchase plan and for other corporate needs, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase common shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in our private offering to fund all repurchase requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases.

Repurchase Limitations

We may repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. In addition, the aggregate NAV of total repurchases of shares (excluding any Early Repurchase Deduction) is limited to no more than 5% of our aggregate NAV per calendar quarter (measured using the aggregate NAV attributable to shareholders as of the end of the immediately preceding quarter).

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any quarter, shares submitted for repurchase during such quarter are repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable.

In the unlikely case that the repurchase price for the applicable calendar quarter is not made available by the tenth business day prior to the last business day of such quarter (or is changed after such date), then no repurchase requests will be accepted for such calendar quarter and shareholders who wish to have their common shares repurchased the following calendar quarter must resubmit their repurchase requests.

Should repurchase requests, in our discretion, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on our company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other investments rather than repurchasing our shares is in the best interests of our company as a whole, we may choose to repurchase fewer shares in any particular quarter than have been requested to be repurchased (including relative to the quarterly limits described above), or none at all. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interests and the best interests of our shareholders. Material modifications, including any amendment to the 5% quarterly limitations on repurchases, to and suspensions of the share repurchase plan will be promptly disclosed to shareholders. In addition, we may determine to suspend the share repurchase plan due to regulatory changes, due to changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Once the share repurchase plan is suspended, our board of trustees must affirmatively authorize the recommencement of the plan before shareholder requests will be considered again. Our board of trustees may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our shareholders receive liquidity for their shares, such as a sale or merger of our company or listing of our shares on a national securities exchange.

Any Class E shares received by Core Spaces in the Core Spaces Investment will be subject to a three-year lock-up from the applicable issuance date. Following the expiration of such lock-up, Core Spaces may, from time to time, request to have any Class E shares it receives in connection with the Core Spaces Investment repurchased by us pursuant to the share repurchase plan. Any such repurchases will be satisfied only after repurchase requests made by shareholders not affiliated with Core Spaces have been satisfied in full. In the event that the Class E shares received in the Core Spaces Investment are held by a non-affiliate of the Adviser, or if the Adviser is no longer serving as our adviser, then the repurchase terms specified within this paragraph (including the three-year lock-up) shall terminate and be of no further force or effect and instead, the holder of the Class E shares received in the Core Spaces Investment may request to have additional Class E shares repurchased by us pursuant to the share repurchase plan pari passu with all other shareholders of the Company. Additional Class E shares received by the holder of the Core Spaces Investment by virtue of its participation in the distribution reinvestment plan shall not be subject to the restrictions set forth in this paragraph.

Class A shares will be subject to a three-year lock-up from the applicable issuance date. Following the expiration of such lock-up, Class A shareholders may, from time to time, request to have their Class A shares repurchased by us pursuant to the share repurchase plan. Additional Class A shares received by a Class A shareholder by virtue of its participation in the distribution reinvestment plan shall not be subject to the restrictions set forth in this paragraph.

Shares or units held by the Adviser or its affiliates acquired as payment of the Adviser’s management fee (and shares received in lieu of cash distributions on such shares), as reimbursements of expenses, or for the performance participation interest held by the Special Limited Partner will not be subject to the share repurchase plan, including with respect to any repurchase limitations or the Early Repurchase Deduction. Notwithstanding the foregoing, our independent trustees oversee the repurchase activity of the Adviser and its affiliates, and the approval of our independent trustees is required for any repurchase request of the Adviser or its affiliates for shares received as payment for the management fee, reimbursements of expenses, or for the performance participation interest that, when combined with any shareholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the quarterly repurchase limitation of our share repurchase plan, and any such approval must find that the repurchase would not impair our capital or operations and be consistent with the duties of our independent trustees.

Early Repurchase Deduction

There is no minimum holding period for common shares and shareholders can request that we repurchase their common shares at any time. However, subject to limited exceptions, common shares tendered for repurchase within the first 12 months of issuance are subject to an early repurchase deduction of 2% of the repurchase price (the “Early Repurchase Deduction”). The 12 month holding period is inclusive of the month the shareholder purchases the shares and the month when the shares are repurchased. This Early Repurchase Deduction will also generally apply to minimum account repurchases. The Early Repurchase Deduction will not apply to common shares acquired through our distribution reinvestment plan. Any common shares issued in exchange for OP Units will not be subject to the Early Repurchase Deduction if such OP Units have been held for at least one year.

The Early Repurchase Deduction will inure indirectly to the benefit of our remaining shareholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common shares. We may, from time to time and in our discretion, waive the Early Repurchase Deduction in the following circumstances:

•	repurchases resulting from death or qualifying disability;

•	in the event that a shareholder’s shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; or

•	due to trade or operational error.

As set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of shares resulting from the death of a shareholder who is a natural person, subject to the conditions and limitations described above, including common shares held by such shareholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the shareholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. We must receive the written repurchase request within 12 months after the death of the shareholder for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a shareholder. Such a written request must be accompanied by a certified copy of the official death certificate of the shareholder. If spouses are joint registered holders of shares, the request to have the common shares repurchased may be made if either of the registered holders dies. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Repurchase Deduction upon death does not apply.

Furthermore, as set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of common shares held by a shareholder who is a natural person who is deemed to have a qualifying disability (as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described above, including common shares held by such shareholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such shareholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the shareholder became a shareholder. We must receive the written repurchase request within 12 months of the initial determination of the shareholder’s disability for the shareholder to rely on any of the waivers described above that may be granted in the event of the disability of a shareholder. If spouses are joint registered holders of common shares, the request to have the common shares repurchased may be made if either of the registered holders acquires a qualifying disability. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Repurchase Deduction upon disability does not apply.

Items of Note

When you make a request to have common shares repurchased, you should note the following:

•	if you are requesting that some but not all of your common shares be repurchased, keep your balance above $500 to avoid minimum account repurchase, if applicable;

•	you will not receive interest on amounts represented by uncashed repurchase checks;

•	under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and

•

all common shares requested to be repurchased must be beneficially owned by the shareholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the shareholder of record of the common shares or his or her estate, heir or beneficiary, and such common shares must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the common shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the common shares, we will not be obligated to repurchase any common shares subject to the lien.

IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for common shares sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the repurchase authorization form, we will utilize the first-in-first-out method.

Frequent Trading and Other Policies

We may reject for any reason, or cancel as permitted or required by law, any purchase orders for common shares. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our common shares can harm shareholders in various ways, including reducing the returns to long-term shareholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the common shares of long-term shareholders.

In general, shareholders may request that we repurchase their common shares once every 90 days. However, we prohibit frequent trading. We define frequent trading as follows:

•	any shareholder who requests that we repurchase its common shares within 30 calendar days of the purchase of such common shares;

•	transactions deemed harmful or excessive by us (including patterns of purchases and repurchases), in our sole discretion; and

•	transactions initiated by investment professionals, among multiple shareholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:

•	purchases and requests for repurchase of our common shares in the amount of $2,500 or less;

•	multiple repurchases within 180 days if we have pro rated redemptions due to repurchase requests exceeding the 5% quarterly limitation;

•	purchases or repurchases initiated by us; and

•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At our discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90- or 180-day suspension, any transaction restrictions placed on a shareholder may be removed.

Mail and Telephone Instructions

We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized shareholder transactions if we reasonably believe that such instructions were genuine. Our transfer agent has established reasonable procedures to confirm that instructions are genuine, including requiring the shareholder to provide certain specific identifying information on file and sending written confirmation to shareholders of record. Shareholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the shareholder, or its agent, should contact his, her or its investment professional as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the investment professional of any liability with respect to the discrepancy.

Human Capital

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates pursuant to the terms of the Advisory Agreement. See “ —Advisory Agreement” above.

Our Private Offering

Subscriptions to purchase our common shares may be made on an ongoing basis, but investors may only purchase common shares pursuant to accepted subscription orders as of the first business day of each month, and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common shares being subscribed at least five business days prior to the first business day of the month (unless waived by the Adviser). A subscription order may be cancelled at any time before it has been accepted. Notwithstanding the foregoing, we may accept subscriptions for and issue Class A shares and Class E shares at times other than the first business day of each month. Such Class A shares and Class E shares will be sold at the most recently published transaction price.

Shares will generally be sold at the then-current transaction price, which will generally be the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions. Although the price investors pay for our common shares will generally be based on the prior month’s NAV per share, the NAV per share for the month in which an investor makes its purchase may be significantly different. We may offer shares at a price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share (including by updating a previously available offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because shareholder servicing fees are charged differently with respect to each class. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason. Investors may only purchase our common shares pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common shares being subscribed at least five business days prior to the first business day of the month. If a purchase order is received less than five business days prior to the first business day of the month, unless waived by the Adviser, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions. As a result of this process, the price per share at which an order is executed may be different than the price per share for the month in which the investor submitted their purchase order.

Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. Through our website at www.CoreUniversityLivingREIT.com and through current reports on Form 8-K filed with the SEC, investors will have information about the transaction price and NAV per share.

Dealer Manager Agreement

We have entered into the Dealer Manager Agreement with the Dealer Manager, pursuant to which the Dealer Manager has agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of our common shares, which we refer to as “participating broker-dealers,” certain registered investment advisers, which we refer to as “selected RIAs,” and other qualified institutions (including bank trust departments). The Dealer Manager will also coordinate our marketing and distribution efforts with participating broker-dealers and their registered representatives, with selected RIAs and other qualified financial institutions, with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We do not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our common shares. The Dealer Manager is not an affiliate of us or the Adviser.

The Dealer Manager also provides broker-dealer licensing and supervisory services to certain distribution personnel employed by Core Spaces and its affiliates. Pursuant to this arrangement, Core Spaces or its affiliate may pay compensation to the Dealer Manager, which the Dealer Manager may in turn pay to registered representatives engaged in wholesaling activities on behalf of Core Spaces. Such compensation is borne solely by Core Spaces and is not charged to us or our shareholders, nor is it included in the underwriting compensation payable in connection with this offering. Investors should be aware that this dual role may represent a conflict of interest, as Chauner Securities, Inc. has a financial relationship with Core Spaces independent of its role as Dealer Manager.

Pursuant to the Dealer Manager Agreement, the Dealer Manager will receive underwriting compensation as set forth below.

Upfront Selling Commissions

Class F-S Shares and Class S Shares

Subject to any discounts provided by financial advisors or participating broker-dealers, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class F-S share and Class S share sold in the primary offering. All or a portion of the upfront selling commissions are retained by, or reallowed (paid) to, participating broker-dealers. No upfront selling commissions are paid with respect to Class F-S shares and Class S shares sold pursuant to our distribution reinvestment plan.

Class F-D Shares and Class D Shares

Subject to any discounts provided by financial advisors or participating broker-dealers, the Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class F-D share and Class D share sold in the primary offering. All or a portion of the upfront selling commissions are retained by, or reallowed (paid) to, participating broker-dealers. No upfront selling commissions are paid with respect to Class F-D shares and Class D shares sold pursuant to our distribution reinvestment plan

Class F-I Shares, Class I Shares, Class E Shares and Class A Shares

No upfront selling commissions are paid with respect to Class F-I shares, Class I shares, Class E shares and Class A shares sold in our private offering.

Upfront Dealer Manager Fees

CS Management Holdings, LLC, an affiliate of Core Spaces (“CS Management”), without reimbursement by the Company, will pay to the Dealer Manager an upfront dealer manager fee of 0.25% of the transaction price per share of each Class D, Class F-D, Class S and Class F-S share sold. Such upfront dealer manager fee will be paid monthly.

CS Management will not pay to the Dealer Manager any upfront dealer manager fees in respect of the purchase of any Class E shares, Class F-I shares, Class I shares, Class A shares or shares sold pursuant to our distribution reinvestment plan.

Shareholder Servicing Fees

Subject to certain limitations described below, we pay the Dealer Manager selling commissions over time as a shareholder servicing fee, payable monthly at the annual rates set forth below based on the aggregate NAV of the particular share class.

Annual Ongoing Shareholder Servicing Fee
Class F-S shares	0.85%
Class S shares	0.85%
Class F-D shares	0.25%
Class D shares	0.25%
Class F-I shares	None
Class I shares	None
Class E shares	None
Class A shares	None

The shareholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers. Because the shareholder servicing fees with respect to Class F-S shares, Class S shares, Class F-D shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, they reduce the NAV with respect to all shares of each such class, including shares sold pursuant to our distribution reinvestment plan.

We will cease paying the shareholder servicing fee with respect to any Class S shares, Class F-S shares, Class D shares and Class F-D shares held in a shareholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent or another agent selected by us determines that total upfront selling commissions and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued. At the end of such month, such Class F-S shares and Class F-D shares (and any common shares issued under the distribution reinvestment plan upon the reinvestment of distributions paid with respect to such shares or with respect to any shares issued under the distribution reinvestment plan directly or indirectly attributable to such shares) will convert into a number of Class F-I shares or fraction thereof, as applicable, with an equivalent aggregate NAV as such common shares. Additionally, at the end of such month, such Class S shares and Class D shares (and any common shares issued under the distribution reinvestment plan upon the reinvestment of distributions paid with respect to such shares or with respect to any shares issued under the distribution reinvestment plan directly or indirectly attributable to such shares) will convert into a number of Class I shares or fraction thereof, as applicable, with an equivalent aggregate NAV as such common shares.

Eligibility to receive the shareholder servicing fee is conditioned on a broker-dealer providing the following ongoing services with respect to the Class F-S shares, Class S shares, Class F-D shares or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker-dealer is not eligible to receive the shareholder servicing fee due to failure to provide these services, the Dealer Manager will waive the shareholder servicing fee that broker-dealer would have otherwise been eligible to receive. The shareholder servicing fees are ongoing fees that are not paid at the time of purchase.

Asset-Based Servicing Fee

Until the one-year anniversary from the effective date of the Dealer Manager Agreement, CS Management, without reimbursement by the Company, will pay to the Dealer Manager an asset-based servicing fee with respect to the outstanding Class D, Class F-D, Class S and Class F-S shares (including distribution reinvestment plan shares sold on such shares). Thereafter, we will pay the asset-based servicing fee. The asset-based servicing fee will be paid monthly based on the total NAV of the Class D, Class F-D, Class S and Class F-S shares as follows:

Total Assets Under Management[1]	Class S and Class F-S Asset-Based Servicing Fee
Up to $499,999,999	0.10% per annum of the aggregate NAV of the outstanding Class S and Class F-S shares
$500,000,000 to $1,499,999,999	0.075% per annum of the aggregate NAV of the outstanding Class S and Class F-S shares
$1,500,000,000 and over	0.05% per annum of the aggregate NAV of the outstanding Class S and Class F-S shares

(1)	Calculated at fair value in accordance with the Company’s valuation guidelines.

Total Assets Under Management[1]	Class D and Class F-D Asset-Based Servicing Fee
Up to $999,999,999	0.05% per annum of the aggregate NAV of the outstanding Class D and Class F-D shares
$1,000,000,000 and over	0.025% per annum of the aggregate NAV of the outstanding Class D and Class F-D shares

(1)	Calculated at fair value in accordance with the Company’s valuation guidelines.

Class F-I shares, Class I shares, Class E shares and Class A shares are not subject to asset-based servicing fees. Because the asset-based servicing fees are calculated based on our NAV for our Class F-S shares, Class S shares, Class F-D shares and Class D shares, once paid by the Company, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class.

CS Management or the Company, as applicable, will cease paying asset-based servicing fees upon the earliest of: (1) a listing of Class I shares or (2) the Company’s merger or consolidation with or into another entity in which it is not the surviving entity, or the sale or other disposition of all or substantially all of the Company’s assets, in each case in a transaction in which our shareholders receive cash, securities listed on a national exchange or a combination thereof.

Retainer of the Dealer Manager

CS Management, without reimbursement by the Company, will pay to the Dealer Manager a monthly retainer in the amount of $15,000 during the private offering; provided that, if, in any calendar year, the total upfront dealer manager fees received by the Dealer Manager from the sale of Class F-S, Class S, Class F-D and Class D shares exceeds $400,000, the monthly retainer will not be paid for the remainder of such calendar year.

Other Compensation

We, Core Spaces or its affiliate may also pay directly, or reimburse the Dealer Manager if the Dealer Manager pays on our behalf, any organization and offering expenses (other than upfront selling commissions, upfront dealer manager fees, shareholder servicing fees and asset-based servicing fees), subject to the limitations described herein. The Adviser or its affiliate may pay to broker-dealers, financial institutions and other intermediaries, without reimbursement by us, additional compensation with respect to common shares sold by such party.

Indemnification

To the extent permitted by law, we will indemnify the participating broker-dealers and the Dealer Manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, the private placement memorandum or approved sales literature.

Reporting Obligations

We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.

We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.

Certain U.S. Tax Considerations

The discussion of tax matters set forth in this Registration Statement was not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. Each prospective investor should seek advice based on its particular circumstances from an independent tax adviser.

The following summary describes certain material U.S. federal income tax considerations relating to the ownership of our common shares as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common shares held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “ —Taxation of Tax-Exempt Holders of Our Common Shares” below), insurance companies, persons holding common shares as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or U.S. holders of common shares whose “functional currency” is not the U.S. dollar. This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations. Furthermore, the discussion below is based upon the provisions of the Code and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, resulting in U.S. federal income tax consequences different from those discussed below.

The One Big Beautiful Bill Act, which was signed into law on July 4, 2025, made significant changes to the U.S. federal income tax laws in various areas. Among the notable changes, the One Big Beautiful Bill Act permanently extended certain provisions that were enacted in the Tax Cuts and Jobs Act of 2017, most of which were set to expire after December 31, 2025. Further changes to the tax laws are possible. Prospective shareholders are urged to consult with their tax advisors with respect to the impact of regulatory or administrative developments and proposals and their potential effect on investment in our common shares.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common shares has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder holding our common shares will depend on the shareholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INTERESTS IN THE COMPANY.

Our Taxation as a REIT

We are organized and operate in a manner intended to allow us to qualify for taxation as a REIT under the Code. We intend to elect to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2026. Furthermore, we intend to operate in such a manner as to continue to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of trustees determines that REIT qualification remains in our best interest.

We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT qualification requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of gross income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “ —Failure to Qualify.”

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its shareholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder and administrative interpretations thereof.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “ —Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “ —Failure to Qualify.”

Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate, to the extent distributed to our shareholders as a dividend, is taxed only at the shareholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•

We will pay U.S. federal income tax on our taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time after, the calendar year in which the income is earned.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, unless we qualify for a safe harbor exception, such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest corporate income tax rate.

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•

If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “ —Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate income tax rate.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “ —Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

If we elect to retain and pay income tax on our net long-term capital gain, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income and would receive a credit or a refund for its proportionate share of the tax we paid.

•

We will be required to pay a 100% excise tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income” resulting from non-arm’s-length transactions involving our taxable REIT subsidiaries.

•

If we acquire any assets in a carry-over basis transaction from a non-REIT C corporation that does not elect to recognize its built-in gain in such assets, i.e., the excess of the fair market value of such assets over the adjusted basis of such assets at the time we acquire such assets, we would be subject to tax at the highest regular corporate rate on the built-in gain if we dispose of that built-in gain asset during the five-year period following its acquisition.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests described below regarding its gross income, assets and distributions.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year, but neither condition (5) nor (6) applies to the first taxable year for which an election to be taxed as a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our Declaration of Trust contains restrictions regarding the ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our Declaration of Trust restricting the ownership and transfer of our shares are described in “Item 11. Description of Registrant’s Securities to be Registered—Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our shares requesting information regarding the actual ownership of our shares (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of specified percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record-keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes (for purposes of this discussion, references to “partnership” include a limited liability company or other entity treated as a partnership for U.S. federal income tax purposes, and references to a partner include a member in such limited liability company or other entity), Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets for purposes of the asset tests described below and to earn its proportionate share of the partnership’s gross income for purposes of the gross income tests described below, based on its pro rata share of capital interests in the partnership. However, solely for purposes of the 10% value test described below (see “ —Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes certain securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as our assets and items of gross income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Tax liability is imposed on a partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners. If any adjustments are imposed by the IRS on the taxable income reported by any partnership in which we own an interest, we intend to utilize certain rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of the partnership who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for certain of the partnerships in which we hold interests.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. A qualified REIT subsidiary is a corporation or other entity that otherwise would be treated as a corporation for U.S. federal income tax purposes, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly owned by us, including single-member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the gross income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

If a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “ —Asset Tests” and “ —Gross Income Tests.”

Taxable REIT Subsidiaries

A “taxable REIT subsidiary” (or “TRS”) is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our shareholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary or a REIT. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries for taxable years ending on or before December 31, 2025. For taxable years beginning after December 31, 2025, that percentage limit is increased from 20% to 25%.

Assets owned, and income earned, by a taxable REIT subsidiary is not attributed to the REIT for purposes of the gross income and asset tests. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income for purposes of our gross income tests. As a result, income that might not be qualifying income for purposes of the gross income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as advisory fees, to own assets that give rise to gross income that would not qualify for the gross income tests, such as income from an ownership interest in a hotel, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest and redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our TRSs. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined TRS service income generally means the additional gross income a TRS would recognize if it were paid an arm’s-length fee for services provided to, or on behalf of, us.

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•

amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•

interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest (including interest income from debt instruments issued by publicly offered REITs) and (iii) gain from the sale or disposition of stock or securities that need not have any relation to real property (including gain from the sale or other disposition of debt instruments issued by publicly offered REITs).

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if our failure to meet the tests is due to reasonable cause and not due to willful neglect and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “ —Taxation of REITs in General” above.

Gross income from a prohibited transaction, i.e., a sale of property that we hold primarily for sale to customers in the ordinary course of business and that does not satisfy a safe harbor under the Code, is excluded from both the numerator and the denominator in both gross income tests. In addition, certain hedging income and foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we intend to manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends

We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Our dividend income from the ownership of stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and interest will qualify for purposes of the 75% gross income test only to the extent that it is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

We expect that, if we invest in CMBS and RMBS, we generally will be treated as holding either interests in a grantor trust or interests in a real estate mortgage investment conduit (“REMIC”) for U.S. federal income tax purposes and that all interest income from such CMBS and RMBS will be qualifying income for the 95% gross income test. In the case of CMBS and RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS and RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.

Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Rents from Real Property

Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. We also may lease “qualified lodging facilities” and “qualified health care properties” to a TRS if the TRS engages an “eligible independent contractor” to manage such properties. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive any income if certain requirements are satisfied. We may also own an interest in a taxable REIT subsidiary that provides non- customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received, by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such services are not treated as rent for purposes of the gross income tests.

We intend to cause any services that are not “usually or customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” that is adequately compensated, from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary or otherwise in this regard.

Prohibited Transactions Tax

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gain from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property

Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Foreign Currency Gain

Certain foreign currency gains that we recognize will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) debt obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash from, or proceeds from disposition of, such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and, consequently, accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, if any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or if payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders. Also, we generally will be required to take certain amounts into income no later than the time they are reflected on certain financial statements.

As a result of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “ —Annual Distribution Requirements Applicable to REITs” below.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	interests in personal property that generates rents from real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items (including certain receivables);

•	government securities;

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

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Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

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For taxable years ending on or before December 31, 2025, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. For taxable years beginning after December 31, 2025, that percentage limit is increased from 20% to 25%.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

A debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt even if the loan is not fully secured by real property. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

Notwithstanding the general rule, as noted above, that for purposes of the gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset-value test, as explained below) where such REIT is a publicly offered REIT.

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% asset-value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the straight debt safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset-value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “ —Gross Income Tests.” In applying the 10% asset-value test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those asset tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election.

We monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may nevertheless maintain its qualification if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements Applicable to REITs

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to:

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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend in January of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute dividends equal to at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

If in the future we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) generally will not affect the character, in the hands of our shareholders, of any dividends that actually are made as ordinary dividends or capital gain; and (2) cannot be passed through to or used by our shareholders.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional shares.

We may elect to retain rather than distribute all or a portion of our net capital gain and pay the tax on the gain. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gain in income as long-term capital gain and receive a credit for their share of the tax paid by us. Our shareholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirement. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes or due to allocations of net income from partnerships in excess of distributions received therefrom. In addition, we may prefer to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. If such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short- term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, our own shares). Under IRS Revenue Procedure 2017-45, if we qualify as a publicly offered REIT, we may give shareholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common shares. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirements for that year by paying deficiency dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

We generally will be required to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. Additionally, business interest deductions for businesses, whether in corporate or pass-through form, are generally limited to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. Treasury regulations define interest expansively to cover various amounts not otherwise treated as interest. This limitation could apply to the Operating Partnership, underlying partnerships and our TRS. This limitation on business interest deductions does not apply to an “electing real property trade or business.” One consequence of electing to be an “electing real property trade or business” is that certain accelerated expensing rules will not apply to property used in an electing real property trade or business and less favorable depreciation methods will apply. In addition, under Section 172 of the Code, our deduction for any net operating loss carryforwards arising from losses we incur is limited to 80% of our annual REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may not be carried back, but may be carried forward indefinitely.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax for Non-Arm’s-Length Transactions with TRSs

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s- length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arm’s-length negotiations.

Record Keeping Requirements

We are required to comply with applicable recordkeeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding common shares.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the gross income tests or asset tests, we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate income tax rates. This would significantly reduce both our cash available for distribution to our shareholders, and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to shareholders and any distributions that are made will not be deductible by us. Moreover, all distributions to shareholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends as “qualified dividend income.” Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships

All or substantially all of our assets will be held through the Operating Partnership. In addition, the Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies that are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities that are not required to pay U.S. federal income tax except as discussed below under “ —Entity Classification.” Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company.

Entity Classification

Our interests in the Operating Partnership and any subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If the Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay a corporate income tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “ —Failure to Qualify” for a discussion of the effects of our failure to meet the asset and gross income tests. In addition, a change in the tax status of the Operating Partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that the Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Under the rules for U.S. federal income tax audits of partnerships, such audits will continue to be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under the alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If a partnership elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any partnership in which we hold an interest will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment.

Allocations of Income, Gain, Loss and Deduction

A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation may be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

Tax Allocations with Respect to the Properties

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property may be contributed to the Operating Partnership in exchange for Operating Partnership interests. In such case, allocations must be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the general partner under the partnership agreement. Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Taxation of U.S. Holders of Our Shares

U.S. Holder

As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common shares that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common shares, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common shares that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally

As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or qualified dividend income will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gain rates that currently generally apply to qualified dividend income distributed by non-REIT C corporations to certain non-corporate U.S. holders. However, non-corporate U.S. holders will be entitled to deduct up to 20% of “qualified REIT dividends” (i.e., dividends other than capital gain dividends and dividends attributable to qualified dividend income received by us) they receive. The amount of the deduction may be up to 20% of the amount of the non-corporate U.S. holder’s aggregate qualified REIT dividends, but may be less than 20% of the amount of the U.S. holder’s qualified REIT dividends if the U.S. holder has losses from publicly traded partnerships or the U.S. holder’s taxable income, not taking into account net capital gain, is less than the amount of the U.S. holder’s qualified REIT dividends. In addition, Treasury regulations under section 199A of the Code impose a minimum holding period for the 20% deduction that was not set forth in the Code. Under the Treasury regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. holder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the U.S. holder’s shares. Rather, such distributions will reduce the U.S. holder’s adjusted basis in the shares. To the extent that distributions exceed the adjusted basis of a U.S. holder’s shares, the U.S. holder generally must include such excess in income as long-term capital gain if the shares have been held for more than one year, or as short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend in January of the following year, we will be treated as having paid the dividend, and U.S. holders will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends

We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our shares as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the shareholders have held their shares. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the shareholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require shareholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long- term capital gain their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our shares will increase its basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately. Alternatively, we could pay tax on such long-term capital gain and not adopt the credit regime discussed herein.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock consist proportionately of dividends of a particular type.

Qualified Dividend Income

Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate and are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our undistributed REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company)

or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States or is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or if the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividends are paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our shareholders, the shareholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the shareholder will only be eligible to treat the dividend as qualifying dividend income if the shareholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a shareholder will be required to hold our shares for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the shares become ex-dividend.

Sales of Our Common Shares

Upon any taxable sale or other disposition of our common shares (except pursuant to a repurchase by us, as described below), a U.S. holder of our common shares will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common shares for tax purposes.

Gain or loss will be capital gain or loss if the common shares has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common shares by a U.S. holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Repurchases of Our Common Shares

A repurchase of our common shares will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common shares discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common shares, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common shares actually owned, as well as common shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, generally must be taken into account. The sale of common shares pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then-outstanding voting shares owned by the holder immediately after the sale is less than 80% of the percentage of our voting shares owned by the holder determined immediately before the sale. The sale of common shares pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our shares as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “ —Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common shares taxable as a dividend in the amount of their increased percentage ownership of our common shares as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Passive Activity Loss, Excess Business Loss and Investment Interest Limitation

Dividends that we distribute and gains arising from the disposition of our common shares by a U.S. holder will not be treated as passive activity income, and therefore, U.S. holders will not be able to apply any “passive activity losses” against such income. Similarly, for taxable years beginning after December 31, 2020, non-corporate U.S. holders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common shares. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Medicare Tax

Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common shares and dividends. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual. The 20% deduction for qualified REIT dividends discussed above is not taken into account in computing net investment income.

Taxation of Non-U.S. Holders of Our Shares

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules.

We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of our common shares, including any reporting requirements.

Distributions

Distributions by us to a non-U.S. holder that are neither attributable to gain from sales or exchanges by us of United States real property interests (“USRPI”) within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal withholding tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from

REITs or only apply to dividends from REITs in certain circumstances. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to U.S. federal income tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common shares will reduce the non-U.S. holder’s adjusted basis in its common shares and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common shares will be treated as gain from the sale of its shares, the tax treatment of which is described below under “ —Sales of Our Common Shares.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution as if it were a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common shares constitute a USRPI with respect to such non-U.S. holder, as described below under “ —Sales of Our Common Shares.” This withholding would apply even if the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation unless:

•

the investment in the common shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under FIRPTA, distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a U.S. trade or business. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. In the case of a non-U.S. holder that is a corporation, this gain may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. A distribution is not attributable to a USRPI if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS tax at the highest corporate income tax rate on any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 21% of a distribution that could have been designated as a capital gain dividend with respect to gains from dispositions of USRPIs. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the FIRPTA withholding tax would not apply to any capital gain dividend with respect to any class of our shares that is “regularly traded” on an established securities market located in the United States if the non- U.S. holder did not own more than 10% of such class of shares at any time during the one-year period ending on the date of such dividend. Instead, any such capital gain dividend would be treated as a distribution subject to the rules discussed above with respect to ordinary dividends. Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common shares will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gain in respect of the shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gain, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Shares

Subject to the discussion below under “ —Repurchases of Our Common Shares,” gain recognized by a non-U.S. holder upon the sale or exchange of our shares generally would not be subject to U.S. taxation unless:

•

the investment in our common shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•

the non-U.S. holder is not a “qualified shareholder” or a “qualified foreign pension fund” (each as defined in the Code) and our common shares constitutes a USRPI within the meaning of FIRPTA, as described below.

We anticipate that our common shares will constitute a USRPI within the meaning of FIRPTA unless we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our shares is held directly or indirectly by non-U.S. holders. No assurance can be given, however, that we are or will be a domestically controlled REIT.

Prospective investors are urged to consult with their tax advisors regarding the application and impact of these rules.

Even if we were not a domestically controlled REIT, a sale of common shares by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a USRPI if:

•	our common shares were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•

the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common shares at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

However, it is not anticipated that our common shares will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common shares were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA, the purchaser of common shares (including us, in the case of a repurchase) may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Shareholders

Subject to the exception discussed below, a qualified shareholder who holds our common shares directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common shares. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common shares, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors in a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common shares (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA and FIRPTA withholding.

Qualified Foreign Pension Funds

A qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) that holds our common shares directly or indirectly (through one or more partnerships) will not be subject to tax under FIRPTA or to FIRPTA withholding on distributions by us or dispositions of our common shares.

We urge non-U.S. holders to consult their own tax advisors to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund.

Repurchases of Our Common Shares

A repurchase of our common shares that is not treated as a sale or exchange will be taxed in the same manner as distributions under the rules described above. See “ —Taxation of U.S. Holders of Our Common Shares—Repurchases of Our Common Shares” for a discussion of when a repurchase will be treated as a sale or exchange and related matters.

A repurchase of our common shares generally will be subject to tax under FIRPTA to the extent that our common shares constitute USRPIs and the non-U.S. holder recognizes gain or the distribution in the repurchase is attributable to gains from our dispositions of USRPIs. To the extent the distribution is not attributable to gains from our dispositions of USRPIs, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “ —Sales of Our Common Shares” above. The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of USRPIs (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of USRPIs. Due to the uncertainty, we may withhold at the top corporate income tax rate from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

U.S. Federal Income Tax Returns

If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common shares or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common shares, including any reporting requirements.

Foreign Account Tax Compliance Act

Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% is required on dividends paid in respect of shares of our common shares to certain foreign financial institutions (including investments funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held may affect the determination of whether such withholding is required. Similarly, dividends paid in respect of our shares to an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. While withholding under FATCA would also have applied to payments of gross proceeds from the disposition of stock after December 31, 2018, proposed Treasury regulations eliminate FATCA withholding on gross proceeds payments. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury Regulations are issued. Non-U.S. shareholders are encouraged to consult with their tax advisors regarding the possible implications of these rules on their investment in our common shares.

Taxation of Tax-Exempt Holders of Our Common Shares

Provided that a tax-exempt holder has not held its common shares as “debt-financed property” within the meaning of the Code and our shares are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common shares will not constitute UBTI unless the tax-exempt holder has held its common shares as debt-financed property within the meaning of the Code or has used the common shares in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association or supplemental unemployment benefit trust exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) and (c)(17) of the Code, respectively, or a single-parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common shares will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set-aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look-through” exception with respect to pension trusts). We cannot assure you that we will not become a “pension-held REIT.” Specifically, notwithstanding our Declaration of Trust’s restrictions on the number of shares that a person may own, we anticipate that the ownership of our shares by one or more pension trusts may cause us to become a “pension-held REIT.”

Prospective tax-exempt holders are urged to consult their tax advisers regarding the impact of U.S. federal, state, local and foreign income tax laws on their acquisition, ownership and disposition of our shares, including any reporting requirements.

Distribution Reinvestment Plan

Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participants and will retain the character and U.S. federal income tax consequences applicable to all distributions. Shares received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Backup Withholding Tax and Information Reporting

U.S. Holders of Common Shares

In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common shares held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Broker-dealers that are required to report the gross proceeds from a sale of our common shares on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common shares sold and whether any gain or loss with respect to such shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common shares sold, in which case your broker-dealer will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Shares

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non- U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal income tax laws and interpretations thereof could adversely affect an investment in our common shares.

State and Local Taxes

We and our shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common shares.

Tax Shelter Reporting

If a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Certain ERISA Considerations

Employee benefit plans that are subject to the fiduciary provisions of ERISA (including, without limitation, pension and profit-sharing plans), plans that are subject to Section 4975 of the Code (including, without limitation, IRAs and Keogh plans) and entities deemed to hold “plan assets” of any of the foregoing (each, a “Benefit Plan Investor”), as well as governmental plans and other U.S. employee benefit plans, accounts or arrangements that are not subject to the fiduciary provisions of ERISA or Section 4975 of the Code, and trusts or other entities supporting or holding the assets of any of the foregoing (collectively, with Benefit Plan Investors, referred to as “Plans”), may generally invest in the Company, subject to the following considerations. The Company intends to conduct its affairs and operations in such a manner so that the assets of the Company will not be treated as “plan assets” for purposes of ERISA or Section 4975 of the Code, by relying on either the 25% Test, qualifying as an operating company, or meeting the requirements for a “publicly offered security.”

General Fiduciary Considerations for Investment in the Company by U.S. Plan Investors

The fiduciary provisions of ERISA, and the fiduciary provisions of pension codes applicable to governmental or other U.S. employee benefit plans or retirement arrangements that are not subject to ERISA may impose limitations on investment in the Company. Fiduciaries of Plans, in consultation with their advisors, should consider, to the extent applicable, the impact of such fiduciary rules and regulations on an investment in the Company. Among other considerations, the fiduciary of a Plan should take into account the composition of the Plan’s portfolio with respect to diversification; the cash flow needs of the Plan and the effects thereon of the illiquidity of the investment; the economic terms of the Plan’s investment in the Company; the Plan’s funding objectives; the tax effects of the investment and the tax and other risks described in the sections of this Registration Statement discussing tax considerations and risk factors; the fact that the investors in the Company are expected to consist of a diverse group of investors and the fact that the management of the Company will not take the particular objectives of any investor or class of investors into account.

Plan fiduciaries should also take into account the fact that, while the Board and the Adviser will have certain general fiduciary duties to the Company, the Adviser will not have any direct fiduciary relationship with or duty to any investor, either with respect to its investment in interests in the Company or with respect to the management and investment of the assets of the Company. Similarly, it is intended that the assets of the Company will not be considered “plan assets” of any Plan or be subject to any fiduciary or investment restrictions that may exist under pension codes specifically applicable to such Plans. Each Plan will be required to acknowledge and agree in connection with its investment in common shares to the foregoing status of the Company, the Board and the Adviser and that there is no rule, regulation or requirement applicable to such investor that is inconsistent with the foregoing description of the Company, the Board and the Adviser.

Plan fiduciaries may be required to determine and report annually the fair market value of the assets of the Plan. Since it is expected that there will not be any public market for the common shares, there may not be an independent basis for the Plan fiduciary to determine the fair market value of such common shares.

ERISA and Other Benefit Plan Investors

A fiduciary acting on behalf of a Benefit Plan Investor, in addition to the matters described above, should take into account the following considerations in connection with an investment in the Company.

ERISA Restrictions if the Company Holds Plan Assets

If the Company is deemed to hold “plan assets” of the investors that are Benefit Plan Investors, the investment in the Company by each such Benefit Plan Investor could constitute an improper delegation of investment authority by the fiduciary of such Benefit Plan Investor. In addition, any transaction the Company enters into would be treated as a transaction with each such Benefit Plan Investor and any such transaction (such as a property lease, acquisition, sale or financing) with certain “parties in interest” (as defined in ERISA) or “disqualified persons” (as defined in Section 4975 of the Code) with respect to a Benefit Plan Investor could be a “prohibited transaction” under ERISA or Section 4975 of the Code. If the Company were subject to ERISA, certain aspects of the structure and terms of the Company could also violate ERISA.

ERISA Plan Assets

Under ERISA and regulations issued thereunder by the U.S. Department of Labor (the “Plan Asset Regulation”), generally when a Benefit Plan Investor acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either (1) that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”), excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any Affiliates thereof, or (2) that the entity is an “operating company” as defined in the Plan Assets Regulation.

Significant Investment by Benefit Plan Investors

Investment by Benefit Plan Investors would not be “significant” if less than 25% of the value of each class of equity interests in the Company (excluding the interests of the Board, the Adviser and any other person who has discretionary authority or control, or provides investment advice for a fee (direct or indirect) with respect to the assets of the Company, and Affiliates of any of the foregoing persons (other than a Benefit Plan Investor)), is held by Benefit Plan Investors. A commingled vehicle that is subject to ERISA will generally count as a Benefit Plan Investor for this purpose only to the extent of investment in such entity by Benefit Plan Investors. The Board and the Adviser reserve the right to reject subscriptions in whole or in part for any reason, including that the Investor is a Benefit Plan Investor. In the event that the Board and the Adviser elect to limit investment in the Company by Benefit Plan Investors, the Board and the Adviser may have the authority to restrict transfers or redemptions of shares, and may require a full or partial withdrawal of any Benefit Plan Investor to the extent it deems appropriate to avoid having the assets of the Company be deemed to be “plan assets” of any Benefit Plan Investor.

Operating Company Status of the Operating Partnership

The Plan Assets Regulation defines an “operating company” as an entity primarily engaged (directly or indirectly through a majority-owned subsidiary or subsidiaries) in the production or sale of a product or service other than the investment of capital, and includes a VCOC and a REOC. An entity will qualify as a VCOC during a period if (i) on the initial date on which it makes an investment (other than short-term investments pending long-term commitment) and on certain specified annual testing dates, at least 50% of its assets (valued at cost and excluding certain short-term investments) consist of “venture capital investments” (as defined below) or “derivative investments” (as defined in the Plan Assets Regulation), and (ii) during such period, the entity in the ordinary course of its business actually exercises management rights with respect to one or more of the operating companies in which it invests. The Plan Assets Regulation defines the term “venture capital investment” as an investment in an operating company (other than a VCOC but including a REOC) with respect to which the investor obtains management rights. The Plan Assets Regulation defines “management rights” as contractual rights directly between the investor and the operating company that entitle the investor to substantially participate in, or substantially influence the conduct of, the management of the operating company. An entity will qualify as a REOC during a period if (i) on the initial date on which it makes an investment (other than short-term investments pending long-term commitment) and on certain specified annual testing dates, at least 50% of its assets (valued at cost and excluding certain short-term investments) are invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities and (ii) during such period, the entity in the ordinary course of its business is engaged directly in real estate management or development activities.

Publicly Offered Securities

For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) part of a class of securities that is registered under Section 12 of the Exchange Act. The Company’s common shares are not initially expected to qualify as a “publicly offered security,” but we believe that our common shares should qualify for the exception for a “publicly offered security” once they are both “widely held” and the necessary registration qualifications have been met.

Prohibited Transaction Considerations

Fiduciaries of Benefit Plan Investors should also consider whether an investment in the Company could involve a direct or indirect transaction with a “party in interest” or “disqualified person” as defined in ERISA and Section 4975 of the Code, and if so, whether such prohibited transaction may be covered by an exemption. ERISA contains a statutory exemption that permits a Benefit Plan Investor to enter into a transaction with a person who is a party in interest or disqualified person solely by reason of being a service provider or affiliated with a service provider to the Benefit Plan Investor, provided that the transaction is for “adequate consideration.” There are also a number of administrative prohibited transaction exemptions that may be available to certain fiduciaries acting on behalf of a Benefit Plan Investor. Fiduciaries of Benefit Plan Investors should also consider whether investment in the Company could involve a conflict of interest. In particular, a prohibited conflict of interest could arise if the fiduciary acting on behalf of the Benefit Plan Investor has any interest in or affiliation with the Company, the Board, or the Adviser.

Governmental Plans

Government sponsored plans are not subject to the fiduciary provisions of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, federal, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the Company, as well as the general fiduciary considerations discussed above.

The fiduciary of each prospective governmental plan investor will be required to represent and warrant that investment in the Company is permissible, complies in all respects with applicable law and has been duly authorized.

Individuals Investing with IRA Assets

Common shares may be purchased or owned by investors who are investing assets of their IRAs. The acceptance of an investment by an IRA should not be considered to be a determination or representation by the Board, the Adviser, or any of their respective Affiliates that such an investment is appropriate for an IRA. In consultation with its advisors, each prospective IRA investor should carefully consider whether an investment in the Company is appropriate for, and permissible under the terms of its IRA governing documents. Investors that are IRAs should consider in particular that the common shares will be illiquid and that it is not expected that a significant market will exist for the resale of the common shares, as well as the other general fiduciary considerations described above.

Although IRAs are not generally subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with the Company, the Board, the Adviser or any of their respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with the Company, the Board, the Adviser or any of their respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest or affiliation may have on an investment in shares with assets of the IRA.

Investors that are IRAs should consult with their counsel and advisors as to the prohibited transaction, conflict of interest and other provisions of the Code applicable to an investment in the Company.

ACCEPTANCE OF SUBSCRIPTIONS OF ANY PLAN IS IN NO RESPECT A REPRESENTATION BY THE COMPANY, THE BOARD, THE ADVISER OR ANY OTHER PARTY THAT SUCH INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO THAT PLAN OR THAT THE INVESTMENT IS APPROPRIATE FOR SUCH PLAN. EACH PLAN FIDUCIARY SHOULD CONSULT WITH HIS OR HER OWN LEGAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN THE COMPANY IN LIGHT OF THE SPECIFIC REQUIREMENTS APPLICABLE TO THAT PLAN.

ITEM 1A. RISK FACTORS

Risks Related to Our Organizational Structure

We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We have no operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties, and there can be no assurance that we will achieve or sustain profitability on an annual or quarterly basis. Our prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. As a newly formed entity with no operating history, we may not be able to achieve our investment objectives. We cannot assure shareholders that the past experiences of the Adviser and its affiliates will be sufficient to allow us to successfully achieve our investment objectives.

There is no public trading market for our shares and therefore your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for our shares, and we do not expect that such a market will ever develop. In addition, our shares are restricted and may only be transferred with a valid securities exemption, subject to the restrictions on transfer set forth in our Declaration of Trust. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares and such repurchases are limited by our share repurchase plan. We will repurchase shares at a price equal to the transaction price of the shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share for each class) and not based on the price at which you initially purchased your shares. Subject to limited exceptions, shares repurchased within one year of the date of issuance will be repurchased at 98% of the applicable transaction price. As a result, you may receive less than the price you paid for your shares if you sell them to us under our share repurchase plan.

Your ability to have your shares repurchased through our share repurchase plan is limited, and if you do sell your shares to us, you may receive less than the price you paid.

We may choose to repurchase fewer shares than have been requested in any particular quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in illiquid investments is a better use of our capital than repurchasing our shares. In addition, the total amount of shares that we will repurchase is limited in any calendar quarter to shares whose aggregate value (based on the repurchase price per shares on the date of the repurchase) is no more than 5% of our aggregate NAV per quarter (measured using the average aggregate NAV attributable to shareholders as of the end of the immediately preceding quarter). Further, the board of trustees may modify or suspend our share repurchase plan if it deems such action to be in our best interests. If the total number of all shares requested to be repurchased in any given month are not repurchased, funds will be allocated pro rata based on the total number of shares being repurchased and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable. Because we are not required to authorize the recommencement of the share repurchase plan within any specified period of time, we may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment.

The amount and source of distributions we may make to our shareholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.

We will not establish a minimum distribution payment level, and our ability to make distributions to our shareholders may be adversely affected by a number of factors. We may not generate sufficient income to make distributions to our shareholders. Our board of trustees will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our shareholders are:

•	changes in the economy;

•	the limited size of our portfolio in the early stages of our operations;

•	our inability to invest the proceeds from sales of our shares on a timely basis in income-producing investments;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	our need for liquidity to pay share repurchase requests;

•	high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

•	tenant defaults or decreases in the value of our investments.

Further, we expect to have certain fixed operating expenses, regardless of whether we can raise substantial funds in our offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions to shareholders in the future.

As a result, we may not be able to make distributions to our shareholders at any time in the future, and the level of any distributions we do make to our shareholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment. As discussed below, we may fund distributions to our shareholders from sources other than cash flow from operations.

We may pay distributions from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

We may not generate sufficient cash flow from operations to fully fund distributions to our shareholders, particularly during the early stages of our operations. Therefore, we may fund distributions to our shareholders from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or proceeds from our offering (including the sale of shares). The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee paid by us in common shares or OP Units, how quickly we invest the proceeds from the offering and the performance of our investments. Funding distributions from the sale of assets, borrowings or proceeds of our private offering will result in us having less funds available to make new investments. As a result, the return a shareholder realizes on its investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of our common shares (or other securities) will dilute shareholders’ interest in us on a percentage basis and may impact the value of the shareholders’ investment especially if we sell these securities at prices less than the price the shareholder paid for its shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.

Payments to the Adviser or the Special Limited Partner in the form of Class E shares or Class E OP Units, which they elect to receive in lieu of cash in respect of management fees or Performance Participation distributions, will dilute future cash available for distribution to our shareholders.

The Adviser or the Special Limited Partner may elect to receive our Class E shares or Class E OP Units in lieu of cash in respect of management fees or Performance Participation distributions. The holders of all OP Units, including the Adviser and its affiliates, will be entitled to receive cash from operations pro rata with the distributions being paid to us and such distributions to the holder of OP Units will reduce the cash available for distribution to us and, in turn, to our shareholders. Furthermore, such OP Units received by the Adviser or the Special Limited Partner are required to be repurchased for cash or our common shares, at the holder’s election, subject to limited exceptions, and we may not have sufficient cash to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, offering proceeds or other sources to make the payment, which will reduce cash available for distribution to our shareholders or for new investments. Repurchases of our Class E shares or Class E OP Units paid to the Adviser as a management fee are not subject to our share repurchase plan, including the quarterly volume limitation and the Early Repurchase Deduction, and, therefore, any such repurchases may receive priority over other repurchase requests relating to common shares subject to our repurchase program for any period. The amount of Class E OP Units issued to the Special Limited Partner may be significant, particularly during periods in which the value of our real estate portfolio appreciates, resulting in higher Performance Participation. Repurchases of our Class E shares or Class E OP Units distributed to the Special Limited Partner with respect to its performance participation interest are not subject to our share repurchase plan, including the quarterly volume limitation and the Early Repurchase Deduction, and, therefore, any such repurchases may receive priority over other requests for repurchase relating to common shares subject to our repurchase program for any period.

The Adviser manages our portfolio pursuant to broad Investment Guidelines and generally is not required to seek the approval of the board of trustees for each investment, financing or asset allocation decision it makes, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.

The board of trustees approved broad Investment Guidelines that delegate to the Adviser the authority to execute acquisitions and dispositions of properties and real estate-related investments on our behalf, in each case so long as such investments are consistent with the Investment Guidelines and our Declaration of Trust. There can be no assurance that the Adviser will be successful in applying any strategies or discretionary approach to our investment activities. The board of trustees reviews our Investment Guidelines on an annual basis (or more often as it deems appropriate) and reviews our portfolio of investments periodically. The prior approval of the board of trustees or a committee of independent trustees will be required for transactions with affiliates of the Adviser or for investing activities that are not in accordance with our Investment Guidelines. In addition, in conducting periodic reviews of the portfolio during the board of trustees’ periodic meetings (as described herein), the board of trustees will rely primarily on information provided by the Adviser. Furthermore, transactions entered into on our behalf by the Adviser may be costly, difficult or impossible to unwind when they are subsequently reviewed by the board of trustees.

We face risks associated with the deployment of our capital.

In light of our offering, our investment strategies and the need to be able to deploy capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying and purchasing suitable properties on attractive terms, there could be a delay between the time we receive offering proceeds from the sale of common shares in our private offering and the time we invest the offering proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in targeted leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds or times when there are few attractive investment opportunities. We may hold such cash in money market accounts or other similar temporary investments, each of which are subject to the management fees payable to the Adviser.

In the event we are unable to find suitable investments, such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely invest the offering proceeds of sales of our common shares or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.

Events that may cause our shareholders to request that we repurchase their common shares may materially adversely affect our cash flow and our results of operations and financial condition.

Events affecting the U.S. or global economy, such as the general negative performance of the real estate sector or credit markets, inflation, higher interest rates, actual or perceived instability in the U.S. banking system, war, disruptions in the labor market (including labor shortages and unemployment), market volatility, geopolitical instability, terrorism, natural and environmental disasters, and pandemics, could cause our shareholders to seek repurchase of their common shares pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth and diversification of our portfolio, could be materially adversely affected.

If we are unable to raise substantial additional funds, we will be limited in the number and type of investments we make which will result in lower levels of diversification of our portfolio.

The amount of proceeds we raise in our private offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments. If we are unable to raise substantial funds in our private offering, we will make fewer investments, resulting in less breadth in terms of the number, geography and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is a greater risk that you will lose money in your investment if we have less diversification in our portfolio. Further, we will have certain fixed operating expenses regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Ownership limitations may restrict change of control or business combination opportunities in which our shareholders might receive a premium for their shares.

For us to qualify as a REIT, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of any calendar year. To preserve our REIT qualification, among other purposes, our Declaration of Trust generally prohibits any person from directly or indirectly owning more than 9.9% in value or in number of shares, whichever is more restrictive, of our outstanding common shares or more than 9.9% in value or in number of shares, whichever is more restrictive, of the outstanding shares of all classes and series. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common shares might receive a premium for their shares over the then-prevailing market price or which holders might believe to be otherwise in their best interests.

Our ability to issue an unlimited number of shares may prevent a change in our control.

Our Declaration of Trust authorizes us to issue an unlimited number of shares. In addition, our board of trustees may, without shareholder approval, amend our Declaration of Trust from time to time to classify or reclassify any unissued common or preferred shares and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of trustees may establish a class or series of common shares or preferred shares that could delay or prevent a transaction or a change in control that might involve a premium price for shares or otherwise be in the best interests of our shareholders.

Our Declaration of Trust does not provide for the annual election of trustees by our shareholders and contains provisions that could make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management.

Under the Maryland Statutory Trust Act (the “MSTA”) and our Declaration of Trust, we are not required to, and do not anticipate, holding an annual meeting of shareholders each year. Our Declaration of Trust provides that shareholders are only entitled to elect trustees upon the removal of a trustee by shareholders or in the event there are no trustees. A trustee may be removed by our shareholders only for “cause” (as defined in our Declaration of Trust), and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter in accordance with our Declaration of Trust.

Our Bylaws provide that any vacancy on our board of trustees (other than vacancies resulting from shareholder removal of a trustee for “cause” or vacancies among the independent trustees) may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Independent trustee vacancies shall be filled by a majority of the remaining independent trustees, except where removed for “cause” by the shareholders. For so long as the Adviser or its affiliate acts as investment advisor to us, the Adviser has the right to designate two trustees for election to our board of trustees. Our board of trustees must also consult with the Adviser in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal of a trustee for “cause” by shareholders in accordance with our Declaration of Trust). If the vacancy resulting from shareholder removal of a trustee for “cause” was a trustee designated by the Adviser, the Adviser has the exclusive right to designate a successor trustee for election to our board of trustees.

These requirements make it more difficult to change our management by removing and replacing trustees and may prevent a change in our control. In addition, in the event that “cause” exists to remove a trustee but shareholders are unable to remove such trustee because of the inability to obtain the affirmative vote of two-thirds of the common shares entitled to vote on the matter, our reputation, our business and our results of operations could be materially adversely affected.

Maryland law and our Declaration of Trust limit our rights and the rights of our shareholders to recover claims against Covered Persons (as defined below), which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a trustee will not have any liability as a trustee so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our Declaration of Trust limits the personal liability of our trustees and officers for monetary damages to the maximum extent permitted by Maryland law. Maryland law permits us and our Declaration of Trust requires us to indemnify each trustee, each officer, the Adviser, Core Spaces and each equity holder, member, manager, director, officer, employee or agent of any trustee or our board of trustees (each a “Covered Person”), including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, we must, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person made a party to or witness in a proceeding by reason of such status. We are not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense)

unless (i) approved or authorized by our board of trustees or (ii) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust, or (y) in connection with any claim with respect to which such person is found to be liable to us. As a result, you and we may have more limited rights against Covered Persons than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.

Our Declaration of Trust provides that we may repurchase all of a shareholder’s common shares without the consent of such shareholder in certain limited circumstances.

Our Declaration of Trust provides that we may, at our board of trustees’ sole discretion, repurchase all of a shareholder’s common shares without the consent of such shareholder, if continued ownership of common shares by a shareholder may be harmful or injurious to our business or reputation or the business or reputation of our board of trustees, the Adviser or any of their affiliates, or may subject us or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences, including with respect to any applicable sanctions, anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures. As a result, a shareholder may have their shares repurchased without their consent.

The issuance of additional common shares by us will dilute a shareholder’s interest.

Our current shareholders do not have preemptive rights to any shares that we issue in the future. The board of trustees may elect, without shareholder approval, to: (1) issue additional shares in the offering or future private or public offerings; (2) issue shares upon the exercise of the options we may grant to our independent trustees or future employees; (3) issue shares to the Adviser, or its successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us; (4) issue shares to sellers of properties we acquire, or (5) issue equity incentive compensation to the senior executive officers of service providers or to third parties as satisfaction of obligations under incentive compensation arrangements. The sale of additional securities will dilute a shareholder’s interest in us on a percentage basis and may impact the value of a shareholder’s investment especially if we sell these securities at prices less than the price paid for share by such shareholder.

We depend on the Adviser to develop appropriate systems and procedures to control operational risk.

Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in our operations may cause us to suffer financial losses, the disruption of our business, liability to third parties, regulatory intervention or damage to our reputation. We rely heavily on Core Spaces’ financial, accounting and other data processing systems. The ability of our systems to accommodate transactions could also constrain our ability to properly manage our portfolio. Generally, the Adviser will not be liable for losses incurred due to the occurrence of any such errors. The personnel of Core Spaces are engaged in other business activities, which could distract them, divert their time and attention such that they could no longer dedicate a significant portion of their time to our businesses or otherwise slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are highly dependent on information technology, and any failures of or damage to, attack on or unauthorized access to our Adviser’s information technology systems or facilities, or those of third parties with which we do business or that facilitate our business activities, including as a result of cyber-attacks, could result in significant limits on our ability to conduct our operations and activities, costs and reputational damage.

We are highly dependent on information technology, and any failures of or damage to, attack on or unauthorized access to our Adviser’s information technology systems or facilities, or those of third parties with which we do business or that facilitate our business activities, including as a result of cyber-attacks, could result in significant limits on our ability to conduct our operations and activities, costs and reputational damage.

We are highly dependent on the use of various third-party information and security technology and other technology systems to operate our business, including those of our Adviser and other service providers. We are also dependent on the effectiveness of our Adviser’s information and cyber security infrastructure, policies, procedures and capabilities to protect our technology and digital systems and the data that reside on or are transmitted through them.

Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level. Although our Adviser takes protective measures, including measures to effectively secure information through system security technology, has many controls, processes, digital backup and recovery processes in place, and seeks to continually monitor and develop its systems to protect its and our technology infrastructure and data from misappropriation or corruption, our Adviser’s technology systems may still be vulnerable to unauthorized access as a result of an external attack, actions by its employees or vendors with access to its systems, computer malware or other events that have a security impact and that result in the disclosure or release of confidential information inadvertently or through malfeasance, or result in the loss (temporarily or permanently) of data, applications or systems. Additionally, the risk of cyber security incidents may be heightened by the increased prevalence and use of artificial intelligence and machine-learning technology. The third parties with which we or our Adviser do business or which facilitate our business activities, including financial intermediaries and technology infrastructure, data storage and service providers, are also susceptible to the foregoing risks (including those related to the third parties with which they are similarly interconnected or on which they otherwise rely), and our or their business operations and activities may therefore be adversely affected, perhaps materially, by failures, terminations, errors or malfeasance by, or attacks or constraints on, one or more financial, technology or infrastructure institutions or intermediaries with whom we or they are interconnected or conduct business. We do not control the cyber security plans and systems put in place by our Adviser and third-party service providers, and such service providers may have limited indemnification obligations to us or our Adviser in the event a cyber incident causes us to incur loss or damages.

A breach of our Adviser’s technology systems could damage our reputation and could result in the unauthorized disclosure or modification or loss of sensitive or confidential information (including client data); unauthorized disclosure, modification or loss of proprietary information relating to our business; inability to process client or company transactions and processes; breach and termination of client contracts; liability for stolen assets, information or identity; remediation costs to repair damage caused by the breach, including damage to systems and recovery of lost data; additional security costs to mitigate against future incidents; regulatory actions (including fines and penalties, which could be material) and litigation costs resulting from the incident. These consequences could have a material adverse effect on our business and results of operations. In addition, any insurance we maintain against the risk of this type of loss may not be sufficient to cover all actual losses or may not apply to circumstances relating to any particular breach or other cyber incident.

Finally, we will depend on Core Spaces’ headquarters in Chicago, Illinois and certain other offices located elsewhere, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting Core Spaces’ offices, could have a material adverse impact on our ability to continue to operate our business without interruption. Core Spaces’ disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

The recent advancements in and increased use of AI present risks and challenges that may adversely impact our business.

Our Adviser or its or our third-party vendors, clients or counterparties have developed, and may continue to develop or incorporate AI technology in certain business processes, services or products. The development and use of AI presents a number of risks and challenges. The legal and regulatory environment relating to AI is uncertain and rapidly evolving, in the U.S. and internationally, and includes regulation targeted specifically at AI technology, as well as provisions in intellectual property, privacy, consumer protection, employment and other laws applicable to the use of AI. These evolving laws and regulations could require changes in our Adviser’s implementation of AI technology, increase its or our compliance costs and the risk of non-compliance, and restrict or impede its ability to develop, adopt and deploy AI technologies efficiently and effectively. AI models, particularly generative AI models, may produce output or take action that is incorrect or outdated, that result in the release of personal, confidential or proprietary information, that reflect biases included in the data on which they are trained or introduced during the training or fine tuning process, that infringe on the intellectual property rights of others, or that is otherwise harmful. In addition, the complexity of many AI models makes it challenging to understand why they are generating particular outputs. This limited transparency increases the challenges associated with assessing the proper operation of AI technology, understanding and monitoring the capabilities of the AI technology developed by third parties, and, to that extent, are dependent in part on the manner in which those third parties develop and train their models, including risks arising from the inclusion of any unauthorized material in the training data for their models, and the effectiveness of the steps these third parties have taken to limit the risks associated with the output of their models, matters over which we or our Adviser may have limited visibility. Any of these risks could expose our Adviser or us to liability or adverse legal or regulatory consequences and harm its or our reputation and the public perception of its or our business or the effectiveness of our security measures. In addition to our Adviser’s use of AI technologies, it and we are exposed to risks arising from the use of AI technologies by bad actors to commit fraud and misappropriate funds and to facilitate cyber-attacks. Generative AI, if used to perpetrate fraud or launch cyber-attacks, could result in losses, liquidity outflows, or other adverse effects at a particular financial institution or exchange. If our Adviser’s use of AI becomes controversial, it or we may experience brand or reputational harm, competitive harm, or legal liability.

We may change our business, investment, leverage and financing strategies without shareholder approval.

Our board of trustees has approved very broad investment guidelines that provide the Adviser with broad discretion and can be changed by the approval of a majority of our board of trustees, including a majority of the independent trustees. As the market evolves, we may, with the approval of a majority of our board of trustees, change our business, investment, leverage and financing strategies without a vote of our shareholders, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this document. In particular, a change in our investment strategy, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, default risk and real estate market fluctuations. In addition, we intend to use leverage at times and in amounts deemed prudent by our management in its discretion, subject to the oversight of our board of trustees, and the decision of what amount of leverage is prudent is not subject to shareholder approval. Changes to our strategies with regards to the foregoing could materially and adversely affect our financial condition and results of operations.

Purchases and repurchases of our common shares are not made based on the current NAV per share as of the date of purchase or repurchase.

Generally, our purchase price per share and the price at which we make repurchases of our shares will equal the NAV per share of the applicable class of common shares as of the last calendar day of the prior month, plus, in the case of our purchase price, applicable upfront selling commissions. The NAV per share as of the date on which an investor makes a subscription request or repurchase request may be significantly different than the transaction price paid by or the repurchase price received by such investor. Certain of our investments or liabilities may be subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you purchase or we repurchase your shares; however, the prior month’s NAV per share will generally continue to be used as the transaction price per share and repurchase price per share. In addition, we may in our sole discretion, but are not obligated to, offer and repurchase shares based on a transaction price that we believe reflects the NAV per share of such common shares more appropriately than the prior month’s NAV per share, including by updating a previously disclosed purchase price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. In such cases, the purchase price and repurchase price will not equal our NAV per share as of any time.

Valuations and appraisals of our assets are estimates of fair value and may not necessarily correspond to realizable value.

For the purpose of calculating our monthly NAV, our properties will generally initially be valued at cost, which we expect to represent fair value at that time. Thereafter, valuations of properties will be determined by the independent valuation advisor based in part on appraisals of each of our properties by independent third-party appraisal firms reviewed by our independent valuation advisor at least once per year. Our properties will be valued monthly in accordance with our Valuation Guidelines (as defined below), based on current material market data and other information deemed relevant. Such valuations will be performed by the independent valuation advisor monthly. Our real estate-related investments with readily available market quotations will be valued monthly at fair market value. Certain investments, such as mortgages and mezzanine loans, are unlikely to have market quotations. In the case of loans we acquire, the initial value will generally be the acquisition price of the loan. In the case of loans we originate, the initial value will generally be the par value of the loan. Each such loan investment will then be valued by the independent valuation advisor within the first three full months after we make such investment and no less than quarterly thereafter. Additionally, the Adviser may consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month.

Although monthly valuations of each of our real properties will be prepared by our independent valuation advisor, such valuations are based on asset and portfolio level information provided by the Adviser, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real property, which information will not be independently verified by our independent valuation advisor.

Within the parameters of our Valuation Guidelines, the valuation methodologies used to value our properties and certain of our other investments will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and real estate-related investments will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Adviser and our independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. There will be no retroactive adjustment in the valuation of such assets, the purchase price of our common shares, the price we paid to repurchase common shares or NAV-based fees we paid to the Adviser and the Dealer Manager to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price you will pay for common shares in our private offering, and the price at which your common shares may be repurchased by us pursuant to our share repurchase plan are generally based on our prior month’s NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

Each of our properties will be appraised by a third-party appraiser annually and valued through desktop valuations by our independent valuation advisor monthly. When these appraisals and desktop valuations are considered by our independent valuation advisor for purposes of valuing the relevant property, there may be a material change in our NAV per share amounts for each class of our common shares from those previously reported. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to take into consideration the new appraisal or actual operating results may cause the NAV per share for each class of our common shares to increase or decrease, and such increase or decrease will occur in the month the adjustment is made.

It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.

The Adviser’s determination of our monthly NAV per share will be based in part on appraisals of each of our properties provided annually by independent third-party appraisal firms in individual appraisal reports reviewed by our independent valuation advisor and desktop valuations performed by our independent valuation advisor monthly, each in accordance with Valuation Guidelines approved by our board of trustees. As a result, our NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal or valuation. The Adviser will review appraisal reports and monitor our real estate investments, and is responsible for notifying the independent valuation advisor of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our properties or liabilities between valuations, or to obtain complete information regarding any such events in a timely manner. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, however obtaining sufficient relevant information after the occurrence has come to light or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our Valuation Guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor or to the detriment of either shareholders who repurchase their shares, or shareholders who buy new shares, or existing shareholders.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The method for calculating our NAV, including the components used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculations. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future. In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with GAAP. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets. Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase common shares and the amount of the Adviser’s management fee.

Shareholders have no right to participate in management of our company.

Shareholders are precluded from active participation in making investment decisions with respect to our company, and will have no right or power to take part in our management or control of our company, and therefore must rely solely on the board of trustees and the Adviser to conduct our affairs. Accordingly, no person should purchase our shares unless such person is willing to entrust all aspects of the management of our company to the board of trustees and the Adviser.

We are the first publicly-registered investment program sponsored by Core Spaces.

We are the first publicly-registered investment program sponsored by Core Spaces. Therefore, the prior Core Spaces programs, which were conducted through privately-held entities, were not subject to the expenses or legal and financial complexities associated with being a public-reporting company, and the Adviser does not have prior experience managing a public-reporting company. As a result, our shareholders should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior programs sponsored by Core Spaces and its affiliates.

Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We are subject to risks generally attributable to the ownership of real property, including:

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changes in global, national, regional or local economic, demographic or capital market conditions (including volatility as a result of the ongoing conflict in Ukraine and the rapidly evolving measures in response and economic impacts resulting from actual or perceived instability in the U.S. banking system);

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market or metropolitan area, which could result in rising vacancy rates or decreasing market rental rates;

•	vacancies, fluctuations in the average occupancy and room rates for hotel properties or inability to lease space on favorable terms;

•	increased competition for properties targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants, particularly for our tenants with net leases for large properties;

•	inflation;

•	increases in interest rates and lack of availability of financing; and

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changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, limitations on rental rates, and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to shareholders.

Our portfolio may in the future be concentrated in a limited number of geographies or properties.

Our portfolio may be heavily concentrated at any time in only a limited number of geographies or properties, and, as a consequence, our aggregate return may be substantially affected by the unfavorable performance of such properties. Concentration of our investments in a particular property or geography may make us more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular property or a particular geography. For investments that the Adviser intends to finance, there is a risk that such financing may not be completed, which could result in us holding a larger percentage of our assets in a single investment than desired. Investors have no assurance as to the degree of diversification in our investments, either by geographic region or property.

Our real estate investments are concentrated in the student housing sector and our business would be adversely affected by an economic downturn in that sector.

Our real estate investments are concentrated in the student housing sector. This concentration may expose us to the risk of economic downturns in this sector to a greater extent than if our business activities were more diversified. Further, we cannot assure you that underlying real estate fundamentals will be favorable to owners and operators of student housing properties. Any decrease in demand for student housing properties could materially and adversely impact our financial condition, results of operations, cash flow, our ability to satisfy our debt service obligations and our ability to successfully implement our investment strategy.

We face risks associated with property acquisitions.

We acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to complete an acquisition after making a non-refundable deposit or guarantee and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

•	acquired properties may fail to perform as expected;

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acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

In addition, while we will invest primarily in stabilized, income-generating real estate in the student housing sector, we may also acquire assets that require some amount of capital investment in order to be renovated or repositioned. These investments are generally subject to higher risk of loss than investments in stabilized real estate and there is no guarantee that any renovation or repositioning will be successful, or that the actual costs will not be greater than our estimates.

The sale and disposition of properties carry certain litigation risks at the property level that may reduce our profitability and the return on your investment.

The acquisition, ownership and disposition of properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by us in relation to activities that took place prior to our acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of our efforts to maximize sale proceeds. Similarly, successful buyers may later sue us under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.

Competition for investment opportunities may reduce our profitability and the return on your investment.

We face competition from various entities for investment opportunities in properties, including other REITs, real estate operating companies, pension funds, insurance companies, investment funds and companies, partnerships and developers, some of which are likely a source of reasonable alternatives under Regulation Best Interest. In addition to third-party competitors, other programs sponsored by the Adviser and its affiliates, particularly those with investment strategies that overlap with ours may seek investment opportunities in accordance with Core Spaces’ prevailing policies and procedures. Some of these entities may have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could have a material impact on the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. The lack of available debt on reasonable terms or at all could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, over the past several years, a number of real estate funds and publicly listed and non-listed REITs have been formed and others have been consolidated (and many such existing funds have grown in size) for the purpose of investing in real estate and/or real estate-related assets. Additional real estate funds, vehicles and REITs with similar investment objectives are expected to be formed in the future by other unrelated parties and further consolidations may occur (resulting in larger funds and vehicles). Additionally, rapid advances in artificial intelligence may intensify competition and disrupt traditional operating models, creating pressures and operational uncertainties across industries. Consequently, it is expected that competition for appropriate investment opportunities would reduce the number of investment opportunities available to us and adversely affect the terms, including price, upon which investments can be made. This competition may cause us to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, and in such case our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

We may make a substantial amount of joint venture investments, including with Other Accounts. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.

We may make joint venture investments with non-affiliated third parties (including certain of our shareholders), Other Accounts and affiliates of the Adviser. We may enter into joint ventures as part of an acquisition with the seller of the properties. Generally, we expect the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture, but this may not always be the case. We may acquire non-controlling interests or shared control interests in joint ventures. Even if we have some control in a joint venture, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner would have full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and trustees from focusing their time and effort on our business. Consequently, actions by or disputes with joint venture partners might subject properties owned by the joint venture to additional risk. In some cases, our joint venture partner may be entitled to property management fees, promote or other incentive fee payments as part of the arrangement of the joint venture. In addition, we may in certain circumstances be liable for the actions of our joint venture partners.

In addition, in connection with investments in which we participate alongside any Other Accounts, the Adviser may decline to exercise, or delegate to a third party, certain control, foreclosure and similar governance rights relating to such shared investments for legal, tax, regulatory or other reasons. There is no guarantee that we will be able to co-invest with any Other Account in the future. In addition, we may participate in follow-on investments in joint ventures with Other Accounts in which the Other Accounts may invest less than their pro rata share or may not participate at all or vice versa. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Accounts.

Some additional risks and conflicts related to our joint venture investments (including joint venture investments with Other Accounts) include:

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the joint venture partner could have economic or other interests that are inconsistent with or different from our interests, including interests relating to the financing, management, governance, operation, leasing or sale of the assets purchased by such joint venture;

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our joint venture partners may receive ongoing fees from our joint ventures, including promote payments and potential buyouts of their equity investments, all of which may reduce amounts otherwise payable to us;

•	tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner could cause it to want to take actions contrary to our interests;

•	the joint venture partner could have joint control or joint governance of the joint venture even in cases where its economic stake in the joint venture is significantly less than ours;

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under the joint venture arrangement, there will be cases where neither we nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition and/or expected costs and expenses. In addition, depending on the governance structure of such joint venture partner, decisions of such vehicle may be subject to approval by individuals who are independent of Core Spaces;

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if the joint venture partner charges fees or incentive allocation to the joint venture arrangement, the joint venture partner could have an incentive to hold assets longer or otherwise behave to maximize fees and incentive allocation paid, even when doing so is not in our best interest;

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under the joint venture arrangement, if we have a right of first refusal to buy out a joint venture partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so;

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under the joint venture arrangement, we and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, we could be forced to sell our investment in the joint venture, or buy the joint venture partner’s share of the joint venture at a time when it would not otherwise be in our best interest to do so; and

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our participation in investments in which a joint venture partner participates will be less than what our participation would have been had such joint venture partner not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of our participation in such investments may decrease over time.

Furthermore, we may have conflicting fiduciary obligations when we acquire properties with our affiliates or other Core Spaces-advised investment vehicles; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

We may in the future acquire multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on the Adviser in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package and/or also include certain additional investments or transactions even though, were it not part of the overall transaction, we may not want to purchase one or more properties included in such portfolio or participate in additional investments or transactions. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties or investments, or if the seller imposes a lock-out period or other restriction on a subsequent sale, we may be required to operate such properties or attempt to dispose of such properties or investments (if not subject to a lock-out period). We may in the future share the acquisition of large portfolios of properties with our affiliates or other Core Spaces-advised investment vehicles, which can result in conflicts of interest, including as to the allocation of properties within the portfolio and the prices attributable to such properties. See “ —Risks Related to Conflicts of Interest” below. It may also be difficult for the Adviser to fully analyze each property in a large portfolio, increasing the risk that properties do not perform as anticipated. We also may be required to accumulate a large amount of cash to fund such acquisitions. We would expect the returns that we earn on such cash to be less than the returns on investments in real property.

The due diligence process that the Adviser undertakes in regard to investment opportunities may not reveal all facts that may be relevant in connection with an investment, and if the Adviser incorrectly evaluates the risks of our investments, we may experience losses.

Before making investments for us, the Adviser conducts due diligence that it deems reasonable and appropriate based on the facts and circumstances relevant to each potential investment. When conducting due diligence, the Adviser may be required to evaluate important and complex issues, including but not limited to those related to business, financial, tax, accounting, environmental, sustainability, legal, and regulatory and macroeconomic trends. With respect to sustainability, the nature and scope of the Adviser’s diligence will vary based on the investment, but may include a review of, among other things: energy management, air and water pollution, land contamination, human capital management, employee health and safety and accounting standards. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of potential investment. The due diligence investigation with respect to any investment opportunity may not reveal or highlight all relevant facts (including fraud) or risks that may be necessary or helpful in evaluating such investment opportunity, and the Adviser may not identify or foresee future developments that could have a material adverse effect on an investment. In addition, selecting and evaluating material sustainability factors is subjective by nature, and there is no guarantee that the criteria utilized or judgment exercised by the Adviser or a third-party sustainability specialist (if any) will reflect the beliefs, values, internal policies or preferred practices of any particular investor or align with the beliefs or values or preferred practices of other asset managers or with market trends. The materiality of sustainability risks and impacts on an individual potential investment or portfolio as a whole are dependent on many factors, including the relevant industry, country, asset class and investment style. The Adviser’s loss estimates may not prove accurate, as actual results may vary from estimates. If the Adviser underestimates the asset-level losses relative to the price we pay for a particular investment, we may be required to recognize an impairment and/or realize losses with respect to such investment.

Moreover, investment analyses and decisions by the Adviser may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of making an investment decision may be limited, and they may not have access to detailed information regarding such investment. Further, some matters covered by the Adviser’s diligence, such as sustainability, are continuously evolving and the Adviser may not accurately or fully anticipate such evolution.

There can be no assurance that the Adviser will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices or material misstatements or omissions during the due diligence phase or during our efforts to monitor and disclose information about the investment on an ongoing basis or that any risk management procedures implemented by us will be adequate.

When conducting due diligence and making an assessment regarding an investment, the Adviser will rely on the resources available to it, including information provided or reported by the seller of the investment and, in some circumstances, third-party investigations. The due diligence investigation that the Adviser carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Conduct occurring at the portfolio property, even activities that occurred prior to our investment therein, could have an adverse impact on us.

In the event of fraud by the seller of any portfolio property, we may suffer a partial or total loss of capital invested in that property. An additional concern is the possibility of material misrepresentation or omission on the part of the seller. Such inaccuracy or incompleteness may adversely affect the value of our investments in such portfolio property. We will rely upon the accuracy and completeness of representations made by sellers of portfolio properties in the due diligence process to the extent reasonable when we make our investments, but cannot guarantee such accuracy or completeness.

In addition, we rely on information, including financial information and non-GAAP metrics, provided by sellers of our investments for disclosure to our investors about potential acquisitions or current assets owned by us. Accordingly, although we believe such information to be accurate, such information cannot be independently verified by the Adviser, and in some cases such information has not been independently reviewed or audited while under our ownership or control or at all. We cannot assure you that that the financial statements or metrics of properties we have acquired or will acquire would not be materially different if such statements or metrics had been independently audited or reviewed.

Consultants, legal advisors, appraisers, accountants, investment banks and other third parties may be involved in the due diligence process and/or the ongoing operation of our portfolio properties to varying degrees depending on the type of investment. For example, certain asset management and finance functions, such as data entry relating to a portfolio property, may be outsourced to a third-party service provider whose fees and expenses will be borne by such portfolio property or us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to our reduced control of the functions that are outsourced.

We rely on property managers to operate our properties and leasing agents to lease vacancies in our properties.

The Adviser hires property managers to manage our properties and leasing agents to lease vacancies in our properties. These property managers are likely to be affiliates of Core Spaces. The property managers have significant decision-making authority with respect to the management of our properties. In cases where we use third party property managers, our ability to direct and control how our properties are managed on a day-to-day basis may be limited. Thus, the success of our business may depend in large part on the ability of our property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by, or problems in our relationship with, our property managers or leasing agents could adversely impact the operation and profitability of our properties.

Student housing properties face risks related to competition.

Our student housing properties will face significant competition from university-owned student housing, other private student housing communities, and other residential housing options located within close proximity to universities. Many students prefer on-campus housing because of the proximity to campus and the integration of on-campus facilities into the academic community. Universities can generally avoid real estate taxes and borrow funds at lower interest rates. Consequently, universities can often offer more convenient and/or less expensive student housing than private operators of student housing or other operators of residential properties in university markets, which can adversely impact occupancy and rental rates. Student housing properties usually require greater maintenance costs because of increased damage or wear and tear than would apply to other types of housing, and usually have a higher turnover rate than would apply to other types of multifamily properties, compounded by the fact that in some instances student leases are available for periods of less than twelve months. All these factors combine to produce heightened uncertainty with respect to predicting cash flows generated by student housing properties.

Student housing properties are subject to seasonality.

Student housing properties are typically leased during leasing seasons, and our properties are therefore highly dependent on the effectiveness of our marketing and leasing efforts and personnel during such seasons. Additionally, our student housing properties are generally on short-term leases, exposing us to increased leasing risk. We also face economic and operational risks related to the supply of and demand for student housing space in the local market, tenant quality, the higher tenant turnover rate relative to other housing properties, physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, amenities, and location) and access to transportation and proximity to campus, among other factors. We may not be able to re-lease our properties on similar terms, if we are able to re-lease our properties at all. The terms of renewal or re-lease (including the cost of required renovations) may be less favorable to us than the prior lease. If we are unable to re-lease all or a substantial portion of our properties, or if the rental rates upon such re-leasing are significantly lower than expected rates, our cash flows from operations could be adversely affected.

Prior to the commencement of each new lease period, we prepare the units for new incoming residents. Other than revenue generated by in-place leases for returning residents, we do not generally recognize lease revenue during this period referred to as “turn” as we have no leases in place. In addition, during turn, we incur expenses preparing our units for occupancy, which we recognize immediately. This lease turn period results in seasonality in our operating results, and as a result, we may experience significantly reduced cash flows during such periods.

Student housing properties are subject to risks related to university admissions policies and the university’s reputation.

We may be adversely affected by a change in university admission policies. For example, if a university reduces the number of student admissions, the demand for our student housing properties may be reduced and our occupancy rates may decline. The demand for student housing has been, and may in the future be, impacted by epidemics or pandemics, such as the COVID-19 pandemic, where students could be restricted from living in student housing for all or a considerable portion of the academic school year (or may otherwise have less desire to live in student housing, such as where classes are taught online during such period). In such circumstances, student housing properties may remain unoccupied and accordingly may not generate any revenue and cash flow during such time and the value of an investment in such properties may be adversely affected.

It is important that the universities from which our student housing properties draw residents maintain good reputations and are able to attract the desired number of incoming students. Any degradation in a university’s reputation could inhibit its ability to attract students and reduce the demand for our student housing properties. Reports of crime or other negative publicity regarding the safety of the students residing on, or near, our student housing properties may have an adverse effect on occupancy rates.

We may experience material losses or damage related to our properties and such losses may not be covered by insurance.

We may experience material losses related to our properties arising from natural disasters, such as extreme weather events, climate change, hurricanes, earthquakes or floods, and acts of God, vandalism or other crime, faulty construction or accidents, fire (including wildfires), outbreaks of an infectious disease, pandemic or any other serious public health concern, war, acts of terrorism (including cyber sabotage or similar attacks) or other catastrophes. We plan to carry insurance covering our properties under policies the Adviser deems appropriate. The Adviser will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits that may not be sufficient to cover losses. In general, losses related to terrorism are becoming harder and more expensive to insure against. In some cases, the insurers exclude terrorism, in others the coverage against terrorist acts is limited, or available only for a significant price. A similar dynamic has been unfolding with respect to certain weather and fire events, with insurers excluding certain investments that have high risk of weather, earthquake or fire events. As the effects of climate change increase, we expect the frequency and impact of weather and climate related events and conditions could increase as well. Climate change may also increase the cost of, or decrease the availability of, property insurance on terms we find acceptable. As a result of these factors, not all investments may be insured against terrorism, weather or fire. If we or one or more of our tenants experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged. Certain of these events, such as war or an outbreak of an infectious disease, could have a broader negative impact on the global or local economy, thereby affecting us or the Adviser.

We could become subject to liability for environmental violations, regardless of whether we caused such violations.

We could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances, and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred.

In addition, third parties may sue the owner or manager of a property for damages based on personal injury, natural resources, or property damage and/or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition. We could also suffer losses if reserves or insurance proceeds prove inadequate to cover any such matters. The cost to perform any remediation, and the cost to defend against any related claims, could exceed the value of the relevant investment, and in such cases we could be forced to satisfy the claims from other assets and investments. We may have an indemnity from a third party purporting to cover these liabilities, but there can be no assurance as to the financial viability of any indemnifying party at the time a claim arises. In addition, some environmental laws create a lien on a contaminated asset in favor of governments or government agencies for costs they may incur in connection with the contamination.

Our costs associated with complying with the Americans with Disabilities Act of 1990 may affect cash available for distributions.

Any domestic properties we acquire will generally be subject to the Americans with Disabilities Act of 1990 (the “ADA”). Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We may not acquire properties that comply with the ADA or we may not be able to allocate the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA in all cases.

Our properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our properties will be subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Some of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable (or not obligated) to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we are generally responsible for property taxes related to any vacant space. If we purchase rental housing properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.

Certain of our investments may be in the form of ground leases, which provide limited rights to the underlying property.

We may in the future invest from time to time in real properties that are subject to ground leases. As a lessee under a ground lease, we may be exposed to the possibility of losing the property upon termination, or an earlier breach by us, of the ground lease, which may adversely impact our investment performance. Furthermore, ground leases generally provide for certain provisions that limit the ability to sell certain properties subject to the lease. In order to assign or transfer rights and obligations under certain ground leases, we will generally need to obtain consent of the landlord of such property, which, in turn, could adversely impact the price realized from any such sale.

Our success is dependent on general market and economic conditions.

The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities, interest rates and inflation may affect our investment opportunities and the value of our investments. Core Spaces’ financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on Core Spaces’ businesses and operations (including the Adviser).

A depression, recession or slowdown in the U.S. real estate market or one or more regional real estate markets, and to a lesser extent, the global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We would also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our capital structure or our investments’ capital structures.

Market disruptions in a single country could cause a worsening of conditions on a regional and even global level, and economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could result in problems in one country adversely affecting regional and even global economic conditions and markets. Any future financial market disruptions may force us to use a greater proportion of our offering proceeds to finance our acquisitions and fund tenant improvements, reducing the cash available to satisfy repurchase requests and reducing the number of acquisitions we would otherwise make.

Additionally, geopolitical concerns and other global events such as trade conflict, civil unrest, national and international security events, war, terrorism, natural and environmental disasters and the spread of infectious illnesses, pandemics or other public health emergencies may adversely affect the global economy and the markets in which we invest. For example, in the U.S., the current Presidential administration has stated its intention to make governmental policy and regulatory changes in a variety of areas, including the imposition of tariffs or other trade barriers, and certain countries subject to those changes have expressed an intent to impose similar measures in return. Outside the U.S., ongoing conflict in Ukraine, as well as concern as to whether China’s stimulus measures will effectively stabilize slowing economic growth in the country, have further contributed to global economic uncertainty and volatility in the global financial markets, which may adversely impact our performance. These events could reduce consumer demand or economic output, result in market closure, travel restrictions or quarantines, and generally have a significant impact on the economy, our operations and performance.

In addition, severe public health events, such as those caused by the COVID-19 pandemic, may occur from time to time, and could directly and indirectly impact us in material respects that we are unable to predict or control, including by threatening employees’ well-being and morale and interrupting business activities. In addition, related factors may materially and adversely affect us, including the effectiveness of governmental responses, the extension, amendment or withdrawal of any government programs or initiatives and the timing and speed of economic recovery. Actions taken in response may contribute to significant volatility in the financial markets, resulting in increased volatility in equity prices, material interest rate changes, supply chain disruptions, such as simultaneous supply and demand shock to global, regional and national economies, and an increase in inflationary pressures. The failure of certain financial institutions, namely banks, may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. The failure of a bank (or banks) with which we and/or our tenants have a commercial relationship could adversely affect, among other things, our or our tenant’s ability to access deposits or borrow from financial institutions on favorable terms.

We could be negatively impacted by the condition of Fannie Mae or Freddie Mac and by changes in government support for rental housing.

Federal National Mortgage Association (“Fannie Mae”) and Federal Home Loan Mortgage Corporation (“Freddie Mac”) are a major source of financing for rental housing real estate in the United States. We expect to utilize loan programs sponsored by these entities as a key source of capital to finance our growth and our operations. A decision by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for rental housing more generally may adversely affect interest rates, capital availability, development of rental housing communities and the value of rental housing assets and, as a result, may adversely affect our future growth and operations.

The student housing properties in which we invest must comply with the Fair Housing Amendment of 1988.

The student housing properties in which we invest domestically, if any, must comply with the Fair Housing Amendment Act of 1988 (the “FHAA”) which requires that multifamily communities (including student housing properties) first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and the ADA and an increasing number of substantial enforcement actions and private lawsuits have been brought against multifamily communities to ensure compliance with these requirements. Noncompliance with the FHAA and the ADA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

We will face unique risks related to any development or redevelopment projects we undertake.

We may invest in real estate value creation opportunities that incorporate property refurbishment, redevelopment and development, which will subject us to the risks normally associated with these activities, including risks relating to the availability and timely receipt of zoning, occupancy and other regulatory approvals, required governmental permits and authorizations, the cost and timely completion of construction (including risks beyond our reasonable control, such as weather or labor conditions or material shortages), risks that the properties will not achieve anticipated sales or occupancy levels or sustain anticipated rentals and the availability of both construction and permanent financing on favorable terms. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of refurbishment, redevelopment and development activities once undertaken, any of which could have an adverse effect on our performance. Investments undergoing refurbishment, redevelopment and development may receive little or no cash flow from the date of acquisition through the date of completion and may experience operating deficits after the date of completion. In addition, market conditions may change during the course of the project, which may make such refurbishment, redevelopment or development less attractive than at the time it was commenced.

Our investments in refurbishment, redevelopment and development properties may involve construction. The primary risks associated with new construction are cost overruns and delays. We will generally require developers to meet certain performance benchmarks with respect to construction progress as a condition of our investment. Although such developers may be required to guarantee completion of construction and be responsible for 100% of all cost overruns, delays may be beyond the control of such developers, and hence cannot always be fully mitigated. Additionally, developers may refuse or not be able to meet any previously agreed obligations or suffer financial difficulties, including insolvency. Should delays occur, an investment may be subject to a longer holding period, possibly reducing our returns. Developer guarantees may not include all costs or may not be fulfilled by the developer. Although we will attempt to mitigate some of the construction risk by requiring third-party surety guarantees for the completion of construction in some instances, affiliating only with development companies having significant net worth and cash flow to support completion guarantees, and in many cases requiring the deferral of developer fees and a portion of construction fees, there can be no assurances that we will be successful in so doing. Any increased construction costs could materially and adversely affect the return on our investments. We may enter into certain completion, environmental or non-recourse carve-out guarantees (or indemnify certain third parties, including joint venture partners with respect to such guarantees) with respect to one or more refurbishment, redevelopment and development properties. We may also guarantee the indebtedness or other obligations of any person in which we have made or propose to make such an investment (or one or more investment vehicles that may co-invest with us). As a result of such guarantees and indemnities, our losses with respect to an investment in refurbishment, redevelopment and development properties may exceed the total amount we invest in such investment.

We may face risks related to zoning, siting and permitting, including related to any properties under development.

We may have exposure to assets that are subject to zoning, siting, permitting and other requirements, which may be long, burdensome and costly, and may subject us to additional governmental and public scrutiny. Zoning and permitting processes vary depending on the nature and location of the assets in question and, depending on the asset and activity to be conducted, the approval of multiple federal, state, local and other authorities may be required. Obtaining these approvals may be outside of our control. In addition, zoning, siting and permitting processes often face local opposition and may be challenged by a number of parties, including non-governmental organizations and special interest groups based on alleged security concerns, disturbances to natural habitats for wildlife and adverse aesthetic impacts. Beyond the time-consuming process of applying for the necessary permits, we may be required to undergo public hearings at which local communities will decide whether or not to grant the proper land use designations. Highly motivated citizens in many local communities often oppose plans to develop new properties or to expand existing properties, in many cases demonstrating the “Not in My Backyard” phenomenon. Such factors could make it difficult to develop new development sites and to expand existing assets. The failure to receive, renew or maintain any required permits or approvals may result in increased compliance costs, the need for additional capital expenditures or a suspension of some operations.

Risks Related to Investments in Real Estate Debt

Investments in real estate debt are subject to risks including various creditor risks and early redemption features which may materially adversely affect our results of operations and financial condition.

The debt and other interests in which we may invest may include secured or unsecured debt at various levels of an issuer’s capital structure. The real estate debt in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Real estate debt is also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligation and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Our investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.

We may invest in debt investments that face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.

During periods of declining interest rates, the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem debt if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. In addition, the market price of debt investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of any future fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities. In 2024, the Federal Reserve lowered interest rates three times and has lowered interest rates two times in 2025 through the end of November. The Federal Reserve has expressed its intent to make a third rate cut by the end of 2025, and at least two rate cuts in 2026. Accordingly, significant uncertainty remains regarding the timing and extent of future interest rate decreases. A slower-than-expected decrease, or further increase, continues to create further uncertainty for the economy.

Reinvestment risk could affect the price for our shares or their overall returns.

Reinvestment risk is the risk that income from our portfolio will decline if we invest the proceeds from matured, traded or called securities at market interest rates that are below our real estate debt portfolio’s current earnings rate. A decline in income could affect the NAV of our common shares or their overall returns.

The operating and financial risks of issuers and the underlying default risk across capital structures may adversely affect our results of operations and financial condition.

Securities investments involve credit or default risk, which is the risk that an issuer or borrower will be unable to make principal and interest payments on its outstanding debt when due. The risk of default and losses on real estate debt instruments will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the commercial real estate market in general, an issuer’s equity and the financial circumstances of the issuer, as well as general economic conditions. Such default risk will be heightened to the extent we make relatively junior investments in an issuer’s capital structure since such investments are structurally subordinate to more senior tranches in such issuer’s capital structure, and our overall returns would be adversely affected to the extent one or more issuers is unable to meet its debt payment obligations when due. To the extent we hold an equity or “mezzanine” interest in any issuer that is unable to meet its debt payment obligations, such equity or mezzanine interest could become subordinated to the rights of such issuer’s creditors in a bankruptcy. Furthermore, the financial performance of one or more issuers could deteriorate as a result of, among other things, adverse developments in their businesses, changes in the competitive environment or an economic downturn. As a result, underlying properties or issuers that we expected to be stable may operate, or expect to operate, at a loss or have significant fluctuations in ongoing operating results, may otherwise have a weak financial condition or be experiencing financial distress and subject our investments to additional risk of loss and default.

We may invest in commercial mortgage loans which are non-recourse in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.

We may invest from time to time in commercial mortgage loans, including mezzanine loans, which are secured by student housing, commercial or other properties and are subject to risks of delinquency and foreclosure and risks of loss. Commercial real estate loans are generally not fully amortizing, which means that they may have a significant principal balance or balloon payment due on maturity. Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, as well as other factors such as the value of the property, the level of prevailing mortgage rates, the borrower’s equity in the property and the financial condition and operating history of the property and the borrower. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan secured by an income-generating property will depend upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Furthermore, we may not have the same access to information in connection with investments in commercial mortgage loans, either when investigating a potential investment or after making an investment, as compared to publicly traded securities.

Commercial mortgage loans are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invest increase, the performance of our investments related thereto may be adversely affected. Default rates and losses on commercial mortgage loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgage properties are located, the borrower’s equity in the mortgage property, the financial circumstances of the borrower, tenant mix and tenant bankruptcies, property management decisions, including with respect to capital improvements, property location and condition, competition from other properties offering the same or similar services, environmental conditions, real estate tax rates, tax credits and other operating expenses, governmental rules, regulations and fiscal policies, acts of God, terrorism, social unrest and civil disturbances. A continued decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults and potentially foreclosures. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial mortgage loan. The overall level of commercial mortgage loan defaults remains significant and market values of the underlying commercial real estate remain distressed in many cases. It has also become increasingly difficult for lenders to dispose of foreclosed commercial real estate without incurring substantial investment losses, ultimately leading to a decline in the value of such investments.

In the event of any default under a mortgage or real estate loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or real estate loan, which could have a material adverse effect on our profitability. In the event of the bankruptcy of a mortgage or real estate loan borrower, the mortgage or real estate loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage or real estate loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Additionally, in the event of a default under any senior debt, the junior or subordinate lender generally forecloses on the equity, purchases the senior debt or negotiates a forbearance or restructuring arrangement with the senior lender in order to preserve its collateral.

We may face risks related to investments in mezzanine loans.

Although not directly secured by the underlying real estate, mezzanine loans are also subject to risk of subordination and share certain characteristics of subordinate loan interests described above. As with commercial mortgage loans, repayment of a mezzanine loan depends on the successful operation of the underlying commercial properties and, therefore, is subject to similar considerations and risks. Mezzanine loans may also be affected by the successful operation of other properties, but mezzanine loans are not secured by interests in the underlying commercial properties.

With most mezzanine loans, the bulk of the loan balance is payable at maturity with a one-time “balloon payment.” Full satisfaction of the balloon payment by a borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, and full satisfaction of a loan will be affected by a borrower’s access to credit or a functioning sales market. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan may be impaired. Moreover, mezzanine loans are usually non-recourse in nature. Therefore, if a borrower defaults on the loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invest increase, the performance of our investments related thereto may be adversely affected.

We may find it necessary or desirable to foreclose on certain of the loans we hold, and the foreclosure process may be lengthy and expensive.

We may find it necessary or desirable to foreclose on certain of the loans we hold, and the foreclosure process may be lengthy and expensive. The protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests may not be adequate. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy or its equivalent, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value, and in the event of any such foreclosure or other similar real estate owned-proceeding, we would also become the subject to the various risks associated with direct ownership of real estate, including environmental liabilities. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net proceeds and, thus, increase the loss.

Risks Related to Real Estate-Related and Other Securities

We may invest in equity of other REITs that invest in real estate or real estate debt as one of their core businesses and other real estate-related companies, which subjects us to certain risks including those risks associated with an investment in our own common stock.

REITs that invest primarily in real estate or real estate debt are subject to the risks of the real estate debt market and, more generally, the real estate and securities market. REITs may be subject to management fees and other expenses, and so when we invest in REITs, we will bear our proportionate share of the costs of the REITs’ operations. Investing in REITs and real estate-related companies involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REIT to distribute income may be adversely affected by several factors, including the risks described herein that relate to an investment in our common stock. REITs depend generally on their ability to generate cash flow to make distributions to stockholders, and distributions received by us from REITs may consist of dividends, capital gains or return of capital. Generally, dividends received by us from REIT shares and distributed to our stockholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income. In addition, the performance of a REIT may be affected by changes in the tax laws or by its failure to qualify for tax-free pass-through of income.

REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT.

Investing in certain REITs and real estate-related companies, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs and real estate-related companies may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities.

Some of our real estate-related securities investments may become distressed, which securities would have a high risk of default and may be illiquid.

While it is generally anticipated that our real estate-related investments will focus primarily on investments in non-distressed real estate-related interests, our investments may become distressed following our acquisition thereof. During an economic downturn or recession, securities of financially or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially or operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to volatile market movements.

These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy or other similar administrative proceedings, which may cause us to incur substantial or total losses on our investments and, in certain circumstances, subject us to certain additional potential liabilities that may exceed the value of our original investment therein. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment or may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize on collateral for loan positions we held, or may adversely affect the economic terms and priority of such loans.

We may invest in high yield securities which are generally subject to more risk than higher rated securities.

Debt securities that are, at the time of purchase, rated below investment grade (below Baa by Moody’s and below BBB by S&P and Fitch), an equivalent rating assigned by another nationally recognized statistical rating organization or unrated but judged by the Adviser to be of comparable quality are commonly referred to as “high yield” securities or “junk bonds.”

Investments in high yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk, including the possibility of issuer default and bankruptcy. High yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Debt securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. In addition, analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality securities.

High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of an issuer to make principal and interest payments on its debt obligations. If an issuer of high yield securities defaults, in addition to risking non-payment of all or a portion of interest and principal, we may incur additional expenses to seek recovery. The market prices of high yield securities structured as zero- coupon, step-up or payment-in-kind securities will normally be affected to a greater extent by interest rate changes, and therefore tend to be more volatile than the prices of securities that pay interest currently and in cash.

The secondary market on which high yield securities are traded may be less liquid than the market for investment grade securities. Less liquidity in the secondary trading market could adversely affect the price at which we could sell a high yield security and could adversely affect the NAV of our shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market. When secondary markets for high yield securities are less liquid than the market for investment grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly and we may have greater difficulty selling our portfolio securities. We will be more dependent on the Adviser’s research and analysis when investing in high yield securities.

Some of our securities investments may become distressed, which securities would have a high risk of default and may be illiquid.

While it is generally anticipated that our real estate-related investments will focus primarily on investments in commercial mortgage-backed securities (“CMBS”) and other debt investments that are not considered distressed (based on our belief that there is not a low likelihood of repayment), our investments may become distressed following our acquisition thereof. Additionally, we may invest in real estate-related investments that we believe are available to purchase at “discounted” rates or “undervalued” prices. Purchasing real estate-related securities at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive returns to us or will not be subject to further reductions in value. There is no assurance that such investments can be acquired at favorable prices, that such investments will not default, or that the market for such interests will improve. In addition, the market conditions for real estate-related securities may deteriorate further, which could have an adverse effect on the performance of our investments.

During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and asked prices may be greater than normally expected. Investment in the securities of financially troubled issuers and operationally troubled issuers involves a high degree of credit and market risk. There is no assurance that the Adviser will correctly evaluate the value of the assets collateralizing such investments or the prospects for a successful reorganization or similar action.

These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy or other similar administrative proceedings, or may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, an extension of the term, a substantial reduction in the interest rate, a substantial write-down of the principal of such investment and other concessions which could adversely affect our returns on the investment. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, subject us to certain additional potential liabilities that may exceed the value of our original investment therein.

For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment or may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transactions under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize on collateral for loan positions we held or may adversely affect the economic terms and priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.

However, even if a restructuring were successfully accomplished, a risk exists that, upon maturity of such investment, replacement “takeout” financing will not be available, resulting in an inability by the issuer to repay the investment. Although unlikely, it is possible that the Adviser may find it necessary or desirable to foreclose on collateral securing one or more real estate debt investments. The foreclosure process varies jurisdiction by jurisdiction and can be lengthy and expensive. Issuers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses against the holder of a real estate loan, including lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action, which often prolongs and complicates an already difficult and time-consuming process. In some states or other jurisdictions, foreclosure actions can take up to several years or more to conclude. During the foreclosure proceedings, an issuer may have the ability to file for bankruptcy, potentially staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing, management, development and other operations of the property. In the event we foreclose on a debt investment, we will be subject to the risks associated with owning and operating real estate.

Certain risks associated with CMBS may adversely affect our results of operations and financial condition.

We may invest a portion of our assets in pools or tranches of CMBS, including horizontal and other risk retention investments. The collateral underlying CMBS generally consists of commercial mortgages on real property that has a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels. CMBS have been issued in a variety of issuances, with varying structures including senior and subordinated classes. The commercial mortgages underlying CMBS generally face the risks described above in “Risks Related to Real Estate Debt—We may invest in commercial mortgage loans which are non-recourse and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.”

CMBS may also have structural characteristics that distinguish them from other securities. The interest rate payable on these types of securities may be set or effectively capped at the weighted average net coupon of the underlying assets themselves. As a result of this cap, the return to investors in such a security would be dependent on the relevant timing and rate of delinquencies and prepayments of mortgage loans bearing a higher rate of interest. In general, early prepayments will have a greater impact on the yield to investors. Federal and state law may also affect the return to investors by capping the interest rates payable by certain mortgagors. Certain CMBS may provide for the payment of only interest for a stated period of time. In addition, in a bankruptcy or similar proceeding involving the originator or the servicer of the CMBS (often the same entity or an affiliate), the assets of the issuer of such securities could be treated as never having been truly sold to the originator to the issuer and could be substantively consolidated with those of the originator, or the transfer of such assets to the issuer could be voided as a fraudulent transfer.

The credit markets, including the CMBS market, have periodically experienced decreased liquidity on the primary and secondary markets during periods of market volatility. Such market conditions could re-occur and would impact the valuations of our investments and impair our ability to sell such investments if we were required to liquidate all or a portion of our CMBS investments quickly. Additionally, certain of our securities investments, such as horizontal or other risk retention investments in CMBS, may have certain holding period and other restrictions that limit our ability to sell such investments.

If we invest in CMBS, our CMBS investments may face risks associated with extensions that may adversely affect our results of operations and financial condition.

CMBS and other investments may be subject to extension, resulting in the term of the securities being longer than expected. Extensions are affected by a number of factors, including the general availability of financing in the market, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial circumstances of the borrower, fluctuations in the business operated by the borrower on the mortgaged property, competition, general economic conditions and other factors. Such extensions may also be made without the Adviser’s consent.

We may invest in structured products or similar products that may include structural and legal risks.

We may invest from time to time in structured products and other similar real estate-related interests. These investments may include debt securities issued by a private investment fund that invests, on a leveraged basis, in bank loans, high-yield debt or other asset groups, certificates issued by a structured investment vehicle that holds pools of commercial mortgage loans. We may also invest in credit risk transfer notes that, while not structured products, face similar risks as structured products because they are debt securities issued by governmental agencies but their value depends in part on a pool of mortgage loans. Our investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged, and other structural and legal risks related thereto. Utilization of leverage is a speculative investment technique and will generally magnify the opportunities for gain and risk of loss borne by an investor investing in the subordinated debt securities. Many structured products contain covenants designed to protect the providers of debt financing to such structured products. A failure to satisfy those covenants could result in the untimely liquidation of the structured product and a complete loss of our investment therein. In addition, if the particular structured product is invested in a security in which we are also invested, this would tend to increase our overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis. The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those assets. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuer of such asset or nullified under applicable law.

We may acquire and sell residential credit investments, which may subject us to legal, regulatory and other risks that could adversely impact our business and financial results.

We may invest directly and indirectly in residential credit investments, which may include performing loans, nonperforming loans, residential mortgage loans and residential mortgage-backed securities (“RMBS”), which represent interests in pools of residential mortgage loans secured by one to four family residential mortgage loans. Investments in residential credit (including RMBS) are subject to various risks and uncertainties, including credit, market, interest rate, structural and legal risk. These risks may be magnified by volatility in the economy and in real estate markets generally. Any downturn in the U.S. or global economies may adversely affect the financial condition of residential owners and tenants, making it more difficult for them to meet their periodic repayment obligations relating to residential real estate. Residential credits are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. In addition, interest and principal payments for RMBS are made more frequently than traditional debt securities and the principal of any RMBS may often be prepaid at any time because the underlying residential mortgage loans may be prepaid at any time.

Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized by government agencies and the securities issued may be guaranteed. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the geographic area where the mortgaged property is located, the terms of the mortgage loan, the borrower’s equity in the mortgaged property, and the financial circumstances of the borrower. Certain mortgage loans may be of sub-prime credit quality (i.e., do not meet the customary credit standards of Fannie Mae and Freddie Mac). Delinquencies and liquidation proceedings are more likely with sub-prime mortgage loans than with mortgage loans that satisfy customary credit standards. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited.

Residential mortgage loans in an issue of RMBS may also be subject to various U.S. federal and state laws, foreign laws, public policies and principles of equity that protect consumers which, among other things, may regulate interest rates and other fees, require certain disclosures, require licensing of originators, prohibit discriminatory lending practices, regulate the use of consumer credit information, and regulate debt collection practices. In addition, a number of legislative proposals have been introduced in the United States at the federal, state, and municipal level that are designed to discourage predatory lending practices. Violation of such laws, public policies, and principles may limit the servicer’s ability to collect all or part of the principal or interest on a residential mortgage loan, entitle the borrower to a refund of amounts previously paid by it, or subject the servicer to damages and administrative enforcement. Any such violation could also result in cash flow delays and losses on the related issue of RMBS. We may face risks associated with hedging transactions.

We may utilize a wide variety of derivative financial instruments for risk management purposes, the use of which is a highly specialized activity that may entail greater-than-ordinary investment risks. We may use these instruments to manage or mitigate our risk to the exposure of the effects of currency changes as a result of our international investments or interest rate changes due to variable-rate debt. Any such hedging transactions may not be effective in mitigating risk in all market conditions or against all types of risk (including unidentified or unanticipated risks), thereby resulting in losses to us. Engaging in hedging transactions may result in a poorer overall performance for us than if we had not engaged in any such hedging transaction, and the Advisor may not be able to effectively hedge against, or accurately anticipate, certain risks that may adversely affect our investment portfolio.

Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements that could materially adversely affect our business, results of operations and financial condition.

Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in our operations necessary to maintain our ability to rely upon the exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit investing in interests which may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have a material adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.

Risks Related to Debt Financing

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. Our target leverage ratio will be 40-60%; provided, however, that during the period before we acquire a significant number of properties and potentially at other times in the future, our leverage is permitted to exceed this target range. Our leverage ratio is measured by dividing (i) investment-level and entity-level debt by (ii) the market value of our properties and other investments (measured using the greater of fair market value and cost). Our board has adopted a policy that we may not incur indebtedness in an amount exceeding 300% of the cost of our net assets, which approximates 75% of the cost of our investments. We may exceed this limit if a majority of our independent trustees approves each borrowing in excess of the limit. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. Our investments will be impaired by a smaller decline in the value of the properties than is the case where properties are owned with a proportionately smaller amount of debt.

We may incur or increase our mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate acquired and may borrow under mortgages on properties after they are acquired. Depending on the level of leverage and decline in value, if mortgage payments are not made when due, one or more of the properties may be lost (and our investment therein rendered valueless) as a result of foreclosure by the mortgagee(s). A foreclosure may also have substantial adverse tax consequences for us.

Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable. We may also rely on short-term financing that would be especially exposed to changes in availability.

Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides us with the advantages of leverage, but exposes us to greater market risks and higher current expenses.

In certain cases, financings for our properties may be recourse to us.

Generally, commercial real estate financings are structured as non-recourse to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “bad boy” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor, for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower. These financing arrangements with respect to our investments generally require “bad boy” guarantees from us and/or the Operating Partnership and in the event that such a guarantee is called, our assets could be adversely affected. Moreover, our “bad boy” guarantees could apply to actions of the joint venture partners associated with our investments. While the Adviser expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to us under such guarantees. We may provide “bad boy” guarantees on behalf of Other Accounts investing alongside us and as such guarantees are not for borrowed money, they will typically not be included under our leverage limitations.

Our inability to access funding could have a material adverse effect on our results of operations, financial condition and business.

Our results of operations, financial condition and business may be impacted by our ability to secure bank credit facilities (including term loans and revolving facilities), warehouse facilities and structured financing arrangements, public and private debt or bond issuances (including through securitizations), repurchase agreements and derivative instruments, in addition to transaction or asset specific funding arrangements and additional repurchase agreements on acceptable terms. We may also rely on short-term financing that would be especially exposed to changes in availability. Our access to sources of financing will depend upon a number of factors, over which we have little or no control, including:

•	general economic or market conditions;

•	the market’s view of the quality of our assets;

•	the market’s perception of our growth potential; and

•	our current and potential future earnings and cash distributions.

We will need to periodically access the capital markets to, among other things, raise cash to fund new investments. Unfavorable economic conditions, or capital market conditions, such as the volatility of the global credit markets, may increase our funding costs, limit our access to the capital markets or could result in a decision by our potential lenders not to extend credit. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings and liquidity. In addition, any dislocation or weakness in the capital and credit markets could adversely affect our lenders and could cause one or more of our lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, as regulatory capital requirements imposed on our lenders are increased, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. We cannot make assurances that we will be able to obtain any additional financing on favorable terms or at all.

If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.

We may enter into a credit facility in an effort to provide for a ready source of liquidity for any business purpose. There can be no assurances that that we will be able to obtain any lines of credit or other financing on financially reasonable terms, or at all. If we borrow to fund repurchases of shares, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional offering proceeds from the offering of shares or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our shareholders.

Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates could increase our interest costs, which could reduce our cash flows and our ability to make distributions to our shareholders. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to dispose of or refinance loans at times that may not permit realization of the maximum return on such assets.

Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service any future indebtedness that we may incur.

Volatility in the global credit markets could make it more difficult for us to obtain favorable financing for investments. A widening of credit spreads, coupled with the extreme volatility of the global debt markets and a rise in interest rates, dramatically reduce investor demand for high yield debt and senior bank debt, which in turn could lead some investment banks and other lenders to be unwilling to finance new investments or to only offer committed financing for these investments on unattractive terms. Such unattractive terms could include requirements by lenders that we pay down or pay off any existing financing prior to them financing our new investments, which we may not have sufficient capital to do. Additionally, agreements with lenders may provide that our interest rate to them will be based on a predetermined rate plus an applicable spread, allowing the lender to adjust the spread adversely to us during time of market volatility. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our shareholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to dispose of or refinance loans. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or dispose of a particular loan at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets.

Restrictive covenants relating to our operations may have adverse effects on us.

A credit facility lender may impose restrictions on us that would affect our ability to incur additional debt, originate loans, reduce liquidity below certain levels, make distributions to our shareholders and impact our flexibility to determine our operating policies and investment strategies. For example, our loan agreements may contain negative covenants that limit, among other things, our ability to distribute more than a certain amount of our net cash flow to the shareholders, dispose of or refinance loans and enter into transactions with affiliates. In addition, our loan agreements may contain negative covenants that limit leverage beyond certain amounts contrary to our leverage ratio goals. If we fail to meet or satisfy any of these covenants, we would be in default under such agreements, and a lender could elect to declare outstanding amounts due and payable, terminate its commitment, require the posting of additional collateral and/or enforce its interests against existing collateral.

Risks Related to our Relationship with the Adviser and its Affiliates

We will depend on the Adviser and its key personnel and the Adviser’s inability to retain the services of key real estate professionals could hurt our performance.

The Adviser’s ability to successfully manage our business depends on the experience, relationships and expertise of the senior management and other key real estate professionals who manage our company. Our success depends to a significant degree upon the contributions of these professionals employed by the Adviser, each of whom would be difficult to replace, and the Adviser’s ability to attract and retain highly skilled managerial, operational and marketing professionals. There is ever-increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisers, investment managers, real estate investment companies, REITs and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us or the Adviser, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Adviser have employment agreements with these key professionals and they may not remain associated with us or the Adviser. If the Adviser loses or is unable to obtain the services of these highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered. If any of these persons were to cease their association with us or the Adviser, our operating results could suffer. There can be no assurance that these individuals will remain employed by the Adviser or its affiliates, or otherwise continue to carry on their current duties throughout our term. The loss of the services of the Adviser, or employees of the Adviser, could have a material adverse effect on our operations.

We depend on the Adviser to select our investments and conduct our business, and any material adverse change in the Adviser’s financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.

Our success is dependent upon our relationship with, and the performance of, the Adviser in the acquisition and management of our portfolio, and our corporate operations. The Adviser may suffer or become distracted by adverse financial or operational problems in connection with Core Spaces’ business and activities unrelated to us and over which we have no control. Should the Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our shareholders.

The Adviser acts as investment adviser for other funds, separate accounts and investment vehicles.

The Adviser and its principals are not required to devote all of their time to our affairs and may advise and manage other funds, separate accounts and other investment vehicles. Consequently, conflicts are expected to arise in the allocation of personnel, and we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. The Adviser and its affiliates are not restricted from entering into other investment advisory relationships or from engaging in other business activities. Our performance could be adversely affected by the other professional commitments of such persons.

The agreements entered into with the Adviser and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to the Adviser and its affiliates for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Core Spaces and its affiliates, including the Adviser and us, were not negotiated at arm’s-length. Such agreements include the Advisory Agreement and any other agreements we may enter into with affiliates of the Adviser from time to time.

There is a risk in the conflict of interest in the calculation of the management fee and performance participation interest by the Adviser in connection with our determination of NAV.

The Adviser is paid a management fee for its services and the Special Limited Partner receives a performance participation interest in the Operating Partnership that are based on the value of our portfolio of investments as determined in connection with our determination of NAV, which is calculated by the Adviser in accordance with our Valuation Guidelines. The calculation of our NAV includes certain subjective judgments with respect to various items, including the value of our properties and estimating our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of our assets. The Adviser may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the NAV per share on a given date may not accurately reflect the value of our portfolio, and shares may be worth less than the NAV per share. The performance participation interest could motivate the Adviser to make investments that are riskier or more speculative than would be the case if such arrangements were not in effect. In addition, because the performance participation interest will be calculated on the basis of our total return, which incorporates the movement of the NAV of shares, the Adviser may be awarded a performance participation interest in some instances due to market movements (rather than based on the Adviser’s performance).

The termination or replacement of the Adviser could trigger a repayment event under our financing arrangements.

Lenders for certain of our financing agreements have required provisions in the loan documentation that would make the termination or replacement of the Adviser an event requiring the immediate repayment of the full outstanding balance of the loan unless the Adviser is replaced with an investment manager acceptable to the lender. The termination or replacement of the Adviser could trigger repayment of outstanding amounts under the credit agreements governing the repurchase agreements or lines of credit that we may obtain in the future. If a repayment event occurs with respect to any of our financing arrangements, our results of operations and financial condition may be adversely affected.

Risks Related to Conflicts of Interest

Certain conflicts of interest are discussed below. Our shareholders should be aware that there will be occasions when the Adviser and its affiliates will encounter conflicts of interest in connection with their relationship to us. The discussion below enumerates certain conflicts of interest. There can be no assurance that Core Spaces, the Adviser and its affiliates will resolve all conflicts of interest in a manner that is favorable to us and our shareholders.

Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.

Core Spaces has conflicts of interest, or conflicting loyalties, as a result of the numerous activities and relationships of Core Spaces, the Adviser and the affiliates, partners, members, shareholders, officers, directors, family members and employees of the foregoing, some of which are described herein. However, not all potential, apparent and actual conflicts of interest are included herein, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. If any matter arises that we and our affiliates (including the Adviser) determine in our good faith judgment constitutes an actual and material conflict of interest, we and our affiliates (including the Adviser) will take such actions as we determine appropriate to mitigate the conflict. Transactions between us and Core Spaces or its affiliates will require approval by our board of trustees, including a majority of our independent trustees. There can be no assurance that our board of trustees or Core Spaces will identify or resolve all conflicts of interest in a manner that is favorable to us.

Certain principals and employees may be involved in and have a greater financial interest in the performance of Other Accounts, and such activities may create conflicts of interest in making investment decisions on our behalf.

Certain of the principals and employees of the Adviser may be subject to a variety of conflicts of interest relating to their responsibilities to us and the management of our business and the distribution of our shares in any offering. Such individuals may serve in an advisory capacity to Other Accounts or other investment vehicles, as members of an investment or advisory committee or a board of directors (or similar such capacity) for one or more investment funds, corporations, foundations or other organizations, and may participate in the distribution of the securities of other issuers, including those that have investment objectives similar to ours. Such positions may create a conflict between the services and advice provided to such entities and the responsibilities owed to us. The Other Accounts or other investment funds in which such individuals may become involved may have investment objectives that overlap with ours. Furthermore, certain principals and employees of the Adviser may have a greater financial interest in the performance of such Other Accounts than our performance.

Conflicts of interest could arise between the interests of our shareholders and the interests of holders of OP Units, which may impede business decisions that could benefit our shareholders.

Conflicts of interest could arise as a result of the relationships between us, on the one hand, and our Operating Partnership or any limited partner thereof, on the other. Our trustees and officers have duties to us and our shareholders under applicable Maryland law in connection with their management of our company. At the same time, we, as the sole general partner of our Operating Partnership, have fiduciary duties and obligations to our Operating Partnership and its limited partners under Delaware law and the Operating Partnership Agreement (as defined herein) of our Operating Partnership in connection with the management of our Operating Partnership. Our duties as the sole general partner to our Operating Partnership and its partners may come into conflict with the duties of our trustees and officers to our company and our shareholders. These conflicts may be resolved in a manner that is not in the best interests of our shareholders.

Core Spaces engages various advisors and operating partners who may co-invest alongside us, and there can be no assurance that such advisors and operating partners will continue to serve in such roles.

Core Spaces, its affiliates and their personnel and related parties engage and retain strategic advisors, consultants, senior advisors, industry experts, joint venture and other partners and professionals, any of whom might be current or former executives or other personnel of the Adviser, its affiliates, portfolio entities or Other Accounts (collectively, “Consultants”), to provide a variety of services. Similarly, we, Other Accounts and portfolio entities retain and pay compensation to Consultants to provide services, or to undertake a build-up strategy to originate, acquire and develop assets and businesses in a particular sector or involving a particular strategy. Any amounts paid by us or a portfolio entity to Consultants in connection with the above services, including cash fees, profits, or equity interests in a portfolio entity, discretionary bonus awards, performance-based compensation (e.g., promote), retainers and expense reimbursements, will be treated as our expenses or expenses of the portfolio entity, as the case may be, and will not, even if they have the effect of reducing any retainers or minimum amounts otherwise payable by the Adviser, be chargeable to the Adviser or deemed paid to or received by the Adviser, or offset or reduce any management fees to the Adviser. Also, Consultants may co-invest alongside us in investments, participate in long-term incentive plans of a portfolio entity, which generally will result in us being allocated a smaller share of an investment. Consultants’ benefits described in this paragraph may continue after termination of status as a Consultant.

The time, dedication and scope of work of a Consultant varies considerably. In some cases, a Consultant advises our sponsor on transactions, provides the Adviser with industry-specific insights and feedback on investment themes, assists in transaction due diligence, and makes introductions to, and provides reference checks on, management teams. In other cases, Consultants take on more extensive roles, including serving as executives or directors on the boards of portfolio entities and contributing to the identification and origination of new investment opportunities. We may rely on these Consultants to recommend the Adviser and us as a preferred investment partner and carry out our investment program, but there is no assurance that any Consultant will continue to be involved with us for any length of time. We, Core Spaces, and/or portfolio companies can be expected to have formal or informal arrangements with Consultants that may or may not have termination options and may include compensation, no compensation, or deferred compensation until occurrence of a future event, such as commencement of a formal engagement. Moreover, in negotiating and structuring transactions with Consultants or counterparties (such as investment banks, financial intermediaries and other service providers) of us or our portfolio companies, the Adviser will generally not seek to maximize terms as if such transaction was taking place in isolation—it will be free to consider relationship, reputational and market considerations, which can in some circumstances result in a cost to us (or otherwise make the terms of the transaction less favorable to us). In certain cases, Consultants have attributes of Core Spaces “employees” (e.g., they can be expected to have dedicated offices at Core Spaces, receive administrative support from Core Spaces personnel, participate in general meetings and events for Core Spaces personnel or work on Core Spaces matters as their primary or sole business activity, have Core Spaces-related e-mail addresses or business cards and participate in certain benefit arrangements typically reserved for Core Spaces employees), even though they are not Core Spaces employees, affiliates or personnel for purposes of the Advisory Agreement, and their salary and related expenses are paid by us or by portfolio entities without any reduction or offset to the Adviser’s management fees. Some Consultants work only for us and/or portfolio entities, while other Consultants may have other clients. In particular, in some cases, Consultants, including those with a “Senior Advisor” title, have been and will be engaged with the responsibility to source and recommend transactions to the Adviser potentially on a full-time and/or exclusive basis and, notwithstanding any overlap with the responsibilities of the Adviser under the Advisory Agreement, the compensation to such Consultants could be borne fully by us (with no reduction or offset to the management fee paid to the Adviser). If such Senior Advisors generate investment opportunities on our behalf, such members may receive special additional fees or allocations comparable to those received by a third party in an arm’s length transaction. Consultants could have conflicts of interest between their work for us and portfolio entities, on the one hand, and themselves or other clients, on the other hand, and the Adviser is limited in its ability to monitor and mitigate these conflicts. Additionally, Consultants could provide services on behalf of both us and Other Accounts, and any work performed by Consultants retained on our behalf could benefit such Other Accounts (and alternatively, work performed by Consultants on behalf of Other Accounts could benefit us), and Core Spaces shall have no obligation to allocate any portion of the costs to be borne by us in respect of such Consultant to such Other Accounts.

The Adviser may face conflicts of interest in choosing our service providers and certain service providers may provide services to the Adviser or Core Spaces on more favorable terms than those payable by us.

Certain service providers or their affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, title agents, property managers and investment or commercial banking firms) that provide goods or services to us may also provide goods or services to or have business, personal, financial or other relationships with Core Spaces and its other businesses. Such service providers may be affiliates of the Adviser or entities in which Core Spaces or Other Accounts have an investment, and payments by us may directly or indirectly benefit Core Spaces or such Other Accounts. In addition, certain employees of Core Spaces may have family members or relatives employed by such service providers. We also expect that we will engage affiliates of the Adviser to provide Property Services to us. See “Item 1. Business—Fees from Other Services of the Adviser.” These relationships may influence the Adviser in deciding whether to select or recommend a service provider to perform services for us or our properties.

Notwithstanding the foregoing, transactions relating to us that require the use of a service provider will generally be allocated to service providers on the basis of best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the Adviser believes to be of benefit to us. All related party transactions must be approved by the board of trustees, including a majority of independent trustees, as fair and reasonable to us and on terms no less favorable than those available from third parties. Service providers or their affiliates often charge different rates or have different arrangements for different types of services. With respect to service providers, for example, the fee for a given type of work may vary depending on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by us are different from those used by the Adviser or its affiliates may pay different amounts or rates than those paid by us.

The relationship of certain service providers and vendors with Core Spaces may result in conflicts of interest, including the payment by us of higher fees or commissions than would be the case absent the relationship.

Although Core Spaces selects service providers and vendors it believes are most appropriate in the circumstances based on its knowledge of such service providers and vendors (which knowledge is generally greater in the case of service providers and vendors that have other relationships to Core Spaces), the relationship of service providers and vendors to Core Spaces as described above will, in certain circumstances, influence the Adviser in deciding whether to select, recommend or form such an advisor or service provider to perform services for us, the cost of which will generally be borne directly or indirectly by us, and incentivize the Adviser to engage such service provider over a third party, utilize the services of such service providers and vendors more frequently than would be the case absent the conflict, or to cause us to pay such service providers and vendors higher fees or commissions than would be the case absent the conflict. The incentive could be created by current income and/or the generation of enterprise value in a service provider or vendor. Core Spaces may also have an incentive to invest in or create service providers and vendors to realize these opportunities. Furthermore, Core Spaces will from time to time encourage third-party service providers to Other Accounts to use other service providers and vendors in which Core Spaces has an interest, and Core Spaces has an incentive to use third-party service providers who do so as a result of the additional business for the related service providers and vendors. Fees paid to or value created in these service providers and vendors do not offset or reduce the Adviser’s management fee and are not otherwise shared with us.

Core Spaces, the Adviser and their affiliates engage in a broad range of activities and such activities may conflict with our interests.

Core Spaces, the Adviser and their affiliates engage in a broad spectrum of activities, including a range of activities relating to investments in the real estate industry, and have invested or committed billions of dollars in capital through various investment funds, managed accounts and other vehicles affiliated with Core Spaces. In the ordinary course of their business activities, Core Spaces, the Adviser and their affiliates may engage in activities where the interests of certain divisions of Core Spaces and its affiliates, including the Adviser, or the interests of their clients, may conflict with our interests and those of our shareholders. Certain of these divisions and entities affiliated with the Adviser and its affiliates have or may have investment objectives or guidelines similar to our origination and investment guidelines and therefore may compete with us. In particular, Core Spaces invests in a broad range of student housing properties and related investments on behalf of numerous investment funds, managed accounts and other vehicles. If any matter arises that the Adviser and its affiliates determine in their good faith judgment constitutes an actual conflict of interest, the Adviser and its affiliates may take such action as they determine in good faith may be necessary or appropriate to ameliorate the conflict. Transactions between us and Core Spaces or its affiliates will require approval by the board of trustees, including a majority of independent trustees. There can be no assurance that the board of trustees or Core Spaces will identify or resolve all conflicts of interest in a manner that is favorable to us and our shareholders.

Conflicts of interest may arise for the Adviser and its affiliates with respect to its clients and us.

The Adviser and its affiliates have existing and potential relationships with a significant number of corporations, institutions and individuals. In providing services to its clients and us, the Adviser may face conflicts of interest with respect to activities recommended to or performed for such clients, on the one hand, and us, the shareholders or the entities in which we invest, on the other hand. The Adviser and its affiliates also will face conflicts of interest in connection with any purchase or sale transactions involving (1) us or our subsidiaries and (2) a client of the Adviser or an entity that has a financial or other interest in Core Spaces, LLC, the parent company of the Adviser, or in any of its affiliates (each, an “Interested Party”), including with respect to the consideration offered by or to, and the obligations of, such client or Interested Party. In addition, other clients of the Adviser may own equity interests in real estate and real estate related assets, interests in loans with real estate assets as the underlying collateral or other interests in real estate and real estate related assets. In determining whether to pursue a particular transaction on our behalf, these relationships could be considered by the Adviser, and there may be certain potential transactions that will not be pursued on behalf of us in view of such relationships. As a result, there can be no assurance that all potentially suitable investment opportunities that come to the attention of the Adviser will be made available to us. In addition, we may co-invest with Interested Parties and clients of the Adviser in particular investment opportunities, and the relationship of the Adviser and its affiliates with such clients or such Interested Party(ies) may influence the decisions made by the Adviser with respect to such investments.

We also may make a loan to a borrower in connection with the acquisition, refinancing or redemption by such borrower or other party of a property (including, without limitation, direct and/or indirect equity, preferred equity and/or other interests in a property) from or of a client, an Interested Party or an affiliate or former affiliate of the Adviser or to a borrower which is affiliated with current, former or prospective partners, clients or Interested Parties (including, without limitation, members of the board of trustees, shareholders and/or their affiliates), vendors or other counterparties of affiliates of the Adviser, or to a borrower that is an Interested Party. In addition, we (or a subsidiary of ours) may incur indebtedness from lenders that are affiliated with current, former or prospective shareholders and/or their affiliates, vendors or other counterparties of affiliates of the Adviser, or from lenders that are Interested Parties. The Adviser and/or its affiliates, including any trustee affiliated with the Adviser, may have an incentive to seek, refer or recommend such loans or indebtedness to us, to cause us to make such loans, to cause us to incur such indebtedness or to agree on terms with respect to such loans or indebtedness that are not as favorable as might be obtained with respect to other loans or indebtedness as a result of such relationships. Further, the Adviser and any trustee affiliated with the Adviser will have conflicts of interest in deciding how to make decisions with respect to such loans and indebtedness (including with respect to decisions as to whether or not to refinance such loan or repay such indebtedness). We may also seek to refinance our loan portfolio by securitizing such loans and other credit instruments, for ultimate sale to others including Interested Parties. Use of such financing tactics could create potential conflicts of interest.

Core Spaces’ policies and procedures may prevent it from pursuing certain investment opportunities that would be attractive to us.

Specified policies and procedures implemented by Core Spaces and its affiliates, including the Adviser, which seek to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce Core Spaces’, the Adviser’s and their affiliates’ ability to pursue attractive origination, financing and investment opportunities (including investment opportunities of ours). Because Core Spaces has many different businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. For example, Core Spaces may come into possession of material non-public information with respect to companies that are Core Spaces’ and its affiliates’ advisory clients in which the Adviser may be considering making an investment. As a consequence, that information, which could be of benefit to the Adviser, and therefore us, might become restricted to those other businesses and otherwise be unavailable to the Adviser, and could also restrict the Adviser’s activities. Additionally, the terms of confidentiality or other agreements with or related to companies in which any investment vehicle of Core Spaces has or has considered making an investment or which is otherwise an advisory client of Core Spaces and its affiliates may restrict or otherwise limit the ability of Core Spaces or its affiliates, including the Adviser, to engage in businesses or activities competitive with such companies.

Minority investments of Other Accounts in transactions with which we also engage may result in conflicts which may not be resolved in our favor.

Certain Other Accounts may also make minority investments in third-party investment managers or their investment vehicles with which we may engage in various transactions from time to time, including purchases or sales of assets or borrowing or lending transactions. Although these third-party investees may not be deemed to be affiliates of Core Spaces due to the limited voting rights or other terms of the investments made by such Other Accounts, such Other Accounts would have an indirect economic interest in any transactions between us and such third-party investees. Our shareholders will not share in any of the economic interest of such Other Accounts in such transactions. There can be no assurance that any conflict will be resolved in our and our shareholders’ favor and Core Spaces may be required to take action where it will have conflicting loyalties between its duties to us and to Other Accounts, which may adversely impact us and our shareholders.

Investment professionals employed by the Adviser or its affiliates may pursue different strategies for different investment vehicles.

At times, the investment professionals employed by the Adviser or its affiliates and other investment vehicles affiliated with the Adviser or Core Spaces may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds or investment vehicles for which he or she exercises investment responsibility, or may decide that certain of the accounts, clients, entities, funds or investment vehicles should take differing positions with respect to a particular security. In these cases, the investment professionals may place separate transactions for one or more accounts, clients, entities, funds or investment vehicles which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other accounts, clients, entities, funds or investment vehicles.

There may be variations in the financial and other benefits among us and other vehicles managed by the Adviser or its affiliates.

A conflict of interest arises where the financial or other benefits available to the Adviser or its affiliates differ among the accounts, clients, entities, funds or investment vehicles that it manages. If the amount or structure of the management fee and Performance Participation or the Adviser’s or its affiliates’ compensation differs among accounts, clients, entities, funds or investment vehicles (such as where certain funds or accounts pay higher base management fees, incentive fees, performance-based management fees or other fees), the Adviser might be motivated to help certain accounts, clients, entities, funds or investment vehicles over others. Similarly, the desire to maintain assets under management or to enhance the Adviser’s performance record or to derive other rewards, financial or otherwise, could influence the Adviser or its affiliates in affording preferential treatment to those accounts, clients, entities, funds or investment vehicles that could most significantly benefit the Adviser or its affiliates. The Adviser may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor such accounts, clients, entities, funds or investment vehicles. Additionally, the Adviser or its affiliates might be motivated to favor accounts, clients, entities, funds or investment vehicles in which it has an ownership interest or in which Core Spaces or its affiliates have ownership interests. Conversely, if an investment professional at the Adviser or its affiliates does not personally hold an investment in the Company but holds investments in other Core Spaces affiliated vehicles, such investment professional’s conflicts of interest with respect to us may be more acute.

The Adviser may make certain investments available for co-investment to its affiliates or other third parties.

If the Adviser determines that a co-investment or co-origination partner makes sense for a particular loan or investment, the Adviser may, but will not be obligated to, make such investment opportunity available to affiliates of the Adviser, Interested Parties, or to third parties, including other clients of the Adviser and its affiliates, third-party sponsors and other investors. If a potential co-investment opportunity allocated to a particular client is suitable for one or more clients advised or managed by the Adviser or one of its affiliates, the allocation will be made based on several co-investment allocation factors, including, but not limited to, prospective co-investor interest, commitment size, perceived ability to quickly execute the transactions, lender requirements, perceived public relations and reputational benefits or costs and the ability of the Adviser’s or its affiliates’ clients to execute.

When structuring a co-investment, we may co-invest through partnerships, joint ventures or other entities with third parties that may have economic or business interests or objectives that are different than or conflict with those of ours. Such co-investments may involve risks in connection with such third-party involvement, including the possibility that a third party co-investor may have financial difficulties, resulting in a negative impact on the portfolio investment or the failure by such third party co-investor to pay amounts that may be owed to us, and any such third party co-investor may have economic or business interests or objectives that are different than or conflict with those of ours or may be in a position to take (or block) actions contrary to our investment objectives. The management of such investments in certain instances may not be fully or even partially controlled by the Adviser. In addition, we may in certain circumstances be liable for actions of our third-party co-venturers or partners.

A co-investor may or may not pay fees or performance compensation to the Adviser or its affiliates in respect of such investments. Costs associated with co-investments between us and one or more clients of the Adviser or its affiliates (including “dead deal” costs) generally will be allocated proportionately, unless an executed agreement between the parties’ states otherwise. Costs with respect to co-investments between us and one or more third parties may also be shared proportionately if so agreed upon by the parties in definitive and binding documentation with respect to the investment opportunity. Accordingly, we may be required to bear all of the fees, costs and expenses relating to co-investments (whether or not such co-investment is consummated). Co-investors also may be required to bear their pro rata share of any guarantees provided by us with respect to any investment; provided, however, that any such obligation may be structured so that we provide such guarantees with respect to the entire investment and the co-investors’ agree to reimburse us for their pro rata share of liabilities incurred under such guarantees.

If we enter into a co-investment with (1) a client of the Adviser or its affiliates, (2) an affiliate of the Adviser, including any trustee affiliated with the Adviser or (3) an Interested Party, such transaction will lead to additional conflicts of interest. The terms of such co-investment may not be negotiated on an arm’s-length basis and could favor one investor over the other due to facts and circumstances not currently contemplated by the Adviser, including a change in circumstances arising due to events that are outside of the control of the Adviser or us. Such co-investment opportunities will require approval by the board of trustees, including a majority of independent trustees. There can be no assurance that the Adviser or the board of trustees will identify or resolve all conflicts of interest in a manner that is favorable to us and our shareholders.

Certain Other Accounts may have overlapping investment objectives with us or priority over us, and we may not be allocated certain investment opportunities.

Core Spaces has implemented a policy whereby investment opportunities will be allocated on a rotational or on a co-invest basis, subject to a number of considerations. This policy was designed to create a methodology for allocating investment opportunities that is fair and equitable to Core Spaces’ clients over time, while balancing the needs of such clients to complete transactions on a cost-effective and timely basis. However, certain inherent conflicts of interest arise from the fact that Core Spaces and its affiliates provide investment management and other services both to us and to Other Accounts, whether or not the investment objectives or guidelines of any such Other Accounts are similar to ours.

Subject to the investment allocation policy of Core Spaces, investment opportunities identified by the Adviser and its affiliates that are within the scope of our primary investment strategy generally are expected to be presented to us. However, Core Spaces currently acts, and will act in the future, as sponsor, general partner and/or manager to, or otherwise participate in Other Accounts, which, in certain cases, will have overlapping investment objectives with us and/or priority over us with respect to investment opportunities that meet both our and such Other Account’s investment objectives. As a result, we may not be allocated certain opportunities. For additional information, see “Item 7. Certain Relationships and Related Transactions, And Trustee Independence—Potential Conflicts of Interest—Allocation of Investment Opportunities.”

Conflicts may arise for the Adviser with respect to transactions with Adviser affiliates and other Core Spaces-related parties.

We may engage in transactions with affiliates of the Adviser and Interested Parties. The Adviser and its affiliates may also provide services to us as described in this Registration Statement provided that the compensation and other terms and conditions under which services are provided are embodied in a written contract and the compensation does not exceed the amount that would be payable by us if such services were provided by third parties on an arm’s-length basis. Subject to applicable law, we also may invest in or divest entities or investments in which the Adviser, its clients or its affiliates or Interested Parties hold a material (or lesser) interest, in each case on terms and conditions that a majority of the board of trustees (including a majority of independent trustees) not otherwise interested in the transaction determines are fair and reasonable to us and no less favorable to us than those available from unaffiliated third parties. Such investments (including co-investments) may result in conflicts of interest including, without limitation, with respect to voting and exit rights, funding defaults or other breach by us or our affiliate under the terms of the agreement governing such joint investment.

If the Adviser or an affiliate of the Adviser provides services to us that would otherwise be performed for us by third parties or the Adviser seeks reimbursement for services provided by the Adviser or other Core Spaces employees, we will reimburse the Adviser’s internal costs and related overhead expenses allocable to such services; provided that reimbursements for such services will not exceed prevailing market rates (for the avoidance of doubt, the Adviser is not seeking, or agreeing to waive, reimbursement for one or more of such services rendered during any period, and we will not prevent Adviser from seeking reimbursement for such services rendered during any future period). We expect to reimburse the Adviser for accounting and legal services provided by the Adviser’s relevant personnel. This reimbursement amount is based on an estimate of time spent on services provided to us.

We also expect to reimburse the Adviser for other services in the future (including with respect to audit, accounting and legal services).

The Adviser faces certain conflicts of interest in connection with our existing and future reimbursement for services provided by Core Spaces, the Adviser or its affiliates, as described above.

Possible future activities of the Adviser and its affiliates beyond the current range of services provided may give rise to further conflicts of interest.

The Adviser and its affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Advisory Agreement, the Adviser and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Adviser, Core Spaces and their affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities.

There may be conflicts with respect to other affiliate transactions in connection with investments alongside Other Accounts.

In connection with investments in which we participate alongside Other Accounts, we may from time to time share certain rights with such Other Accounts relating to such investments for legal, tax, regulatory or other similar reasons, including, in certain instances, certain control-related rights with respect to jointly held investments. When making any decisions related to such investments, there may be conflicting interests. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by Core Spaces or its other affiliates. Further conflicts could arise once we and Core Spaces or its affiliates have made our respective investments. For example, if we enter into a joint venture with an Other Account, our interests and the interests of such Other Account may conflict, for example when one joint venture partner seeks to sell the property in the joint venture but the other joint venture partner does not. In such situations, the ability of the Adviser to recommend actions in our best interests might be impaired.

Risks Related to our REIT Status and Certain Other Tax Items

If we do not qualify to be taxed as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.

We have operated and expect to continue to operate so as to qualify to be taxed as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•

we would be taxed as a regular domestic corporation, which under current laws would result in, among other things, being unable to deduct dividends paid to shareholders in computing taxable income and being subject to federal and applicable state and local income tax on our taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;

•

unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and therefore, our cash available for distribution to shareholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and

•	we generally would not be eligible to re-elect to be taxed as a REIT for the subsequent four full taxable years.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our shareholders dividends equal to a minimum of 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to regular corporate income taxes on any undistributed REIT taxable income, including undistributed net capital gain, each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which dividends paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our shareholders under our share repurchase plan generally will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales. These options could increase our costs or reduce our equity.

Compliance with REIT requirements may cause us to forgo otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our shares and the amounts we distribute to our shareholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate or restructure otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets, government securities and securities of our taxable REIT subsidiaries) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of more than any one issuer (other than securities that qualify for the straight-debt safe harbor) unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Code. Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into shares, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of our assets (other than government securities, qualified real estate assets and securities of our taxable REIT subsidiaries) can consist of the securities of any one issuer, and no more than 25% of the value of our assets may consist of “nonqualified publicly offered REIT debt instruments.” Further, for taxable years ending on or before December 31, 2025, no more than 20% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries. For taxable years beginning after December 31, 2025, that percentage limit is increased from 20% to 25%. If we fail to comply with these requirements at the end of any calendar quarter, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions in order to avoid losing our REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and maintain our qualification as a REIT, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

Our Declaration of Trust does not permit any person or group to own more than 9.9%, in value or number of shares, whichever is more restrictive, of our outstanding common shares or of our outstanding shares of all classes or series, and attempts to acquire our common shares or our shares of all other classes or series in excess of these 9.9% limits would not be effective without an exemption from these limits by our board of trustees.

For us to qualify as a REIT under the Code, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year. For the purpose of assisting our qualification as a REIT for U.S. federal income tax purposes, among other purposes, our Declaration of Trust prohibits beneficial or constructive ownership by any person or group of more than 9.9%, in value or number of shares, whichever is more restrictive, of our outstanding common shares, or 9.9% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of all classes or series, which we refer to as the “Ownership Limits.” The constructive ownership rules under the Code and our Declaration of Trust are complex and may cause outstanding common shares owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.9% of our outstanding shares by a person could cause another person to constructively own in excess of 9.9% of our outstanding common shares and thus violate the Ownership Limits. There can be no assurance that our board of trustees, as permitted in the Declaration of Trust, will not decrease the Ownership Limits in the future. Any attempt to own or transfer our shares in excess of the Ownership Limits without the consent of our board of trustees will result either in the shares in excess of the limit being transferred by operation of our Declaration of Trust to a charitable trust, and the person who attempted to acquire such excess shares not having any rights in such excess shares, or in the transfer being void.

The Ownership Limits may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our shareholders or would result in receipt of a premium to the price of our common shares (and even if such change in control would not reasonably jeopardize our REIT status). The exemptions to the ownership limit granted to date may limit our board of trustees’ power to increase the Ownership Limits or grant further exemptions in the future.

Non-U.S. shareholders may be required to file U.S. federal income tax returns and pay U.S. federal income tax upon their receipt of certain distributions from us or upon their disposition of common shares.

In addition to any potential withholding tax on ordinary dividends, a non-U.S. shareholder, other than a “qualified shareholder” or a “qualified foreign pension fund,” as each is defined in Section 897 of the Code, that disposes of a USRPI (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution from a REIT that is attributable to gains from such a disposition, is generally subject to U.S. federal income tax under FIRPTA, on the amount received from (or, in the case of a distribution, to the extent attributable to gains from) such disposition. Subject to certain exceptions, FIRPTA gains must be reported on U.S. federal income tax returns and are taxable at regular U.S. federal income tax rates. Such tax does not apply, however, to gain on the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a non-U.S. shareholder on certain dispositions of shares (including repurchases) could be subject to tax under FIRPTA, unless (1) our common shares were regularly traded on an established securities market and (2) the non-U.S. shareholder did not, at any time during a specified testing period, hold more than 10% of our common shares. We do not expect our shares to be regularly traded on an established securities market. Prospective investors are urged to consult with their tax advisors regarding the application and impact of these rules.

A non-U.S. shareholder, other than a “qualified shareholder” or a “qualified foreign pension fund,” that receives a distribution from us that is attributable to gains from the disposition of a USRPI as described above, including in connection with a repurchase of our common shares, is generally subject to U.S. federal income tax under FIRPTA to the extent such distribution is attributable to gains from such disposition, regardless of whether the difference between the fair market value and the tax basis of the USRPI giving rise to such gains is attributable to periods prior to or during such non-U.S. shareholder’s ownership of our common shares, unless the relevant class of shares is regularly traded on an established securities market in the United States and such non-U.S. shareholder did not own more than 10% of such class at any time during the one-year period ending on the date of such distribution. In addition, a repurchase of our common shares, to the extent not treated as a sale or exchange, may be subject to withholding as an ordinary dividend.

Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.

Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements. Even if we maintain our status as a REIT, entities through which we hold investments in assets located outside the United States may be subject to income taxation by jurisdictions in which such assets are located or in which our subsidiaries that hold interests in such assets are located. Any such taxes could adversely affect our business, results of operations, cash flows or financial condition, and our cash available for distribution to our shareholders will be reduced by any such foreign income taxes.

We may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties or assets that are “dealer” properties or assets sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. If we were to fail either gross income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect), we would be subject to tax on the income that does not meet the gross income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, we could elect to cause our shareholders to be treated as if they earned that income and paid the tax we paid. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our domestic taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

Our board of trustees is authorized to revoke our REIT election without shareholder approval, which may cause adverse consequences to our shareholders.

Our Declaration of Trust authorizes our board of trustees to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interests to qualify as a REIT. Our board of trustees has duties to us and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests. In this event, we would become subject to U.S. federal income tax on our taxable income, and we would no longer be required to distribute most of our net income to our shareholders, which may cause a reduction in the total return to our shareholders.

You may have current tax liability on distributions you elect to reinvest in our common shares.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

We may choose to pay dividends in a combination of cash and shares, in which case shareholders may be required to pay income taxes in excess of the cash dividends they receive.

We may choose to pay dividends in a combination of cash and shares. Under IRS Revenue Procedure 2017-45, if we qualify as a publicly offered REIT, we may give shareholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common shares. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the share distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits). As a result, U.S. shareholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends they receive. In the case of non-U.S. shareholders, we generally will be required to withhold tax with respect to the entire dividend, which withholding tax may exceed the amount of cash such non-U.S. shareholder would otherwise receive.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. shareholders is 20% (excluding the 3.8% Medicare tax). Dividends payable by REITs, however, are not eligible for the reduced rate except to the extent designated as capital gain dividends or qualified dividend income. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common shares. However, non-corporate U.S. taxpayers may be entitled to claim a deduction in determining their taxable income of up to 20% of “qualified REIT dividends” (dividends not designated as capital gain dividends or qualified dividend income), subject to certain limitations. You are urged to consult with your tax advisor regarding your effective tax rate with respect to REIT dividends.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of our common shares.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in our common shares. The One Big Beautiful Bill Act, which was signed into law on July 4, 2025, made significant changes to the U.S. federal income tax laws in various areas. Among the notable changes, the One Big Beautiful Bill Act permanently extended certain provisions that were enacted in the Tax Cuts and Jobs Act of 2017, most of which were set to expire after December 31, 2025. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of our shareholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of the recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our Declaration of Trust authorizes our board of trustees to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT. The impact of changes in tax laws on an investment in our shares is uncertain. Prospective investors should consult their own tax advisors regarding changes in tax laws.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and gross income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

Our taxable REIT subsidiaries are subject to special rules that may result in increased taxes.

We may conduct certain activities or invest in assets through one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. Other than some activities relating to hotel and health care properties, a taxable REIT subsidiary may generally engage in any business, including the provision of services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation, including any applicable corporate alternative minimum tax.

For taxable years ending on or before December 31, 2025, no more than 20% of the value of our total assets may consist of stock or securities of one or more taxable REIT subsidiaries. For taxable years beginning after December 31, 2025, that percentage limit is increased from 20% to 25%. This requirement limits the extent to which we can conduct our activities through taxable REIT subsidiaries. The values of some of our assets, including assets that we hold through taxable REIT subsidiaries, may not be subject to precise determination, and values are subject to change in the future. Furthermore, if a REIT lends money to a taxable REIT subsidiary, the taxable REIT subsidiary may be unable to deduct all or a portion of the interest paid to the REIT, which could increase the tax liability of the taxable REIT subsidiary. In addition, as a REIT, we must pay a 100% penalty tax on certain payments that we receive if the economic arrangements between us and any of our taxable REIT subsidiaries are not comparable to similar arrangements between unrelated parties. We intend to structure transactions with any taxable REIT subsidiary on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above; however, the IRS may successfully assert that the economic arrangements of any of our inter-company transactions are not comparable to similar arrangements between unrelated parties.

If the Operating Partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

If the IRS were to successfully challenge the status of the Operating Partnership as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that the Operating Partnership could make to us. This would also result in our failing to qualify as a REIT and becoming subject to a corporate-level tax on our income, which would substantially reduce our cash available to pay distributions and the yield on your investment.

Sales of our properties at gains are potentially subject to the prohibited transaction tax, which could reduce the return on a shareholder’s investment.

Our ability to dispose of property is restricted as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through a subsidiary entity, including our Operating Partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business unless a safe harbor applies under the Code. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (i) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (ii) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction, or (iii) structuring certain dispositions of our properties to comply with certain safe harbors available under the Code. However, no assurance can be given that any particular property will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business or that a safe harbor will apply.

General Risk Factors

Certain investors may enter into side letters with us or the Adviser, which may provide different terms for their investment in us.

We or the Adviser may enter into side letters with shareholders that have the effect of establishing rights under or supplementing the terms of the Declaration of Trust, and such terms may therefore differ from the terms summarized herein. As such, the terms and conditions of one shareholder’s investments in us may differ to those of another shareholder. Side letters may modify or supplement the terms of the interests held by any such shareholders, and such terms may therefore differ from the terms herein and/or the Declaration of Trust. For example, and without limitation to any associated provisions of this document, the terms of side letters may deal with arrangements with respect to waivers, rebates, reductions or other modifications of the management fee and Performance Participation; minimum and additional subscription amounts; “most favored nation” rights (i.e., the right to receive favorable rights or economic arrangements that may be afforded to other shareholders); notice periods; co-investment rights; consent rights; repurchase rights; modifications to the applicable shareholder’s subscription agreement; and certain other rights and privileges. Such arrangements generally will be based on factors such as the size of a shareholder’s subscription, the timing of a shareholder’s subscription, a shareholder’s existing relationship with the Adviser or any particular regulatory or legal considerations applicable to a shareholder; provided, that we or the Adviser may enter into such arrangements for any reason deemed necessary, advisable, desirable or convenient. As a result, returns may vary from shareholder to shareholder depending on any arrangements applicable to a given a shareholder’s investment in us. In addition, but without limitation, some shareholders that demonstrate a relevant regulatory requirement, may receive preferential terms pertaining to that requirement, such as receipt of certain Company information on an accelerated basis.

The past performance of Core Spaces and the Adviser’s senior management is not a predictor of our future results.

Neither the track record of Core Spaces nor the senior management of the Adviser nor the performance of the Adviser will imply or predict (directly or indirectly) any level of our future performance. Identifying and originating or participating in attractive investment opportunities is difficult. There is no assurance that our portfolio will be profitable and there is a risk that our losses and expenses will exceed our income and gains. Any return on investment to the shareholders depends upon the Adviser creating a successful portfolio on our behalf. Many investment decisions by the Adviser will be dependent upon the ability of its employees and agents to obtain relevant information from non-public sources and the Adviser often will be required to make decisions without complete information or in reliance upon information provided by third parties that is impossible or impracticable to verify. Our performance is dependent upon future events and is, therefore, inherently uncertain. Past performance cannot be relied upon to predict future events due to a variety of factors, including, without limitation, varying business strategies, different local and national economic circumstances, different supply and demand characteristics, varying degrees of competition and varying circumstances pertaining to the real estate capital markets.

Litigation outcomes may have an adverse impact on us.

In the ordinary course of our business, we may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect our value and may continue without resolution for long periods of time. Any litigation may consume substantial amount of time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation. The expense of defending claims against us and paying any amounts pursuant to settlements or judgments would be borne by us and would reduce net assets. The board of trustees will be indemnified by us in connection with such litigation, subject to certain conditions.

Insurance may not cover all the risks associated with our business.

There can be no assurance that insurance will be available or sufficient to cover all of our risks. The insurance industry is currently in an unpredictable state, and, as a result, the actual premiums and deductibles payable by us may be substantially different than the Adviser’s projections of premiums and deductibles. In the future, we may acquire the real estate assets securing or related to our loans and investments and then become responsible for the costs of insurance. Losses of a catastrophic nature, such as those caused by hurricanes, flooding, volcanic eruptions and earthquakes, among other things, or losses as a result of vandalism or other crime, faulty construction or accidents, fire, outbreaks of an infectious disease including pandemics, or acts of terrorism, may be covered by insurance policies with limitations such as large deductibles or co-payments that we may not be able to pay. In general, losses related to terrorism are becoming harder and more expensive to insure against. In some cases, the insurers exclude terrorism, in others the coverage against terrorist acts is limited, or available only for a significant price. A similar dynamic has been unfolding with respect to certain weather and fire events, with insurers excluding certain investments that have high risk of weather, earthquake or fire events. As the effects of climate change increase, we expect the frequency and impact of weather and climate related events and conditions could increase as well. Climate change may also increase the cost of, or decrease the availability of, property insurance on terms we find acceptable. Insurance proceeds may not be adequate to restore an affected property to its condition prior to a loss or to compensate us for our losses, including lost revenues or other costs. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits that may not be sufficient to cover losses. If we or one or more of our tenants experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged. Certain of these events, such as war or an outbreak of an infectious disease, could have a broader negative impact on the global or local economy, thereby affecting us or the Adviser.

There are risks relating to admission of ERISA investors to us.

The Adviser intends to conduct our operations so that our assets will not be deemed to constitute “plan assets” of investors which are subject to the fiduciary provisions of ERISA or the prohibited transaction rules of Section 4975 of the Code (“Benefit Plan Investors”). If, however, we were deemed to hold “plan assets” of Benefit Plan Investors, (i) if any such Benefit Plan Investors are subject to ERISA, ERISA’s fiduciary standards would apply to us and might materially affect our operations, and (ii) any transaction with us could be deemed a transaction with each Benefit Plan Investor and may cause transactions into which we might enter in the ordinary course of business to constitute prohibited transactions under ERISA and/or Section 4975 of the Code. In order to avoid having our assets treated as “plan assets,” the Adviser may seek to manage our assets and activities so as to qualify as an “operating company,” and that may adversely affect our operations. For example, the Adviser may decide not to make an otherwise favorable investment because it would not count as a qualifying investment for purposes of the operating company requirements, or the Adviser may decide to liquidate a given investment at an otherwise disadvantageous time based on these requirements. As an alternative means of avoiding our assets being treated as “plan assets,” the Adviser may seek another exception to holding “plan assets”. For example, the Adviser may restrict the acquisition, redemption and transfer of shares to ensure that the ownership interest of Benefit Plan Investors does not become “significant” with respect to any class of our equity interests (and such restrictions could delay or preclude an investor’s ability to redeem or transfer its shares), in addition to causing our early termination. For more information about how the Adviser may seek to conduct operations so that our assets will not be deemed to constitute “plan assets,” see “Item 1. Business—Certain ERISA Considerations.”

There is very little authority regarding the application of ERISA and the regulations issued thereunder to entities such as ourselves, and there can be no assurance that the U.S. Department of Labor or the courts would not take a position or promulgate additional rules or regulations that could significantly impact the “plan asset” status of the Company.

Failure to properly comply with securities law and Investment Company Act may have a material adverse effect on us.

We are offering common shares, and may offer common shares in the future, in one or more private offerings, not registered under the Securities Act, or any other securities laws, including state securities or blue sky laws. Should common shares be offered outside of the private offering exemption under the Securities Act, we could experience adverse consequences. In addition, we are not registered and do not intend to register as an investment company under the Investment Company Act. Accordingly, we do not expect to be subject to the restrictive provisions of the Investment Company Act. If we were to become subject to the Investment Company Act because of a change of law or otherwise, the various restrictions imposed by the Investment Company Act (including a substantial reduction in our ability to use leverage) and the substantial costs and burdens of compliance therewith could adversely affect our operating results and financial performance, and we may be unable to conduct our business as described herein. Moreover, parties to a contract with an entity that has improperly failed to register as an investment company under the Investment Company Act may be entitled to cancel or otherwise void their contracts with the unregistered entity. Any such failure to qualify for such exemption could have a material adverse effect on us.

Failure to identify and exclude bad actors could disqualify us from relying on certain rules on which we rely.

We are offering common shares, and may offer common shares in the future, in one or more private offerings, not registered under the Securities Act, or any other securities laws, including state securities or blue sky laws. The common shares are offered in reliance upon the exemption from registration thereunder provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. If certain persons and entities involved with the offering of the common shares, including any shareholder holding (20%) or more our outstanding voting equity securities, are or have been subject to certain criminal convictions, SEC disciplinary orders, court injunctions or similar adverse events, then in certain instances we may be disqualified from relying upon Rule 506. There is no assurance that efforts to exercise reasonable care to identify and exclude bad actors from participating in the offering will be deemed to be sufficient to comply with these requirements. If we were disqualified from relying upon the exemption from registration provided in Rule 506, there may not be another exemption from registration available under the Securities Act and, consequently, we may not have an exemption from registration under any state securities or blue sky laws. If these exemptions from registration were unavailable, then we may be subject to, and incur significant costs related to, enforcement actions and rescission rights may be available to the shareholders, which if exercised, may require us to liquidate assets earlier and on less advantageous terms than were anticipated at underwriting and/or may cause us to have a more limited amount of capital available for investment, impairing our ability to assemble, manage, retain and harvest a complete and balanced portfolio.

Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements that could materially adversely affect our business, results of operations and financial condition.

Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in our operations necessary to maintain our ability to rely upon an applicable exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit investing in interests that may be treated as “commodity interests” to comply with the regulations of the CFTC may have a material adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.

Political changes may affect real estate-related investments.

The regulatory environment in the United States can be impacted by changes in administration and future legislative developments.

The outcome of elections creates uncertainty with respect to legal, tax and regulatory regimes in which we and our investments, as well as the Adviser and its affiliates, will operate. Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade or tariffs), the regulation of the investment management industry, tax law, immigration policy or government entitlement programs could have a material adverse impact on us and our investments.

ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We are a Maryland statutory trust formed on January 23, 2026. Our investment strategy is primarily to own and manage a diversified portfolio of core and core-plus student housing properties primarily in Tier 1 Markets. To a lesser extent, we also expect to invest in (i) development, redevelopment or repositioning of student housing properties and (ii) real estate-related securities and other short-term investments to provide us with a source of liquidity. Over time, we may invest in debt backed principally by student housing investments.

We are an externally advised, perpetual-life REIT formed to pursue the following investment objectives:

•	provide shareholders with current income in the form of regular, stable cash distributions;

•	preserve and protect shareholders’ invested capital; and

•	realize appreciation in value through proactive investment and asset management.

There can be no assurance that we will achieve our investment objectives. See “Item 1A. Risk Factors.”

We expect to qualify as a REIT for federal income tax purposes under the Code commencing with our taxable year ending December 31, 2026.

We operate under the direction of our board of trustees, which is responsible for the overall management of the Company’s business and affairs. Our board of trustees is comprised of a majority of independent trustees. The board of trustees delegates the day-to-day management of the Company to the Adviser pursuant to the Advisory Agreement.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties, other than those referred to in this Registration Statement. See “Item 1A. Risk Factors.”

Basis of Presentation

Our financial statements are prepared in accordance with U.S. GAAP, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties.

Revenues

As of the date of this Registration Statement, we have not engaged in principal operations nor generated any revenues.

Our entire activity since inception to the date of this Registration Statement, was our initial capitalization and preparation for our proposed fundraising through our private offering. We were initially capitalized through the purchase by a wholly owned subsidiary of Core Spaces of 100 Class E common shares for an aggregate purchase price of $1,000 on February 19, 2026.

As of the date of this Registration Statement, we have not acquired any investments. The number and type of investments that we acquire will depend upon market conditions, the amount of proceeds we raise in the private offering and other circumstances existing at the time we are acquiring such assets.

Our investment strategy is primarily to own and manage a diversified portfolio of core and core-plus student housing properties primarily in Tier 1 Markets.

Expenses

Management Fee

For a discussion of the management fee payable to the Adviser, see “Item 1. Business—Advisory Agreement.”

Performance Participation

For a discussion of the performance participation interest held by the Special Limited Partner in the Operating Partnership, see “Item 1. Business—Advisory Agreement.”

Shareholder Servicing Fee

For a discussion of the shareholder servicing fee payable to the Dealer Manager, see “Item 11. Description of Registrant’s Securities to be Registered—Description of Shares of Beneficial Interest—Common Shares.”

Asset-Based Servicing Fee

For a discussion of the asset-based servicing fee payable to the Dealer Manager, see “Item 1. Business—Dealer Manager Agreement.”

Organizational and Offering Expenses

For a discussion of the organizational and offering expense reimbursement to the Adviser, see “Item 1. Business—Advisory Agreement.”

Financial Condition, Liquidity and Capital Resources

As of the date of this Registration Statement, we are in our organizational period and have not yet commenced principal operations or generated any revenues. We expect that principal operations will commence when we issue common shares in the initial closing of our private offering.

As of the date of this Registration Statement, Core Spaces has made an initial capital contribution of $1,000 in cash, in exchange for 100 Class E shares.

We expect to generate cash primarily from (i) the net proceeds of our continuous private offering, (ii) cash flows from our operations, (iii) indebtedness we may incur in the future and (iv) any future offerings of our equity or debt securities.

Our primary use of cash will be for (i) origination or acquisition of student housing investments, (ii) the cost of operations (including the management fee and performance participation), (iii) debt service of any borrowings, (iv) periodic repurchases, including under our share repurchase plan (as described herein), and (v) cash distributions, if any, to the holders of our common shares to the extent declared by our board of trustees.

Quantitative and Qualitative Disclosures about Market Risk

We will be exposed to interest rate risk with respect to any variable-rate indebtedness we incur, whereas an increase in interest rates would directly result in higher interest expense. Interest rate risk is highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. We expect to incur variable-rate indebtedness with respect to our real property investments and we may use company-level credit facilities featuring floating interest rates for liquidity and working capital purposes. We expect to seek to manage our exposure to interest rate risk by utilizing a mix of floating rate financings with staggered maturities and through interest rate hedging agreements to fix all or a portion of our variable rate debt.

As of the date of this Registration Statement, we do have any exposure to interest rate risk.

ITEM 3. PROPERTIES

Our principal office is located at 1400 N. Kingsbury St., Chicago, Illinois 60642. As part of the Advisory Agreement, the Adviser is responsible for providing office space and office services required in rendering services to us. We consider these facilities to be suitable and adequate for the management and operations of our business.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days.

The following table sets out the information regarding the number and percentages of shares owned by each trustee, all trustees and executive officers as a group, and any person known to us to be a beneficial owner of more than 5% of our outstanding common shares as of July 6, 2026. The address for each of the persons named below is in care of our principal executive offices at 1400 N. Kingsbury St., Chicago, Illinois 60642.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percentage of Common Shares Beneficially Owned
Trustees and Executive Officers
Marc Lifshin(2)	100	100%
Daniel Goldberg	—	—
Michael Gamson	—	—
Mark Langer	—	—
G. Christopher Smith	—	—
John Wieker	—	—
Colin Armstrong	—	—
Merritt Poole	—	—
Adam Grant	—	—

All trustees and executive officers as a group (nine persons)	100	100%
5% Shareholders
CS RE Holdings, LLC(2)	100	100%

(1)	All shares listed in the table are Class E shares.
(2)

As of the date of the information in this table, CS RE Holdings, LLC owned 100 Class E shares, which are deemed to be beneficially owned by Mr. Lifshin and represent all of the shares beneficially owned by Mr. Lifshin in the table above.

ITEM 5. TRUSTEES AND EXECUTIVE OFFICERS

We operate under the direction of our board of trustees. Our board of trustees is currently comprised of five trustees, three of whom are independent trustees, as defined by our Declaration of Trust. For a description of the definition of “independent trustee,” see “Item 1. Business—Our Board of Trustees.” Our board of trustees has retained the Adviser to manage our investments, subject to supervision by the board of trustees.

Trustees and Executive Officers

Information regarding our trustees and executive officers are set forth below:

Name	Age*	Position
Marc Lifshin	47	Chair of the Board of Trustees
Daniel Goldberg	41	Trustee
Michael Gamson	52	Independent Trustee
Mark Langer	59	Independent Trustee
G. Christopher Smith	48	Independent Trustee
John Wieker	48	Chief Executive Officer
Colin Armstrong	36	Chief Investment Officer and President
Merritt Poole	39	Chief Financial Officer and Treasurer
Adam Grant	48	Secretary

*	As of May 1, 2026.

Each officer holds office at the pleasure of our board of trustees until his or her successor is duly appointed and qualified or until their earlier death, resignation or removal.

Marc Lifshin has served as the Chair of our board of trustees since May 2026. Mr. Lifshin is a founder and Chief Executive Officer of Core Spaces. Mr. Lifshin founded Core Spaces in 2010 to develop and manage real estate that redefines the way people live through progressive design and a hospitality-driven resident experience. As Chief Executive Officer of Core Spaces, Mr. Lifshin steers company objectives and strategy, and focuses on cultivating a culture of collaboration and innovation. Prior to founding Core Spaces, Mr. Lifshin founded LG Development Group (“LG”), a real estate development company focused on developing residential and commercial properties. Through LG, a student housing-platform evolved, as did segmentation into the hospitality and conventional multi-family markets. These divisions are now known today as Core Spaces. Mr. Lifshin holds a B.S. in General Engineering with a minor in Business Administration from the University of Illinois at Urbana-Champaign.

We believe that Mr. Lifshin’s extensive real estate experience in the student housing sector brings valuable experience to our board of trustees.

Daniel Goldberg has served as a member of our board of trustees since May 2026. Mr. Goldberg has also served as an Executive Managing Director and President of Core Spaces since 2021. In this role, Mr. Goldberg leads Core Spaces’ strategy and innovation. Prior to joining Core Spaces, Mr. Goldberg was a Principal at Blackstone Inc., where he focused on acquisitions, leading the acquisition of a $1.2 billion student housing portfolio with 10,500 beds across 20 properties in conjunction with the $4.6 billion take-private of Education Realty Trust. At Blackstone, Mr. Goldberg was also involved in overseeing the company’s U.S. core-plus real estate platform. Before Blackstone, Mr. Goldberg was at Goldman Sachs Group, Inc. for over 10 years, where he focused on real estate private equity, where he led over $1 billion of student housing investments. Mr. Goldberg holds a B.S. in Neuroscience from Brown University.

We believe that Mr. Goldberg’s extensive experience in real estate private equity and real estate acquisitions brings valuable experience to our board of trustees.

Michael Gamson has served as a member of our board of trustees since May 2026. Since January 2024, Mr. Gamson has served as a Co-Founder and Managing Director of Permanent Capital Ventures, a venture capital firm and registered investment adviser focused on partnering with founders building AI application businesses. From January 2023 to January 2024, Mr. Gamson served as Chief Executive Officer of Evozyne, an AI biotechnology company that aims to create novel proteins to solve long-standing challenges in therapeutics and sustainability. Mr. Gamson has served as Vice Chair of Evozyne’s board of directors since January 2023. From July 2019 to January 2023, Mr. Gamson was the Chief Executive Officer of Relativity ODA LLC (“Relativity”), a legal technology company. Prior to Relativity, Mr. Gamson spent 11 years on the executive team at LinkedIn leading the global sales team of more than 5,000 people driving more than $5 billion in revenue through the company’s $26 billion exit to Microsoft. Mr. Gamson holds a B.A. in Comparative Religions and Fine Arts from Amherst College.

We believe that Mr. Gamson’s extensive management and investment experience in technology-related companies brings valuable experience to our board of trustees.

Mark Langer has served as a member of our board of trustees since May 2026. Since 2015, Mr. Langer has served as Executive Vice President and Chief Financial Officer of Urban Edge Properties (“Urban Edge”), a publicly traded REIT. Mr. Langer has a leadership role in the oversight of enterprise risk management at Urban Edge and works closely with senior management and its board in establishing appropriate governance policies and procedures. Mr. Langer has more than thirty-five years of experience working in key management roles within the accounting and finance functions and has successfully led debt and equity financing and refinancing transactions totaling more than $4 billion. From 2009 to 2015, he served as the Chief Financial Officer of Equity One. Inc., a publicly traded REIT. Additionally, Mr. Langer was an audit partner at KPMG, LLP from 1988 to 2000 where he assessed internal control systems and the application of accounting policies. Mr. Langer holds a Bachelor of Business Administration in Accounting from James Madison University.

We believe that Mr. Langer’s extensive management and financing experience with public REITs brings valuable insight to our board of trustees.

G. Christopher Smith has served as a member of our board of trustees since May 2026. Mr. Smith is the Founder and Chief Executive Officer of Ohana Real Estate Investors (“Ohana”), a registered investment adviser focused on the hospitality and residential sectors, which he founded in 2009. Mr. Smith oversees Ohana’s business activities and sets its strategic direction. Since inception, Ohana and its affiliates have invested over $3 billion of capital. Mr. Smith is also the Founder of Ohana Design Build LLC, a design and build firm focused on custom residential construction. He currently serves as President of Ohana Real Estate Services LLC, a hospitality and residential real estate development and management firm, and as President of Ohana Realty Corp. and Ohana Realty Corp. II, both residential real estate brokerage firms. Mr. Smith also serves on the Investment Committee of OREI Advisors LP, where he reviews equity and credit investment opportunities, including proposed pricing and terms, presented by the investment team. From 2016 to February 2024, Mr. Smith served on the board of directors of Montage Hotels & Resorts, LLC, a privately held hospitality company. He is a member of the Young Presidents’ Organization and the Hotel Development Council of the Urban Land Institute and has served on advisory boards of Special Olympics International. Mr. Smith holds a B.A. from Amherst College.

We believe Mr. Smith’s expertise in hospitality and residential real estate investment, development and brokerage brings valuable experience to our board of trustees.

John Wieker has served as our Chief Executive Officer since February 2026. Mr. Wieker serves as Core Spaces’ Executive Managing Director – Chief Investment Officer, overseeing its student housing and build-to-rent investment strategies. Previously, Mr. Wieker held roles as Chief Investment Officer of Student Housing and Chief Financial Officer at Core Spaces. He brings more than 25 years of experience in real estate investing and investment banking, with involvement in over $100 billion in real estate transactions. Prior to joining Core Spaces, he held positions at Citi, Merrill Lynch, Macquarie and Thomas Properties Group. Mr. Wieker holds a B.S. in Business Administration from the University of Southern California and an M.B.A. from Columbia Business School.

Colin Armstrong has served as our Chief Investment Officer and President since May 2026. He is also a Managing Director of Portfolio Management at Core Spaces, where he is responsible for portfolio-level oversight, strategy, performance, and investor engagement. Prior to joining Core Spaces, Mr. Armstrong worked at UBS as a Senior Portfolio Manager and Investment Officer, where he managed a discretionary core fund and executed investments for UBS funds and mandates. Mr. Armstrong also held positions at Henry Crown & Co. and PNC Real Estate. Mr. Armstrong holds a B.A. in Economics from Northwestern University and an M.B.A. from the University of Chicago Booth School of Business.

Merritt Poole has served as our Chief Financial Officer and Treasurer since February 2026. She is also a Senior Managing Director and the Chief Financial Officer of Core Spaces, where she is responsible for leading all aspects of Core Spaces’ Accounting & Finance department including the financial planning & analysis, accounting, tax, accounts payable, and treasury functions. Prior to joining Core Spaces in July 2023, Ms. Poole served as Vice President, Financial Planning & Analysis at Revantage, a Blackstone Company, and in other finance roles at Global Logistics Properties (GLP), Cushman & Wakefield, and Inventrust. Ms. Poole holds a B.A. in Accounting, Business Administration and Liberal Arts from William Jewell College and an M.B.A. with an emphasis in Accounting from Dominican University.

Adam Grant has served as our Secretary since February 2026. He is also a Senior Managing Director and the General Counsel of Core Spaces, where he is responsible for Core Spaces’ legal matters, predominantly focusing on Core Spaces’ real estate transactions. His role includes the drafting and negotiation of purchase agreements, operating agreements and financing documents. Prior to joining Core Spaces in March 2018, Mr. Grant was a partner in the real estate department of Kirkland & Ellis LLP. Mr. Grant holds a B.A. in History from Pitzer College and a J.D. from Northwestern University.

Leadership Structure and Oversight Responsibilities

Our board of trustees is responsible for supervising our business. However, pursuant to our bylaws, our board of trustees may delegate some of its powers to one or more committees as deemed appropriate by our board of trustees, provided that each committee consists of at least a majority of independent trustees.

Our board of trustees has established an audit committee (the “Audit Committee”) and may form additional committees in the future.

Audit Committee

The Audit Committee is comprised of our three independent trustees. Each of the members of the Audit Committee will meet the independence standards and financial literacy requirements for service on an audit committee of a board of trustees pursuant to Exchange Act, and New York Stock Exchange rules applicable to audit committees and corporate governance, and at least one member of the Audit Committee will be an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Mark Langer serves as Chairperson of the Audit Committee and qualify as the “audit committee financial expert.” The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of trustees in the absence of such designation.

The Audit Committee will operate pursuant to its charter, which will be approved by our board of trustees. The charter will set forth the responsibilities of the Audit Committee, which will include oversight of the following:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors;

•	the performance of our internal and independent auditors; and

•	issues related to cyber security impacting us.

In addition, the Audit Committee will determine the selection, appointment, retention and termination of the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The Audit Committee also will approve all audit and non-audit services provided by the independent public accountants to us and certain other persons and the fees we pay for these services.

The Audit Committee will adopt procedures for the processing of complaints relating to accounting, internal control and auditing matters. The audit committee will oversee the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our trustees, officers and employees (if any), and to all of the officers and employees of the Adviser, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions while they are performing services for us. Our Code of Business Conduct and Ethics, as it relates to those individuals also covered by Core Spaces’ code of conduct, operates in addition to Core Spaces’ code of conduct. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.

Corporate Governance Guidelines

We have adopted corporate governance guidelines to advance the functioning of our board of trustees and the Audit Committee and to set forth the expectations of our board of trustees as to how it and any committees should perform its and their respective functions.

Investment Committee

The members of the IC have an average of more than 20 years of real estate industry experience. The members of the IC and their respective roles with the Adviser are below.

Marc Lifshin, Daniel Goldberg and John Wieker are members of the IC and their biographies are above under “—Trustees and Executive Officers.” The age of each individual below is as of May 1, 2026.

Nathan Bruker, age 38, has served as Core Spaces’ Head of Strategic Development since 2023. Mr. Bruker is responsible for developing and implementing long-term strategies for both Student Housing and Build-to-Rent divisions to maximize asset value and investment returns, including direct oversight of the Build-to-Rent platform. Prior to joining the firm, Mr. Bruker spent the prior 15 years in real estate private equity, the majority of which he spent at Goldman Sachs and most recently as Managing Director at Prospect Ridge. Mr. Bruker earned a Bachelor’s degree in Molecular Biology from Yale University.

Joe Gatto, age 34, has served as Core Spaces’ Senior Managing Director in Acquisitions and Investments since 2016. Mr. Gatto leads the acquisitions team that is responsible for sourcing development opportunities. Mr. Gatto is involved in all aspects of the acquisitions process from site identification and underwriting through due diligence and entitlement. Prior to joining Core Spaces, Mr. Gatto gained broad experience as a broker including leasing, investment sales, and land sales. In his brokerage career, Mr. Gatto was involved in over 90 transactions totaling over 1,600,000 square feet. Mr. Gatto graduated from DePaul University with a Bachelor’s degree in Real Estate Finance.

Jen Holmes, age 44, has served as Executive Managing Director and Chief Operating Officer of Core Spaces since 2022, where she is responsible for execution of the company’s strategic and operational initiatives and oversight of Accounting & Finance, People Operations, Property Operations, and Technology. Prior to joining Core Spaces, she was Chief Accounting Officer of Urban Edge Properties, a publicly traded retail REIT. She began her career in public accounting at Deloitte, serving real estate and financial services clients. Ms. Holmes holds a B.B.A. in Accounting and Finance from the University of Wisconsin –Madison.

Chad Matesi, age 45, has served as Core Spaces’ Executive Managing Director and Chief Development Officer since 2013. Since joining Core Spaces in 2013, Mr. Matesi has been involved in the orchestration, design, development and construction of over 20 million square feet of student and build-to-rent housing totaling $7 billion in project value. As Executive Managing Director and Chief Development Officer, Mr. Matesi leads Core Spaces’ Student Housing and Build-to-Rent development platforms, with responsibility for shaping development strategy, product vision, and execution across the portfolio. He is accountable for ensuring capital is deployed into high-quality, on-brand, repeatable real estate at scale—while maintaining discipline around risk, delivery certainty, and long-term platform durability. Mr. Matesi graduated from the University of Illinois with a B.A. in Architecture and an M.A. in Architecture.

Brendan Miller, age 33, has served as Core Spaces’ Chief Investment Officer of Student Housing since 2021. Mr. Miller is responsible for guiding Core Spaces’ student housing investment strategy and coverage of capital partner relationships. Prior to joining Core Spaces in 2019, Mr. Miller spent nearly six years in the Real Estate Principal Investment Area (REPIA) of the Merchant Banking Division at Goldman Sachs where he focused on real estate private equity and credit investing, including coverage of student housing transactions. Mr. Miller received his Bachelor of Science in Hotel Administration from Cornell University.

Andrew Wiedner, age 43, has served as Chief Capital Officer of Core Spaces since 2021 and is responsible for overseeing Core Spaces’ student housing asset management and debt financing platforms, ensuring the financial position of the student housing portfolio are aligned with the goals of our investment partners and the company. Prior to his current role, Mr. Wiedner served as Chief Acquisitions Officer at Core Spaces, responsible for identifying and evaluating new development and acquisition opportunities. Mr. Wiedner graduated from the University of Illinois with a Bachelor’s degree in Finance and a minor in Italian.

ITEM 6. EXECUTIVE COMPENSATION

Compensation of Executive Officers

We are externally managed and have no employees. Our executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates. The Advisory Agreement provides that the Adviser is responsible for managing our investment activities, as such our executive officers do not receive any compensation from us or for serving as our executive officers but, instead, receive compensation from the Adviser. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.

A description of the Advisory Agreement and fees that we pay to the Adviser is found in “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Advisory Agreement; Operating Partnership Agreement” below.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our board of trustees because we do not directly compensate our executive officers or reimburse the Adviser for their compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

Independent Trustee Compensation

We compensate each of our independent trustees who are not affiliated with Core Spaces with an annual retainer of $75,000 plus an additional retainer of $10,000 to the chair of the Audit Committee. The retainer will be paid 75% in cash and 25% in restricted Class E shares. The cash compensation will be paid in quarterly installments and the equity will be paid annually in advance. The annual grant of restricted shares will be based on the then-current per share transaction price of our Class E shares at the time of grant and vest one year from the date of grant. We do not intend to pay our trustees additional fees for attending board meetings, but we intend to reimburse each of our trustees for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our trustees who are affiliated with Core Spaces will not receive additional compensation for serving on the board of trustees or committees thereof.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE INDEPENDENCE

Advisory Agreement; Operating Partnership Agreement

We have entered into the Advisory Agreement with the Adviser, pursuant to which we pay the management fee. We have also entered into the Operating Partnership Agreement, pursuant to which the Special Limited Partner is entitled to receive the Performance Participation. In addition, pursuant to the Advisory Agreement and the Operating Partnership Agreement, we reimburse the Adviser for certain expenses as they occur. See “Item 1. Business—Advisory Agreement.” The Advisory Agreement will be approved by our board of trustees, including our independent trustees.

Indemnification Agreements with Trustees and Officers

We have entered into indemnification agreements with our trustees and officers. The indemnification agreements are intended to provide our trustees and officers the maximum indemnification permitted under Maryland law. Each indemnification agreement provides that, to the maximum extent permitted under Maryland law, we must indemnify and advance expenses and costs incurred by a trustee or officer who is a party to the agreement if, by reason of his or her status with the Company, such trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending or completed proceeding. For more information, see “Item 12. Indemnification of Trustees and Officers” below.

Potential Conflicts of Interest

We are subject to conflicts of interest arising out of our relationship with Core Spaces, the Adviser and certain of the Adviser’s affiliates. There is no guarantee that the policies and procedures adopted by us, the terms of our Declaration of Trust, the terms and conditions of the Advisory Agreement or the policies and procedures adopted by the Adviser and its affiliates will enable us to identify, adequately address or mitigate these conflicts of interest. Transactions between us and the Adviser or its affiliates will be subject to approval by our independent trustees. See “Item 1A. Risk Factors—Risks Related to Conflicts of Interest.”

The Adviser faces a conflict of interest between its responsibility to act in our best interests, on the one hand, and any benefit, monetary or otherwise, that could result to it or its affiliates from our operations, on the other hand. If and to the extent that our interests and those of the Adviser are not aligned due to such conflicts of interests, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition. Some additional examples of conflicts of interest that may arise by virtue of our relationship with Core Spaces, the Adviser and certain of the Adviser’s affiliates are summarized below.

Management Fee

We (and, to the extent that the Operating Partnership issues OP Units to parties other than us, the Operating Partnership) pay the Adviser a management fee based on our NAV regardless of the performance of our portfolio. We are required to pay the Adviser a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period. The Adviser’s entitlement to a management fee, which is not based or conditioned upon the achievement of performance metrics or goals, might reduce the Adviser’s incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. Because the management fee is based on our NAV, the Adviser may also be motivated to accelerate acquisitions in order to increase our NAV or, similarly, delay or curtail repurchases of our common shares to maintain a higher NAV. The management fee has not been determined by “arm’s-length” negotiations and could be higher than the fees that another unaffiliated adviser might charge.

Performance Participation Interest

The Special Limited Partner, a subsidiary of Core Spaces, is entitled to receive distributions on its performance participation interest in the Operating Partnership each year based on the Operating Partnership’s annual total return, which is calculated based upon our total distributions paid plus the change in the Operating Partnership’s NAV. The existence of the Special Limited Partner’s performance participation interest in the Operating Partnership may create an incentive for the Adviser to make riskier or more speculative investments on our behalf, cause us to incur more leverage, or sell an asset prematurely for a gain in an effort to increase the distributions to which the Special Limited Partner is entitled on its performance participation interest. Because the distributions the Special Limited Partner is entitled to receive are based in part on the Operating Partnership’s NAV, the Adviser may also be motivated to accelerate acquisitions in order to increase the Operating Partnership’s NAV or, similarly, delay or curtail repurchases to maintain the Operating Partnership’s NAV.

Our Role as General Partner of the Operating Partnership

As general partner of the Operating Partnership, we are accountable to the Operating Partnership as a fiduciary and consequently have a duty of loyalty and good faith in handling the Operating Partnership’s affairs. Neither we, as the general partner, nor our board of trustees is under any obligation to give priority to the separate interests of the Operating Partnership’s limited partners or our shareholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our shareholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our shareholders or the Operating Partnership’s limited partners will be resolved in favor of our shareholders.

Calculation of NAV

The Adviser calculates our NAV and oversees the process surrounding the calculation of our NAV. The Adviser faces an inherent conflict of interest because the Adviser is entitled to receive a management fee based on our NAV and the Special Limited Partner is entitled to receive distributions on its performance participation interest based in part on the Operating Partnership’s NAV. The valuation of our investments and our NAV will affect the amount and timing of the management fee paid to the Adviser and the Special Limited Partner’s performance participation interest. As a result, there may be circumstances where the Adviser is incentivized to determine valuations that are higher than the actual fair value of our investments or manage the NAV calculation process in a manner that results in a higher NAV.

Allocation of Time

The Adviser has rendered in the past and will continue to render in the future investment advisory and other services to other clients (including investment vehicles and accounts which have the same or similar investment strategy as we do and which may compete with us for investment opportunities) and perform a variety of other functions that are unrelated to our operations. The officers and employees of the Adviser and its affiliates are not required to devote all or any specific portion of their working time to our affairs and potential conflicts of interest will arise in allocating management time, services or functions among us and such other clients, including clients that have the same or a similar type of investment strategy as we do. As a result of these conflicts, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. The Adviser and its affiliates are not restricted from entering other investment advisory relationships or from engaging in other business activities.

Allocation of Investment Opportunities

Certain inherent conflicts of interest arise from the fact that Core Spaces and its affiliates provide investment management and other services both to us and to Other Accounts, whether or not the investment objectives or guidelines of any such Other Accounts are similar to ours.

Subject to the investment allocation policy of Core Spaces, investment opportunities identified by the Adviser and its affiliates that are within the scope of our primary investment strategy generally are expected to be presented to us. However, Core Spaces currently acts, and will act in the future, as sponsor, general partner and/or manager to, or otherwise participate in Other Accounts, which, in certain cases, will have overlapping investment objectives with us and/or priority over us with respect to investment opportunities that meet both our and such Other Account’s investment objectives.

Core Spaces’ allocation policy is to allocate investment opportunities to us and the Other Accounts (together, the “Allocation Parties”) in a fair and equitable manner that is consistent with their respective investment focuses, objectives and strategies and applicable organizational, offering and other governing documents, as well as Core Spaces’ fiduciary obligations to the Allocation Parties. Generally, Core Spaces will make a determination as to which Allocation Parties an investment opportunity is suitable for and, in many cases, expects that an investment opportunity will only be suitable for a single party. However, if circumstances arise where Core Spaces determines that an investment opportunity is suitable for more than one Allocation Party, Core Spaces will apply the allocation procedures and principles described below in determining whether and to what extent such Allocation Parties will participate in such investment opportunity.

For each allocation decision, Core Spaces will first apply the “duty to offer” provisions or similar contractual obligations contained within each Allocation Party’s governing documents, if any. Allocation Parties that are subject to such provisions or obligations (“Mandatory Offer Vehicles”) will be offered an investment opportunity before Allocation Parties for which no such contractual offer obligation applies (“Non-Mandatory Offer Vehicles”). If more than one Mandatory Offer Vehicle is applicable to the same opportunity, Core Spaces will determine the order of offer based on an established time-based rotational priority, such that the Mandatory Offer Vehicle that has gone the longest period since its last offered allocation will be next in line. Only after all applicable Mandatory Offer Vehicles have been offered the opportunity and have declined or otherwise passed may Core Spaces consider allocation of the opportunity to one or more Non-Mandatory Offer Vehicles. If more than one Non-Mandatory Offer Vehicle is applicable following the application of the allocation factors described below, Core Spaces will apply the same time-based rotational priority among such Non-Mandatory Offer Vehicles.

We qualify as a Mandatory Offer Vehicle with respect to certain potential investments. Pursuant to the Advisory Agreement, the Adviser or its affiliate has the duty to first offer any student housing investment that meets the investment criteria set forth in the Investment Guidelines (excluding development investments and on-campus student housing investments) to us, subject to any equivalent duty the Adviser or its affiliate has to any other Mandatory Offer Vehicle. For all other investments, we qualify as a Non-Mandatory Offer Vehicle.

The allocation factors Core Spaces currently expects to consider as part of its allocation policy may include, but are not limited to the following: (i) when applicable, the investment criteria or guidelines with respect to an Allocation Party and the governing documents of the applicable Allocation Party; (ii) such investment opportunity’s risk profile; (iii) an Allocation Party’s investment focus, objective and strategy (including target sectors, asset classes, industry focus, control orientation and/or geography), investment criteria (including any predetermined target, maximum and minimum investment sizes), target returns and target investment holding period; (iv) an Allocation Party’s capital available for investment and potential follow-on investments in such investment opportunity (which in turn will be dependent in part on the factors listed herein as well as the size of an Allocation Party, the size and type of the applicable transaction and other existing or anticipated investments of an Allocation Party); (v) an Allocation Party’s current and target portfolio composition (including, but not limited to, (a) allocations necessary for such Allocation Party to maintain a particular concentration in a certain type of investment and (b) whether an Allocation Party already has desired exposure to the investment, sector, asset class, industry, geography or markets in question); (vi) investment excuse rights and other investment restriction-related rights specific to an Allocation Party’s underlying investors; (vii) liquidity considerations applicable to an Allocation Party and the cash characteristics of such investment opportunity (including expected cash-on-cash yield, distribution rates or volatility of cash flows); (viii) an Allocation Party’s borrowing base and capabilities (including taking into account any requirements or other terms of any existing or anticipated credit facilities and the expected loan-to value ratio or debt service coverage ratio of such investment opportunity); (ix) an Allocation Party’s historical and anticipated subscription and redemption patterns; (x) the expected life cycle of an Allocation Party (including such Allocation Party’s investment period and term) and such investment opportunity (including the stage of development of such investment opportunity, if applicable); (xi) avoiding de minimis allocations to an Allocation Party; (xii) the ability of an Allocation Party to accommodate structural, timing and other aspects of the investment process applicable to such investment opportunity; (xiii) structuring, legal, tax, contractual, regulatory or other considerations applicable to an Allocation Party, its underlying investors and such investment opportunity (including the terms, conditions and other considerations of any exemptive relief from otherwise applicable regulatory or other requirements relevant to an Allocation Party); and (xiv) the currency denomination of an Allocation Party, as well as the currency denomination of the applicable investment. The relevance of each Allocation Factor will vary from investment to investment, and in some cases, one factor will outweigh all others. While Core seeks to apply a generally consistent framework and approach, the facts and circumstances of each allocation decision remain determinative.

Corporate Opportunities

Our Declaration of Trust provides that, if Core Spaces or any of its affiliates or any of our trustees or officers who is also an officer, employee or agent of Core Spaces or any of its affiliates acquires knowledge of a potential business opportunity, we renounce, on our behalf and on behalf of our subsidiaries, any potential interest or expectancy in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted from time to time by Maryland law. Accordingly, to the maximum extent permitted from time to time by Maryland law (i) no trustee or officer who is also an officer, employee or agent of Core Spaces or any of its affiliates will be required to present, communicate or offer any business opportunity to us or any of our subsidiaries and (ii) such trustee or officer, on his or her own behalf or on behalf of Core Spaces or any of our affiliates, will have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than us and our subsidiaries.

Variation in Financial and Other Benefits

A conflict of interest arises where the financial or other benefits available to the Adviser or its affiliates differ among us and the Other Accounts. If the amount or structure of the management fee or the Adviser’s or its affiliates’ compensation differs among us and the Other Accounts (such as where certain funds or accounts pay higher base management fees, incentive fees, performance-based management fees or other fees), the Adviser might be motivated to help certain Other Accounts over us. Similarly, the desire to maintain assets under management or to enhance the Adviser’s performance record or to derive other rewards, financial or otherwise, could influence the Adviser or their affiliates in affording preferential treatment to those Other Accounts that could most significantly benefit the Adviser or its affiliates. The Adviser may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor such Other Accounts. Additionally, the Adviser or its affiliate might be motivated to favor Other Accounts in which it has an ownership interest or in which Core Spaces or its affiliates, as applicable, have ownership interests. Conversely, if an investment professional at the Adviser or its affiliate does not personally hold an investment in us but holds investments in Other Accounts, such investment professional’s conflicts of interest with respect to us may be more acute.

Other Relationships

Other than as otherwise described herein, including as described in “ —Allocation of Investment Opportunities” above, Core Spaces and its affiliates are under no obligation to decline any engagements or investments in order to make an investment opportunity available to us. In connection with their other businesses, Core Spaces and its affiliates may come into possession of information that limits their ability to engage in potential transactions. Our activities may be constrained as a result of the inability of Core Spaces and its personnel to use such information. We may be forced to sell or hold existing investments as a result of other relationships that Core Spaces or its affiliates may have or transactions or investments Core Spaces or its affiliates may make or have made. Additionally, there may be circumstances in which one or more individuals associated with Core Spaces or its affiliates will be precluded from providing services to the Adviser because of certain confidential information available to those individuals or to other parts of Core Spaces or its affiliates. In determining whether to invest in a particular transaction on our behalf, the Adviser may consider those relationships (subject to their obligations under our Declaration of Trust and the Advisory Agreement), which may result in certain transactions that the Adviser will not undertake on our behalf.

Material, Non-Public Information

We, directly or through Core Spaces, the Adviser or certain of their respective affiliates may come into possession of material non-public information with respect to an issuer in which we have invested or may invest. Should this occur, the Adviser may be restricted from buying or selling securities, derivatives or loans of the issuer on our behalf until such time as the information becomes public or is no longer deemed material. Disclosure of such information to the personnel responsible for management of our business may be on a need-to-know basis only, and we may not be free to act upon any such information. Therefore, we or the Adviser may not have access to material non-public information in the possession of Core Spaces which might be relevant to an investment decision to be made by the Adviser on our behalf, and the Adviser may initiate a transaction or purchase or sell an investment which, if such information had been known to it, may not have been undertaken. Due to these restrictions, the Adviser may not be able to initiate a transaction on our behalf that it otherwise might have initiated and may not be able to purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect our operations.

Possible Future Activities

The Adviser and its affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Advisory Agreement, or as otherwise agreed by the Adviser and described herein, the Adviser and its affiliates will not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Adviser and its affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities.

Service Providers

Certain of our service providers (including lenders, brokers, attorneys, loan servicing and administration providers, investment banking firms and property managers) may be sources of investment opportunities, counterparties therein or advisors with respect thereto. This may influence the Adviser in deciding whether to select such a service provider. In addition, in instances where multiple Core Spaces businesses may be exploring a potential individual investment, certain of these service providers may choose to be engaged by other Core Spaces affiliates rather than us.

We expect to engage affiliates of the Adviser to provide Property Services to us. These relationships may influence the Adviser in deciding whether to select or recommend a service provider to perform services for us or our properties. Notwithstanding the foregoing, transactions relating to us that require the use of a service provider will generally be allocated to service providers on the basis of best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the Adviser believes to be of benefit to us.

Transactions with Other Accounts and Core Spaces Affiliates

From time to time, we may enter into purchase and sale transactions and joint ventures with Other Accounts. We also expect to engage affiliates of Core Spaces to provide Property Services to our company. Transactions with affiliates of Core Spaces are conducted in accordance with, and subject to, our Declaration of Trust (including the requirement that each such transaction be approved by a majority of our trustees, including a majority of our independent trustees, not otherwise interested in the transaction as being fair and reasonable and on terms no less favorable than those available from unaffiliated third parties), the terms and conditions of the Advisory Agreement, our code of business conduct and ethics and applicable laws and regulations. These requirements also apply to any other transactions with Core Spaces, any of our trustees or any affiliates thereof. Our officers and trustees who are also Core Spaces employees may participate in the management of Other Accounts and other Core Spaces affiliates with whom we do business. These individuals may also participate in compensation programs related to the operations and performance of the Other Accounts and other Core Spaces affiliates with whom we do business.

Joint Ventures and Other Co-Ownership Arrangements

We expect to acquire properties through joint ventures with non-affiliated third parties (including certain of our shareholders), Other Accounts and affiliates of the Adviser. We may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve conflicts of interest such as but not necessarily limited to the following:

•

The joint venture partner may at any time have economic or business interests or goals that are or that become in conflict with our business interests or goals, including, for instance, the continued operation of the properties;

•	The joint venture partner may be structured differently than us for tax purposes, and this could create conflicts of interest;

•	The joint venture partner may have a different time horizon with respect to how long it wants to hold the underlying property; and

•

The joint venture partner may experience a change of control, which could result in new management of the real estate joint venture partner with less experience or conflicting interests to us and be disruptive to our business.

For a description of additional risks related to our joint venture investments, see “Item 1A. Risk Factors—Risks Related to Investments in Real Estate—We may make a substantial amount of joint venture investments, including with Other Accounts. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.”

Other Affiliate Transactions

In connection with investments in which we participate alongside Other Accounts, we may from time to time share certain rights with such Other Accounts relating to such investments for legal, tax, regulatory or other similar reasons, including, in certain instances, certain control-related rights with respect to jointly held investments. When making any decisions related to such investments, there may be conflicting interests. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by Core Spaces or its other affiliates.

ITEM 8. LEGAL PROCEEDINGS

Neither we nor the Adviser are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us or the Adviser. From time to time, we or the Adviser may be a party to certain legal and regulatory proceedings in the ordinary course of business.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common shares will be offered and sold in transactions exempt from registration under Section 4(a)(2) of the Securities Act and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our common shares currently, nor can we give any assurance that one will develop.

Our common shares are “restricted securities” and may be required to be held indefinitely, because our common shares are being acquired by investors in one or more transactions “not involving a public offering.” Our common shares may not be sold or transferred (i) except as permitted under our Declaration of Trust and (ii) unless the common shares are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in our common shares unless and until we accept their repurchase or transfer request. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

As of the date of this Registration Statement, there was one holder of record of our common shares.

Net Asset Value Calculation and Valuation Guidelines

Our NAV for each class of shares is based on the net asset values of our investments (including debt backed by commercial real estate), the addition of any other assets (such as cash on hand) and the deduction of any liabilities, including the allocation/accrual of any Performance Participation to the Special Limited Partner, and also includes the deduction of any management fees, shareholder servicing fees and asset-based servicing fees (when paid by the Company) specifically applicable to such class of shares, in all cases as described below.

Our board of trustees, including a majority of our independent trustees, has adopted Valuation Guidelines (the “Valuation Guidelines”) that contain a comprehensive set of methodologies to be used by the Adviser, our independent valuation advisor and third-party appraisal firms in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. Our independent valuation advisor reviews our Valuation Guidelines and methodologies related to investments in real property with the Adviser and our board of trustees at least annually. From time to time, our board of trustees, including a majority of our independent trustees, may adopt changes to the Valuation Guidelines if it (i) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (ii) otherwise reasonably believes a change is appropriate for the determination of NAV.

The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and likely differs from the book value of our equity reflected in our financial statements. Once we are a public reporting company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for purposes of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements. Because these fair value calculations involve significant professional judgment in the application of both observable and unobservable inputs, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.

Our Independent Valuation Advisor

Altus Group U.S. Inc., a third-party valuation firm, was selected by the Adviser and approved by our board of trustees, including a majority of our independent trustees, to serve as our independent valuation advisor after considering its industry footprint, experience and extensive team poised to handle our anticipated volume of business. Altus Group U.S. Inc. has served as our independent valuation advisor since our inception. On a monthly basis, our independent valuation advisor will prepare desktop valuations for each of our properties. In addition, once annually, an appraisal will be prepared by a third-party appraisal firm for each of our properties, which will be reviewed and considered by our independent valuation advisor in determining the value of such property. When identified, valuations are updated by the independent valuation advisor for events that materially impact our gross asset value; however, there may be a lag in time between the occurrence of such event(s) and the determination of the impact on our gross asset value. The Adviser, with the approval of our board of trustees, including a majority of our independent trustees, may engage additional independent valuation advisors in the future as our portfolio grows. Additionally, debt backed by real estate is reviewed and valued by the independent valuation advisor. While our independent valuation advisor performs an important role with respect to our property valuations, our independent valuation advisor is not responsible for, and does not calculate, our NAV. The Adviser is ultimately responsible for the determination of our NAV.

Our independent valuation advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of trustees, including a majority of our independent trustees. Once we are a public reporting company, we will promptly disclose any changes to the identity or role of the independent valuation advisor in reports we publicly file with the SEC.

Our independent valuation advisor discharges its responsibilities in accordance with our Valuation Guidelines. Our board of trustees is not involved in the monthly valuation of our assets and liabilities but periodically receives and reviews such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of shares is calculated by the Adviser.

We pay fees to our independent valuation advisor on a quarterly basis. Valuation services provided by our independent valuation advisor are separate and distinct from valuation services provided by the Adviser. Accordingly, fees paid by us to our independent valuation advisor will not reduce or otherwise offset the management fee payable to the Adviser. We have also agreed to indemnify our independent valuation advisor against certain liabilities arising out of this engagement. The compensation we pay to our independent valuation advisor is not based on the estimated values of our properties.

Our independent valuation advisor and certain of the independent third-party appraisers have provided, and are expected to continue to provide, real estate appraisal, appraisal review, valuation management and real estate valuation advisory services to Core Spaces and its affiliates and have received, and are expected to continue to receive, fees in connection with such services. Our independent valuation advisor and certain of the independent third-party appraisers and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for Core Spaces and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the independent valuation advisor or the applicable appraiser as certified in the applicable appraisal report.

Valuation of Investments

Consolidated Properties

For purposes of calculating our monthly NAV, our properties initially are valued at cost, which we expect to represent fair value at that time. We expect to receive an appraisal performed by an independent third-party appraisal firm on each property prior to or upon acquisition.

Following acquisition, we expect to receive an appraisal from an independent third-party appraisal firm no less than annually, which annual third-party appraisal can be considered by our independent valuation advisor in determining the value of our properties. Properties purchased as a portfolio may be valued as a single asset. Each third-party appraisal is performed in accordance with the Uniform Standards of Professional Appraisal Practice and reviewed by the independent valuation advisor as to its reasonableness. Upon conclusion of the appraisal, the independent third-party appraisal firm prepares a written report with an estimated fair value of the property. Each third-party appraisal must be reviewed, approved and signed by an individual with the professional MAI designation of the Appraisal Institute. Each monthly desktop valuation performed by the independent valuation advisor is performed in accordance with the Uniform Standards of Professional Appraisal Practice. Upon conclusion of the desktop valuation, the independent valuation advisor prepares a written report with an estimated fair value of the property. Each desktop valuation prepared by the independent valuation advisor must be reviewed, approved and signed by an individual with the professional MAI designation of the Appraisal Institute. We believe our policy of obtaining annual appraisals by independent third parties as well as having our independent valuation advisor prepare desktop valuations monthly meaningfully enhances the accuracy of our NAV calculation. Any appraisal provided by an independent third-party appraisal firm or our independent valuation advisor is performed in accordance with our Valuation Guidelines.

Although desktop valuations of our real property are performed by our independent valuation advisor, such reviews are based on asset and portfolio level information provided by the Adviser, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real estate property, which information is not independently verified by our independent valuation advisor.

The Adviser monitors events that the Adviser believes may have a material impact on the most recent estimated values of our properties and notifies our independent valuation advisor of such events. If, in the opinion of the independent valuation advisor, an event becomes known to the independent valuation advisor (including through communication with the Adviser) that is likely to have any material impact on previously provided estimated values of the affected properties, the independent valuation advisor adjusts the valuation of such properties. The Adviser’s valuation of certain investment-level liabilities, including indebtedness and any third-party incentive fee payments, is not reviewed or appraised by the independent valuation advisor. The Adviser then incorporates such adjusted valuations into our NAV.

For example, a valuation adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event such as a material change in vacancies or an unanticipated structural or environmental event at a property that may cause the value of a property to change materially. Valuation adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by the Adviser or our independent valuation advisor which may impact more than a specific property, such as a significant capital market event. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time. If deemed appropriate by our independent valuation advisor, any necessary adjustment will be determined as soon as practicable. Updated appraisals received during the year may also trigger an adjustment in the value of a property.

In general, we expect that any adjustments to appraised values will be calculated promptly after a determination that a material change has occurred and the financial effects of such change are quantifiable by our independent valuation advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our monthly NAV. The resulting potential disparity in our NAV may be detrimental to shareholders whose shares are repurchased or new purchasers of our common shares, depending on whether our published NAV per share for such class is overstated or understated.

Real estate appraisals are reported on a free and clear basis (for example, without taking into consideration any mortgage on the property), irrespective of any property-level financing that may be in place. The discounted cash flow methodology (income approach) is the primary methodology used to value properties, whereby a property’s value is calculated by discounting the estimated cash flows and the anticipated terminal value of the subject property by market supported discount and terminal capitalization rates. Consistent with industry practices, the income approach also incorporates subjective judgments regarding comparable rental and operating expense data, capitalization and discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset as components in determining value. Other methodologies that may be used to value properties include sales comparisons and cost approaches. Under the sales comparison approach, the appraiser develops an opinion of value by comparing the subject property to similar, recently sold properties in the surrounding or competing area. The cost approach is based on the understanding that market participants relate value to cost. The value of a property is derived by adding the estimated land value to the current cost of constructing a replacement for the improvements and then subtracting the amount of depreciation in the structures from all causes. Because appraisals performed by third parties and any subsequent updates to the valuation of our properties made by the independent valuation advisor involve subjective judgments, the estimated fair value of our assets that are included in our NAV may not reflect the liquidation value or net realizable value of our properties.

In conducting their investigations and analyses, our independent valuation advisor and other independent third-party appraisal firms take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by the Adviser, such as (i) historical operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) budgeted revenues and expenses of the property; (iv) information regarding recent or planned capital expenditures; and (v) any other information relevant to valuing the real estate property. In addition, our independent valuation advisor may rely on the appraisals prepared by our other independent third-party appraisal firms to identify relevant property characteristics. Although our independent valuation advisor may review and apply professional skepticism information supplied or otherwise made available by the Adviser for reasonableness, it assumes and relies upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and does not undertake any duty or responsibility to verify independently any of such information. The independent valuation advisor does not make or obtain an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise) other than our real properties. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our independent valuation advisor, our independent valuation advisor assumes that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Adviser, and relies upon the Adviser to advise our independent valuation advisor promptly if any information previously provided becomes inaccurate or was required to be updated during the period of review.

In performing their analyses, the Adviser, our independent valuation advisor and other independent third-party appraisal firms will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond their control and our control, as well as certain factual matters. For example, our independent valuation advisor and other independent third-party appraisal firms assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our independent valuation advisor’s review and conclusions are necessarily based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect our independent valuation advisor’s review and conclusions. Our independent valuation advisor’s review reports may contain other assumptions, qualifications and limitations set forth in the respective reports that qualify the conclusions set forth therein. As such, the carrying values of our real properties may not reflect the price at which the properties could be sold in the market, and the difference between carrying values and the ultimate sales prices could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal.

Pursuant to our valuation services agreement with our independent valuation advisor, each individual appraisal report for our assets is addressed solely to us to assist the Adviser in calculating our NAV. The appraisal reports relating to our properties are not addressed to our shareholders or the public and may not be relied upon by any other person to establish an estimated value of our common shares and do not constitute a recommendation to any person to purchase or sell our common shares. In preparing appraisal reports, independent third-party appraisal firms and our independent valuation advisor do not, and are not requested to, solicit third-party indications of interest for our common shares or any of our properties in connection with possible purchases thereof or the acquisition of all or any part of us.

Unconsolidated Properties Held Through Joint Ventures

Unconsolidated properties held through joint ventures generally are valued in a manner that is consistent with the guidelines described above for consolidated properties. Once the value of a property held by the joint venture is determined in a manner consistent with the guidelines described above for consolidated properties and the Adviser determines the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture is then determined by the Adviser using a hypothetical liquidation calculation to value our interest in the joint venture, which is a percentage of the joint venture’s NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment. The valuation of our interest in joint ventures prepared by the Adviser will not be reviewed or appraised by our independent valuation advisor.

Valuation of Debt Backed Principally by Real Estate

In general, real estate debt is valued by the independent valuation advisor at fair value determined in accordance with GAAP. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

Our NAV for each class of shares is based on the net asset values of our investments (including debt backed by commercial real estate), the addition of any other assets (such as cash on hand) and the deduction of any liabilities, including the allocation/accrual of any Performance Participation, and also includes the deduction of any management fees, asset-based servicing fees (when paid by the Company) and shareholder servicing fees specifically applicable to such class of shares, in all cases as described below.

Readily Available Market Quotations

Market quotations may be obtained from third-party pricing service providers or, if not available from third-party pricing service providers, broker-dealers for certain of our real estate debt and real estate-related and other securities. When reliable market quotations for real estate debt are available, the independent valuation advisor generally values such investments based on the quotations obtained. When reliable market quotations for real estate-related and other securities are available, the Adviser generally values such investments based on the quotations obtained.

No Readily Available Market Quotations

If market quotations are not readily available (or are otherwise not a reliable indication of fair value for a particular investment), fair value is determined in good faith by the independent valuation advisor (in the case of real estate debt) and the Adviser (in the case of real estate-related and other securities). Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material. Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, or broker-dealer quotations).

Our board of trustees has delegated to the Adviser the responsibility for monitoring significant events that may materially affect the values of our real estate debt and real estate-related and other securities and for determining whether the value of the assets should be re-evaluated in light of such significant events.

Liabilities

We include the fair value of our liabilities as part of our NAV calculation. These liabilities include the fees payable to the Adviser and the Dealer Manager, any accrued Performance Participation, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. All liabilities are valued using widely accepted methodologies specific to each type of liability. Liabilities related to management fees, shareholder servicing fees and applicable asset-based servicing fees are allocable to a specific class of shares and are only included in the NAV calculation for that class. Our debt is typically valued at fair value in accordance with GAAP.

For purposes of calculating our NAV, neither (i) organization and offering expenses paid by the Adviser through the Expense Reimbursement Date, nor (ii) operating expenses paid by the Adviser through the Expense Reimbursement Date, are recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Adviser for these costs. We will reimburse the Adviser for all such advanced expenses ratably over the 60 months one year following the Expense Reimbursement Date.

The Adviser’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure is not reviewed or appraised by the independent valuation advisor.

NAV and NAV Per Share Calculation

Each class has an undivided interest in our assets and liabilities, other than class-specific management fees, shareholder servicing fees and applicable asset-based servicing fees. In accordance with the Valuation Guidelines, the Adviser calculates our NAV per share for each class as of the last calendar day of each month, using a process that reflects several components (each as described above), including the estimated fair value of (i) each of our properties based upon individual appraisal reports provided each month by our independent valuation advisor, (ii) our real estate debt and other assets and (iii) our liabilities. Because management fees, shareholder servicing fees and asset-based servicing fees (when paid by the Company) allocable to a specific class of shares are only included in the NAV calculation for that class, the NAV per share for our share classes are expected to differ over time.

OP Units are economically equivalent to a corresponding class of shares. On the last day of each month, the NAV per OP Unit of such OP Unit equals the NAV per share of the corresponding class. The NAV of our operating partnership on the last day of each month equals the sum of the NAVs of each outstanding OP Unit on such day. At the end of each month, before taking into consideration repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of common shares that were effective during such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month. Changes in our monthly NAV include, without limitation, accruals of our net portfolio income, interest expense, the management fee, any accrued Performance Participation, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV also include material, non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. On an ongoing basis, the Adviser adjusts the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available. Notwithstanding anything herein to the contrary, the Adviser may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities, the Adviser incorporates any class-specific adjustments to our NAV, including additional issuances and repurchases of our common shares and accruals of class-specific management fees, shareholder servicing fees and applicable asset-based servicing fees. For each applicable class of shares, the management fee, shareholder servicing fee and applicable asset-based servicing fee is calculated as a percentage of the aggregate NAV for such class of shares.

The declaration of distributions reduces the NAV for each class of our common shares in an amount equal to the accrual of our liability to pay any such distribution to our shareholders of record of each class. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month. Restricted Class E shares that remain unvested at the end of the month are excluded from the NAV per share calculation.

The combination of the NAV for each of our share classes equals the aggregate net asset value of our assets, which is expected to consist almost entirely of the value of our interest in the Operating Partnership, less our liabilities, including liabilities related to class-specific expenses. The value of our interest in the Operating Partnership is equal to the excess of the aggregate NAV of the Operating Partnership over the portion thereof that would be distributed to any limited partners other than us if the Operating Partnership were liquidated. The aggregate NAV of the Operating Partnership is the excess of the value of the Operating Partnership’s assets (including the fair value of its properties, real estate debt, cash and other investments) over its liabilities (including the fair value of its debt, any declared and accrued unpaid distributions, any accrued Performance Participation and the expenses attributable to its operations). The Adviser calculates the fair value of the assets and liabilities of the Operating Partnership as directed by our Valuation Guidelines based upon values received from various sources, as described above.

Relationship between NAV and Our Transaction Price

Purchases and repurchases of our common shares are not made based on the current NAV per share of our common shares at the time of purchase or repurchase. Generally, our transaction price equals our prior month’s NAV per share for each class of common shares. The transaction price is the price at which we repurchase shares and the price, together with applicable upfront selling commissions, at which we offer shares. Although the transaction price is generally based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which the purchase or repurchase occurs. If there are no outstanding shares of the relevant share class, the transaction price will equal the NAV per Class E share.

In addition, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price do not equal our NAV per share as of any time.

Limits on the Calculation of Our NAV Per Share

The overarching principle of our Valuation Guidelines is to produce reasonable estimates of fair values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of our properties (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the fair value of our real estate properties (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor of shareholders whose shares are repurchased, existing shareholders or new purchasers of our common shares, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV). See “Item 1A. Risk Factors—Risks Related to Our Organizational Structure—Valuations and appraisals of our assets are estimates of fair value and may not necessarily correspond to realizable value,” “ —Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month,” and “ —It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.”

Additionally, while the methodologies contained in our Valuation Guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Adviser’s reasonable judgment, the administration of the Valuation Guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Adviser must notify our board of trustees at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of trustees may suspend any sale of common shares or our share repurchase plan if it determines that the calculation of NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of real estate funds listed on stock exchanges.

Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:

•	a shareholder would be able to realize the NAV per share for the class of shares a shareholder owns if the shareholder attempts to sell its shares;

•

a shareholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	our common shares would trade at their NAV per share on a national securities exchange;

•	a third-party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares; or

•	the NAV per share would equate to a market price of an open-ended real estate fund.

Distribution Policy

Distributions will be made on all outstanding classes of our common shares at the same time. The per-share amount of distributions on our classes of common shares will likely differ because of different class-specific expenses. We expect to use the “record share” method of determining the per share amount of distributions on the common shares, although our board of trustees may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common shares will be increased by the sum of all class-specific shareholder servicing fees, the management fee and the Performance Participation for such period. Such amount will be divided by the number of our shares outstanding on the record date. Such per-share amount will be reduced for each class of shares by the per-share amount of any class-specific shareholder servicing fees, the management fee and the Performance Participation allocable to such class.

To satisfy the requirements for qualification as a REIT and generally not be subject to U.S. federal income and excise tax, the Company intends to make distributions of at least 90% of its REIT taxable income, determined without regard to distributions paid, to its shareholders out of assets legally available for such purposes. See “Item 1. Business—Certain U.S. Tax Considerations.” Distributions are authorized at the discretion of our board of trustees and declared by us, in accordance with our earnings, cash flows and general financial condition. There is no assurance we will pay distributions in any particular amount, if at all.

Our board of trustees may delegate to a duly authorized committee of trustees the power to fix the amount and other terms of a distribution. In addition, if our board of trustees gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of trustees may delegate to one or more of our executive officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution. See “Item 11. Description of Registrant’s Securities to be Registered—Description of Shares of Beneficial Interest—Distribution Policy.”

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On February 19, 2026, a wholly owned subsidiary of Core Spaces purchased 100 Class E shares for a total purchase price of $1,000 as our initial capitalization. The offer and sale of the Class E shares was exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2).

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of Shares of Beneficial Interest

We were formed as a statutory trust under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our Certificate of Trust, Declaration of Trust and Bylaws and certain policies adopted by our board of trustees. The following summary of the terms of our shares of beneficial interest is a summary of all material provisions concerning our shares of beneficial interest and you should refer to the Maryland Statutory Trust Act (the “MSTA”), our Certificate of Trust, Declaration of Trust and Bylaws and certain policies adopted by our board of trustees for a full description.

Under our Declaration of Trust, we have authority to issue an unlimited number of common shares, including unlimited numbers of common shares classified as Class F-S shares, Class F-D shares, Class F-I shares, Class S shares, Class D shares, Class I shares, Class A and Class E shares. We also have authority to issue an unlimited number of preferred shares of beneficial interest, par value $0.01 per share.

Common Shares

Subject to the restrictions on ownership and transfer of our shares set forth in our Declaration of Trust and except as may otherwise be specified in our Declaration of Trust, shareholders are entitled to one vote per common share on all matters voted on by holders of common shares. Subject to any preferential rights of any outstanding class or series of shares of beneficial interest and to the provisions in our Declaration of Trust regarding the restrictions on ownership and transfer of our shares of beneficial interest, shareholders are entitled to such distributions as may be authorized from time to time by our board of trustees (or a duly authorized committee of our board of trustees) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. All outstanding common shares are fully paid and non-assessable. Shareholders do not have preemptive rights, which means that shareholders will not have an automatic option to purchase any new common shares that we issue.

Our Declaration of Trust also contains a provision permitting our board of trustees, without any action by our shareholders, to amend or supplement our Declaration of Trust to classify or reclassify any unissued shares from time to time into one or more classes or series by setting or changing the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of common shares or preferred shares.

We will generally not issue certificates for our common shares. Common shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. We expect to engage a third-party service provider to act as our registrar and as the transfer agent for our common shares.

In addition to the fees described below, see “Item 1. Business—Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursement” and “Item 1. Business—Dealer Manager Agreement” for further discussion regarding additional fees associated with our common shares, including management fees and upfront dealer manager fees.

Class F-S Shares

The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class F-S share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.

We will pay the Dealer Manager selling commissions over time as a shareholder servicing fee with respect to our outstanding Class F-S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class F-S shares, including any Class F-S shares sold pursuant to our distribution reinvestment plan. The shareholder servicing fees are paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers.

Until the one-year anniversary of the effective date of the Dealer Manager Agreement, CS Management, without reimbursement by us, will pay to the Dealer Manager an asset-based servicing fee with respect to the outstanding Class F-S shares (including distribution reinvestment plan shares sold on such shares). Thereafter, we will pay the asset-based servicing fee. The asset-based servicing fee will be paid monthly based on the total NAV of the Class F-S shares as follows:

Total Assets Under Management[1]	Class F-S Asset-Based Servicing Fee

Up to $499,999,999	0.10% per annum of the aggregate NAV of the outstanding Class F-S shares

$500,000,000 to $1,499,999,999	0.075% per annum of the aggregate NAV of the outstanding Class F-S shares

$1,500,000,000 and over	0.05% per annum of the aggregate NAV of the outstanding Class F-S shares

(1)	Calculated at fair value in accordance with our valuation guidelines.

No upfront selling commissions or upfront dealer manager fees will be payable in respect of any Class F-S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged a shareholder servicing fee and asset-based servicing fee payable with respect to all outstanding Class F-S shares.

Class F-D Shares

The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class F-D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to participating broker-dealers.

We will pay the Dealer Manager selling commissions over time as a shareholder servicing fee with respect to our outstanding Class F-D shares equal to 0.25% per annum of the aggregate NAV of all outstanding Class F-D shares, including any Class F-D shares sold pursuant to our distribution reinvestment plan. The shareholder servicing fees are paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers.

Until the one-year anniversary of the effective date of the Dealer Manager Agreement, CS Management, without reimbursement by us, will pay to the Dealer Manager an asset-based servicing fee with respect to the outstanding Class F-D shares (including distribution reinvestment plan shares sold on such shares). Thereafter, we will pay the asset-based servicing fee. The asset-based servicing fee will be paid monthly based on the total NAV of the Class F-D shares as follows:

Total Assets Under Management[1]	Class F-D Asset-Based Servicing Fee

Up to $999,999,999	0.05% per annum of the aggregate NAV of the outstanding Class F-D shares

$1,000,000,000 and over	0.025% per annum of the aggregate NAV of the outstanding Class F-D shares

(1)	Calculated at fair value in accordance with our valuation guidelines.

Class F-D shares are generally available for purchase only (1) through fee-based programs, also known as wrap accounts, that provide access to Class F-D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class F-D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to the private placement memorandum for our private offering of common shares.

No upfront selling commissions or upfront dealer manager fees are payable in respect of any Class F-D shares sold pursuant to our distribution reinvestment plan, but such shares will be charged a shareholder servicing fee and an asset-based servicing fee payable with respect to all outstanding Class F-D shares.

Class F-I Shares

No upfront selling commissions, upfront dealer manager fees, shareholder servicing fees or asset-based servicing fees are paid for sales of any Class F-I shares.

Class F-I shares are generally available for purchase only (1) through fee-based programs, also known as wrap accounts, that provide access to Class F-I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class F-I shares, (4) through certain registered investment advisers, (5) by our executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser, Core Spaces or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers, (6) by Other Accounts or (7) by other categories of investors that we name in an amendment or supplement to our Memorandum.

Class S Shares

The Dealer Manager will be entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.

We will pay the Dealer Manager selling commissions over time as a shareholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares, including any Class S shares sold pursuant to our distribution reinvestment plan. The shareholder servicing fees are paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers.

Until the one-year anniversary of the effective date of the Dealer Manager Agreement, CS Management, without reimbursement by us, will pay to the Dealer Manager an asset-based servicing fee with respect to the outstanding Class S shares (including distribution reinvestment plan shares sold on such shares). Thereafter, we will pay the asset-based servicing fee. The asset-based servicing fee will be paid monthly based on the total NAV of the Class S shares as follows:

Total Assets Under Management[1]	Class S Asset-Based Servicing Fee

Up to $499,999,999	0.10% per annum of the aggregate NAV of the outstanding Class S shares

$500,000,000 to $1,499,999,999	0.075% per annum of the aggregate NAV of the outstanding Class S shares

$1,500,000,000 and over	0.05% per annum of the aggregate NAV of the outstanding Class S shares

(1)	Calculated at fair value in accordance with our valuation guidelines.

No upfront selling commissions or upfront dealer manager fees will be payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan, but such Class S shares will be charged the shareholder servicing fee and asset-based servicing fee payable with respect to all outstanding Class S shares.

Class D Shares

The Dealer Manager will be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.

We will pay the Dealer Manager selling commissions over time as a shareholder servicing fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The shareholder servicing fees are paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers.

Until the one-year anniversary of the effective date of the Dealer Manager Agreement, CS Management, without reimbursement by us, will pay to the Dealer Manager an asset-based servicing fee with respect to the outstanding Class D shares (including distribution reinvestment plan shares sold on such shares). Thereafter, we will pay the asset-based servicing fee. The asset-based servicing fee will be paid monthly based on the total NAV of the Class D shares as follows:

Total Assets Under Management[1]	Class D Asset-Based Servicing Fee

Up to $999,999,999	0.05% per annum of the aggregate NAV of the outstanding Class D shares

$1,000,000,000 and over	0.025% per annum of the aggregate NAV of the outstanding Class D shares

(1)	Calculated at fair value in accordance with our valuation guidelines.

No upfront selling commissions or upfront dealer manager fees are payable in respect of any Class D shares sold pursuant to our distribution reinvestment plan, but such Class D shares will be charged the shareholder servicing fee and asset-based servicing fee payable with respect to all outstanding Class D shares.

Class D shares are generally available for purchase in our private offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to our Memorandum.

Class I Shares

No upfront selling commissions, upfront dealer manager fees, shareholder servicing fees or asset-based servicing fees are paid for sales of any Class I shares.

Class I shares will generally be available for purchase only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by our executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser, Core Spaces or other Affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (7) by other categories of investors that we name in an amendment or supplement to our Memorandum.

Class E Shares

No upfront selling commissions, upfront dealer manager fees, shareholder servicing fees or asset-based servicing fees are paid for sales of any Class E shares.

Class E shares are available for purchase only by (1) our officers and trustees, (2) affiliates or employees of Core Spaces and (3) Other Accounts.

Class A Shares

No upfront selling commissions, upfront dealer manager fees, shareholder servicing fees or asset-based servicing fees are paid for sales of any Class A shares.

Class A shares are generally available for purchase in our private offering only to certain qualified investors who submit subscription agreements with a minimum investment amount of $15 million, unless waived by us. No Class A shares will be sold after December 31, 2026 except pursuant to our distribution reinvestment plan.

Other Terms

Each Class F-S share and Class F-D share (including any fractional shares) held in a shareholder’s account may automatically and without any action on the part of the holder thereof convert into a number of Class F-I shares or fraction thereof with an equivalent NAV upon a determination by the Dealer Manager in conjunction with our transfer agent or any other agent selected by us that total upfront selling commissions and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued.

If not already converted into Class F-I shares, each Class F-S share and Class F-D share (including any fractional shares) held in a shareholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class F-I shares or fraction thereof with an equivalent NAV as of the date of conversion of such converting share on our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our property, other than in connection with a Conversion Event (as defined below).

Each Class F-I share, Class F-S share and Class F-D share (including any fractional shares) held in a shareholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares or fraction thereof with an equivalent NAV as of the date of conversion of such converting share on a listing of Class I shares. In addition, immediately before any liquidation, dissolution or winding up, or any distribution of our assets pursuant to a plan of liquidation, dissolution or winding up, each Class F-S share, Class F-D share and Class F-I share or fraction thereof will automatically convert into a number of Class I shares or fraction thereof with an equivalent NAV as of the date of conversion of such converting share.

Each Class S share and Class D share (including any fractional shares) held in a shareholder’s account may automatically and without any action on the part of the holder thereof convert into a number of Class I shares or fraction thereof with an equivalent NAV upon a determination by the Dealer Manager in conjunction with our transfer agent or any other agent selected by us that total upfront selling commissions and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued.

Each Class E share and Class A share, and, if not already converted into Class I shares, each Class S share and Class D share (including any fractional shares) held in a shareholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares or fraction thereof with an equivalent NAV as of the date of conversion of such converting share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our property, other than in connection with a Conversion Event. In addition, immediately before any liquidation, dissolution or winding up, or any distribution of our assets pursuant to a plan of liquidation, dissolution or winding up, each Class E share, Class S share, Class A share and Class D share (including any fractional shares) will automatically convert into a number of Class I shares or fraction thereof with an equivalent NAV as of the date of conversion of such converting share.

Preferred Shares

Our Declaration of Trust authorizes our board of trustees to classify or reclassify and cause us to issue one or more classes or series of preferred shares without shareholder approval, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of each class or series of preferred shares so issued. Because our board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers and rights senior to the rights of our common shareholders.

If we ever created and issued preferred shares with a distribution preference over our common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the common shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the holders of common shares, likely reducing the amount holders of common shares would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of trustees has no present plans to issue any preferred shares but may do so at any time in the future without shareholder approval.

Meetings and Special Voting Requirements

Under the MSTA and our Declaration of Trust and Bylaws, we are not required to, and do not anticipate, holding an annual meeting of shareholders each year. Special meetings of shareholders may be called only by our board of trustees, a majority of our independent trustees or our chief executive officer, our president or the chairperson of our board of trustees. Special meetings of shareholders must also be called by our secretary for the purpose of removing trustees from our board of trustees and, subject to any trustee qualifications by our Declaration of Trust and Bylaws, filling any resulting vacancy upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting, provided such request contains the information required in our bylaws and the shareholders comply with the procedures contained in our bylaws. In the event there are no trustees, any shareholder may call a special meeting for the purpose of electing trustees.

The presence either in person or by proxy of shareholders entitled to cast one-third of all the votes entitled to be cast at a meeting on any matter will constitute a quorum (unless our board of trustees, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) shall constitute a quorum for such meeting). Generally, the affirmative vote of a majority of all votes cast at a meeting of shareholders duly called and at which a quorum is present is necessary to take shareholder action, except as described in the next paragraph.

Under our Declaration of Trust, subject to certain exceptions, shareholders generally are entitled to vote at a duly held meeting at which a quorum is present only on (1) amendments to our Declaration of Trust as provided in our Declaration of Trust, (2) a merger, consolidation, conversion, or transfer of all or substantially all of our assets as provided in our Declaration of Trust (other than a Conversion Event), (3) removal of a trustee for cause and the election of a successor trustee as provided in our Declaration of Trust, (4) the dissolution of the Company to the extent specifically provided by the terms of any class or series of common shares or preferred shares, (5) in the event that there are no trustees, the election of trustees and (6) such other matters that our board of trustees has declared advisable and submitted to our shareholders for approval or ratification. The affirmative vote of a majority of the votes entitled to be cast at a meeting of shareholders duly called and at which a quorum is present is required for any matter described in clause (1) or (2) above and the affirmative vote of a plurality of the votes cast in the election of a trustee at a meeting of shareholders duly called and at which a quorum is present is generally required to elect any trustee. Shareholders have the power to remove a trustee from our board of trustees for “cause,” and then only by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Shareholders are not entitled to exercise any appraisal rights or of the rights of an objecting shareholder.

Pursuant to our Declaration of Trust, shareholders may, during usual business hours, inspect and copy our Declaration of Trust and Bylaws and all amendments thereto, minutes of the proceedings of the shareholders, the annual statement of affairs of the Company and any voting trust agreements on file at our principal office to the extent permitted by the MSTA, but only if, and to the extent, such inspection is approved by our board of trustees.

Restrictions on Ownership and Transfer

Our Declaration of Trust contains restrictions on the number of shares of beneficial interest that a person or group may own. Unless our board of trustees otherwise determines, no person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of all classes and series (including our common shares and preferred shares) or 9.9% in value or number of common shares, whichever is more restrictive, of the aggregate of our outstanding common shares of all classes or series unless such person or group receives an exemption (prospectively or retroactively) from our board of trustees.

Subject to certain limitations, our board of trustees, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our Declaration of Trust and as our board of trustees may determine. Prior to the granting of any exemption, the board of trustees may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the board of trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

Our Declaration of Trust further prohibits any person from beneficially or constructively owning our shares of beneficial interest if such ownership would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire our shares that may violate any of these restrictions, or who is the intended transferee of our shares which are transferred to the charitable trust, as described below, is required to give us immediate written notice or, in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our shares which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded up to the nearest whole share, to be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Declaration of Trust, prior to the date of the transfer. Our shares held in the charitable trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the charitable trust and will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares held in the charitable trust. The trustee of the charitable trust will have all voting rights and rights to dividends or other distributions with respect to the shares held in the charitable trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that the shares have been transferred to the charitable trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that our shares have been transferred to the charitable trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the event causing the shares to be held in trust did not involve a purchase of such shares at Market Price (as defined in our Declaration of Trust), the Market Price of the shares on the day of the event causing the shares to be held in the charitable trust and (ii) the price per share received by the trustee (net of any commissions and other expenses) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee and any other amounts received by the trustee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that our shares have been transferred to the trustee, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the charitable trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount such proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the charitable trust, or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at Market Price, the Market Price of such shares on the day of the event that resulted in the transfer of such shares to the trust and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any other amounts held by the trustee with respect to such shares to the charitable beneficiaries. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferor and are owed to the proposed transferor to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.

If the transfer to the charitable trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing our shares issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 5% of our outstanding shares, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of trustees, within 30 days after the end of each taxable year, is required to give us written notice stating the name and address of the owner, the number of shares beneficially owned and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each holder of shares shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any subsequent transferee to whom you transfer any of your shares must comply with Rule 502(d) of Regulation D promulgated under the Securities Act.

Number of Trustees; Vacancies on Board of Trustees; Removal of Trustees

Our Declaration of Trust provides that the number of our trustees may be increased or decreased only by our board of trustees pursuant to our bylaws. Our bylaws provide that the number of trustees may not be fewer than three nor more than 15. For so long as the Advisory Agreement is in effect, the Adviser will have the right to nominate, subject to the ultimate approval of such nomination by the board of trustees, two trustee nominees who are affiliated with the Adviser to the board of trustees; provided, however, that such nomination right will be suspended only for such period of time as necessary so that a majority of the trustees are at all times independent trustees.

Any vacancy on our board of trustees (other than vacancies resulting from shareholder removal for cause of a trustee or vacancies among the independent trustees) may be filled only by a vote of a majority of the remaining trustees (subject to the right of the Adviser to designate two individuals for election as trustees). Any trustee elected to fill a vacancy will serve until his or her resignation, removal, death or adjudication of legal incompetence or until his or her successor is duly elected and qualifies. A vacancy involving an independent trustee may be filled only by a vote of a majority of the remaining independent trustees. Vacancies resulting from shareholder removal of a trustee for cause may be filled only by the shareholders; provided, that if the trustee so removed was designated by the Adviser, only an individual designated by the Adviser will be eligible for election as a successor to such trustee.

Any trustee may resign at any time and may be removed only for “cause” by our shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on such matter. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective.

Advance Notice of Trustee Nominations and New Business

We are not required to hold an annual meeting of shareholders and do not intend to hold annual meetings. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only (1) by or at the direction of our board of trustees; (2) by a shareholder that has requested that a special meeting be called for the purpose of electing trustees in compliance with our bylaws; or (3) provided that the meeting has been called for the purpose of electing trustees, by a shareholder who is a shareholder of record at the record date set by our board of trustees for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of our bylaws.

Amendment to Our Declaration of Trust and Bylaws

Except as provided by our Certificate of Trust or the terms of any classes or series of shares and as provided below, our Declaration of Trust may be amended by the board of trustees, without any action by our shareholders. Except as may otherwise be expressly provided in the Certificate of Trust, the Certificate of Trust may be amended only by the board of trustees, without any action or approval by the shareholders, including, but not limited to, amendments for clarity, that cure any ambiguity, or cure, correct or supplement any defective provision contained herein, or that add or change any other provisions with respect to matters or questions arising under the Declaration of Trust as the board of trustees may deem necessary or desirable and that the board of trustees determines does not materially and adversely affect the contract rights of the outstanding shares. Amendments to our Declaration of Trust that the board of trustees determines would, viewed as a whole, materially and adversely affect the contract rights of our outstanding shares, but excluding amendments of the type specified in (a) Section 7.1 (Authorized Shares) and Section 7.6 (Dividends and Distributions) of our Declaration of Trust or (b) Section 2-605 of the Maryland General Corporation Law (none of which require approval of any shareholder), must be approved by the board of trustees and shareholders entitled to cast a majority of the votes entitled to be cast on the matter.

Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Conversion Event

While not currently contemplated, and subject to legal and regulatory requirements and limitations applicable to us and the Operating Partnership, our board of trustees may determine, without any action by the shareholders, that we will conduct a public offering as a non-listed REIT subject to the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as amended from time to time. In connection with such determination and the conduct of such public offering, our board of trustees may cause us to (a) merge with or into or convert into another entity, (b) consolidate with one or more other entities into a new entity or (c) transfer all or substantially all of our assets to another entity (in each case, a “Conversion Event”). In connection with such determination and the conduct of such public offering or if our board of trustees otherwise declares a Conversion Event advisable and the Conversion Event would not materially and adversely affect the rights of shareholders, our board of trustees may take all actions that are required to effect a Conversion Event without any action by the shareholders.

Effect of Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws

Certain provisions of Maryland law, our Declaration of Trust and our bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for shareholders or otherwise be in their best interest.

Repurchases

Our Declaration of Trust provides that we may, in our board of trustees’ sole discretion, repurchase all of a shareholder’s common shares, without the consent of such shareholder, if continued ownership of common shares by a shareholder may be harmful or injurious to our business or reputation or the business or reputation of our board of trustees, the Adviser or any of their affiliates, or may subject us or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences, including with respect to any applicable sanctions, anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures. Any such repurchases would be made at a price per share equal to the repurchase price in effect as of the date of such repurchase under our share repurchase plan.

Distribution Policy

Distributions will be made on all outstanding classes of our common shares at the same time. The per-share amount of distributions on our classes of common shares will likely differ because of different class-specific expenses. We expect to use the “record share” method of determining the per share amount of distributions on the common shares, although our board of trustees may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common shares will be increased by the sum of all class-specific shareholder servicing fees, the management fee and the Performance Participation for such period. Such amount will be divided by the number of our shares outstanding on the record date. Such per-share amount will be reduced for each class of shares by the per-share amount of any class-specific shareholder servicing fees, the management fee and the Performance Participation allocable to such class.

To satisfy the requirements for qualification as a REIT and generally not be subject to U.S. federal income and excise tax, the Company intends to make distributions of at least 90% of its REIT taxable income, determined without regard to distributions paid, to its shareholders out of assets legally available for such purposes. See “Item 1. Business—Certain U.S. Tax Considerations.” Distributions are authorized at the discretion of our board of trustees and declared by us, in accordance with our earnings, cash flows and general financial condition. There is no assurance we will pay distributions in any particular amount, if at all.

Our board of trustees may delegate to a duly authorized committee of trustees the power to fix the amount and other terms of a distribution. In addition, if our board of trustees gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of trustees may delegate to one or more of our executive officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to:

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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•

the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend in January of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute dividends equal to at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

If in the future we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) generally will not affect the character, in the hands of our shareholders, of any dividends that actually are made as ordinary dividends or capital gain; and (2) cannot be passed through to or used by our shareholders.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional shares.

We may elect to retain rather than distribute all or a portion of our net capital gain and pay the tax on the gain. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gain in income as long-term capital gain and receive a credit for their share of the tax paid by us. Our shareholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirement. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes or due to allocations of net income from partnerships in excess of distributions received therefrom. In addition, we may prefer to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. If such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short- term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, our own shares). Under IRS Revenue Procedure 2017-45, if we qualify as a publicly offered REIT, we may give shareholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common shares. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirements for that year by paying deficiency dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

We generally will be required to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. Additionally, the business interest deductions for businesses, whether in corporate or pass-through form, are generally limited to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. Treasury regulations define interest expansively to cover various amounts not otherwise treated as interest. This limitation could apply to the Operating Partnership, underlying partnerships and our TRS. This limitation on business interest deductions does not apply to an “electing real property trade or business.” One consequence of electing to be an “electing real property trade or business” is that certain accelerated expensing rules will not apply to property used in an electing real property trade or business and less favorable depreciation methods will apply. In addition, under Section 172 of the Code, our deduction for any net operating loss carryforwards arising from losses we incur is limited to 80% of our annual REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may not be carried back, but may be carried forward indefinitely.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan. We will apply all dividends and other distributions declared and paid in respect of the common shares held by each shareholder automatically to the purchase of additional common shares of the same class for such shareholders; provided, however that shareholders who are clients of certain participating broker-dealers that require affirmative enrollment in the distribution reinvestment plan will only become a participant in the plan if such shareholder affirmatively elects to become a participant by noting such election on his or her subscription agreement.

The per-share purchase price for shares purchased pursuant to the distribution reinvestment plan is equal to the transaction price at the time the distribution is payable, which generally is equal to our prior month’s NAV per share for that share class. Shareholders will not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan; however, all Class F-S shares, Class F-D shares, Class S shares, and Class D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing servicing fees.

Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.

Tender Offers

Our Declaration of Trust provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements, that would be applicable if the tender offer was for more than five percent of the outstanding shares. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. No shareholder may transfer any shares held by such shareholder to any person who initiates a tender offer without complying with such provisions unless such shareholder first offers such shares to us at the tender offer price offered in the non-compliant tender offer. In addition, any non-compliant offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Corporate Opportunities

Under our Declaration of Trust, none of the Adviser, any affiliate of the Adviser, or any of our trustees or officers who is also an officer, employee or agent of the Adviser or any of its affiliates has an obligation to present, communicate or offer any business opportunity to us or any of our subsidiaries, and we renounce, on our behalf and on behalf of our subsidiaries, any potential interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunity to the maximum extent permitted from time to time by Maryland law.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the Maryland General Corporation Law, other than any action arising under federal securities laws, including, without limitation, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any trustee or officer or other employee to us or to our shareholders or (iii) any action asserting a claim against us or any trustee or officer or other employee of us arising pursuant to any provision of the MSTA, the Declaration of Trust or the bylaws or (b) any other action asserting a claim against us or any trustee or officer or other employee of us that is governed by the internal affairs doctrine.

ITEM 12. INDEMNIFICATION OF TRUSTEES AND OFFICERS

Declaration of Trust

Our Declaration of Trust limits the personal liability of each of our trustees and officers, the Adviser and each equity holder, member, manager, director, officer, employee or agent of any trustee or the board of trustees (each, a “Covered Person”) for monetary damages to the maximum extent permitted by Maryland law. In addition, to the maximum extent permitted by Maryland law in effect from time to time, we must indemnify each Covered Person, including any individual or entity who, while serving as such Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which such Covered Person may become subject by reason of such status. In addition, we must, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person made a party to or witness in a proceeding by reason of such status, provided that, we have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by the Company if it is ultimately determined that the applicable standard of conduct was not met. We are not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by our board of trustees or (II) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust, or (y) in connection with any claim with respect to which such person is found to be liable to the Company.

We may, with the approval of our board of trustees, provide or obligate itself to provide such indemnification or payment or reimbursement of expenses to any person that served a predecessor of the Company as a Covered Person or any employee or agent of the Company or any predecessor of the Company. Except that no preliminary determination of the ultimate entitlement to indemnification will be required for the payment or reimbursement of expenses, any indemnification or payment or reimbursement of the expenses permitted by our Declaration of Trust will be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (or any successor provision thereto) for directors of Maryland corporations.

Indemnification Agreements

We have entered into indemnification agreements with our trustees and officers. The indemnification agreements are intended to provide our trustees and officers the maximum indemnification permitted under Maryland law. Each indemnification agreement provides that, to the maximum extent permitted under Maryland law, we must indemnify and advance expenses and costs incurred by a trustee or officer who is a party to the agreement if, by reason of his or her status with the Company, such trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending or completed proceeding.

Advisory Agreement

To the fullest extent permitted by applicable law, we will indemnify and hold harmless the Adviser and its affiliates from all losses, including reasonable attorneys’ fees, arising from or related to the performance of their duties under the Advisory Agreement, to the extent such losses are not fully reimbursed by insurance; provided, however, that we will not provide any indemnification with respect to losses arising from or related to the Adviser’s fraud, willful misconduct, gross negligence or reckless disregard of its duties under the Advisory Agreement.

To the fullest extent permitted by applicable law, the Adviser will indemnify us and the Operating Partnership from all losses, including reasonable attorneys’ fees, to the extent that such losses are not fully reimbursed by insurance and are incurred due to the Adviser’s fraud, willful misconduct, gross negligence or reckless disregard of its duties under the Advisory Agreement.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our consolidated financial statements attached to this Registration Statement.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) List separately all financial statements filed

The financial statements attached to this Registration Statement is listed under “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

3.1*	Certificate of Trust of the Company dated January 21, 2026

3.2**	Amended and Restated Declaration of Trust of the Company dated June 16, 2026

3.3*	Bylaws of the Company dated February 2, 2026

4.1*	Distribution Reinvestment Plan of the Company

10.1**	Second Amended and Restated Advisory Agreement among the Company, Core University Living REIT OP, LP and CSF Asset Management Vehicle, LLC dated July 10, 2026

10.2**	Dealer Manager Agreement among the Company, CS Management Holdings, LLC and Chauner Securities, Inc. dated June 22, 2026

10.3**	Form of Participating Broker-Dealer Agreement between the Dealer Manager and participating broker-dealers (included as Exhibit A to the Dealer Manager Agreement)

10.4*	Form of Indemnification Agreement by and between the Company and its trustees and officers

10.5**	Amended and Restated Limited Partnership Agreement of Core University Living REIT OP, LP dated June 16, 2026

10.6*	Independent Trustee Restricted Common Share Plan

10.7*	Form of Restricted Common Share Award Certificate

10.8*	Independent Trustee Compensation Policy

10.9**	Membership Interest Purchase Agreement by and between AREG-Core Portfolio Venture LLC and CS Acquisition Vehicle II, LLC dated July 14, 2026

21.1*	Subsidiaries of the Company

*	Previously filed.
**	Filed herewith.

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholder of Core University Living Real Estate Income Trust

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Core University Living Real Estate Income Trust and its subsidiary (the “Company”) as of March 31, 2026 including the related notes (collectively referred to as the “consolidated financial statement”). In our opinion, the consolidated financial statement presents fairly, in all material respects, the financial position of the Company as of March 31, 2026 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of this consolidated financial statement in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statement is free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

May 18, 2026

We have served as the Company’s auditor since 2026.

www.pwc.com/us	PricewaterhouseCoopers LLP One North Wacker Drive Chicago, Illinois 60606 (312) 298 2000

Core University Living Real Estate Income Trust

Consolidated Balance Sheet

March 31, 2026
Assets
Cash and cash equivalents	$1,000

Total assets	$1,000
Liabilities and Equity

Total liabilities	$—
Redeemable common shares	1,000
Equity

Total equity	$—

Total liabilities and equity	$1,000

See accompanying notes to consolidated financial statement

Core University Living Real Estate Income Trust

Notes to Consolidated Financial Statement

1. Organization and Business Purpose

Core University Living Real Estate Income Trust (the “Company”) was formed as a Maryland statutory trust on January 23, 2026, and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company is the sole general partner of Core University Living REIT OP, LP, a Delaware limited partnership (the “Operating Partnership”). The Operating Partnership provides a performance participation interest to Core University Living REIT SLP, LLC (the “Special Limited Partner”), an affiliate of Core Spaces, LLC. The Company is externally managed by CSF Asset Management Vehicle, LLC (the “Adviser”), an affiliate of Core Spaces, LLC (together with any entity that is controlled by, controls or is under common control with Core Spaces, LLC., “Core Spaces” or the “Sponsor”). On February 19, 2026, the Company was capitalized with a $1,000 investment by a wholly-owned subsidiary of the Sponsor.

Substantially all of the Company’s business is conducted through the Operating Partnership. The Company was organized primarily to acquire, own, and manage a portfolio of core and core-plus student housing properties.

As of March 31, 2026, the Company has neither purchased nor contracted to purchase any investments.

Capitalization

As of March 31, 2026, the Company is authorized to issue an unlimited number of shares classified as common shares of beneficial interest, par value $0.01 per share (“common shares”), and an unlimited number of shares classified as preferred shares of beneficial interest, par value $0.01 per share.

The Company intends to undertake a continuous private offering, pursuant to which it will offer and sale its common shares to a limited number of investors, including common shares classified as Class D common shares, Class E common shares, Class F-D common shares, Class F-I common shares, Class F-S common shares, Class I common shares and Class S common shares (the “Offering”). The share classes have different upfront selling commissions, management fees, asset-based servicing fees and shareholder servicing fees. The initial purchase price per share of the Company’s shares in the Offering will be $10.00 per share plus applicable upfront selling commissions. Thereafter, the purchase price per share for each class of the Company’s common shares will vary and will generally equal the Company’s prior month’s net asset value (“NAV”) per share, as calculated monthly, plus applicable upfront selling commissions.

The Company received a $1,000 investment from a wholly-owned subsidiary of the Sponsor. In accordance with ASC 480 and due to the redemption rights of the investment, this transaction was classified as mezzanine equity on the consolidated financial statement.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This requires the Company’s management to make estimates and assumptions that may affect the amounts reported in the consolidated financial statement and accompanying notes. Actual results could differ from those estimates.

Consolidation

In accordance with Accounting Standards Codification (“ASC”) Section 810, Consolidation, the Company has examined all of its financial relationships with legal entities in order to determine whether consolidation is required. The accompanying consolidated financial statement includes the accounts of the REIT and the Operating Partnership. All intercompany balances and transactions have been eliminated upon consolidation. Non-controlling interests in the Company’s consolidated subsidiaries are reported as a component of equity and the net profit or loss from applicable entities is adjusted to include amounts attributable to non-controlling interests.

Cash and Cash Equivalents

Cash and cash equivalents represent cash held in banks, cash on hand, and liquid investments with original maturities of three months or less. The Company may have bank balances in excess of federally insured amounts; however, the Company deposits its cash and cash equivalents with high credit-quality institutions to minimize credit risk exposure. The Company held cash of $1,000 as of March 31, 2026.

Income Taxes

The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, as amended commencing with its taxable year ending December 31, 2026, and intends to operate in a manner that will allow it to continue to qualify as a REIT. In qualifying for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes at least 90% of its taxable income to its shareholders. Even if the Company qualifies for taxation as a REIT, it may be subject to federal income and excise taxes on its undistributed taxable income and certain state and local taxes on its income and property.

Organization and Offering Expenses

As of March 31, 2026, the Adviser and its affiliates have incurred organization and offering expenses on the Company’s behalf of approximately $1,265,057. Organization and offering expenses are not recorded in the accompanying balance sheet because such costs are not the Company’s liability until the commencement of the Offering. The Company will reimburse the Adviser for all such advanced expenses ratably over a 60-month period following the Expense Reimbursement Date (hereinafter defined). After the Expense Reimbursement Date, the Company will reimburse the Adviser for any organization and offering expenses associated with the Company’s private offering that the Adviser incurs as and when incurred. When recorded by the Company, organizational expenses will be expensed as incurred, and offering costs will be charged to equity as such amounts will be reimbursed to the Adviser or its affiliates from the gross proceeds of the Offering. Any amount due to the Adviser but not paid will be recognized as a liability on the balance sheet.

3. Significant Agreements and Related Parties

The Company has entered into an advisory agreement with the Adviser (the “Advisory Agreement”). Pursuant to the Advisory Agreement among the Company, the Operating Partnership and the Adviser, the Adviser is responsible for sourcing, evaluating and monitoring the Company’s investment opportunities and making decisions related to the origination, acquisition, management, financing and disposition of the Company’s investments, in accordance with the Company’s investment objectives, guidelines, policies and limitations, subject to oversight by the Company’s board of trustees.

Management Fee

Prior to the effectiveness of the Company’s Registration Statement on Form 10 to register its common shares of beneficial interest pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended (the “Section 12(g) Registration”), the Company will not pay the Adviser a management fee on any class of its common shares or units of the Operating Partnership (“OP Units”). Following the effectiveness of the Section 12(g) Registration, as compensation for its services provided, the Adviser will be paid a management fee equal to (a) 0.85% of NAV with respect to Class F-S shares, Class F-D shares and Class F-I shares per annum and (b) 1.25% of NAV with respect to Class S shares, Class D shares and Class I shares per annum. The management fee on Class E shares will be 0.0%. Additionally, to the extent that the Operating Partnership issues Operating Partnership Units to parties other than the Company, the Operating Partnership will pay the Adviser a management fee equal to (i) 0.85 % of the NAV of the Operating Partnership attributable to such Class F-S, Class F-D and Class F-I OP Units not held by the Company per annum and (ii) 1.25% of the NAV of the Operating Partnership attributable to such Class S, Class D and Class I OP Units not held by the Company per annum. The management fee on Class E OP Units will be 0.0%. The management fee is payable monthly in arrears, before giving effect to any accruals for the management fee, applicable asset-based servicing fees, shareholder servicing fees, the Performance Participation (defined below), or any distributions. As a result of the differences in fees described above, the management fee the shareholder servicing fee and the asset-based servicing fee (when paid by the Company) are class-specific expenses. The management fee may be paid, at the Adviser’s election, in cash or Class E shares or Class E OP Units. In calculating the management fee, the Company will use its NAV before giving effect to accruals for the management fee, performance fee, distribution fees or distributions payable on its shares.

Performance Participation Interest

The Special Limited Partner holds a performance participation interest in the Operating Partnership that entitles it to receive an allocation from the Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark with a Catch-Up (each term as defined in the Operating Partnership’s limited partnership agreement) (the “Performance Participation”). Such allocation will be measured on a calendar year basis, made annually and accrued monthly. The performance participation interest is not paid on the Class E Operating Partnership Units following the Section 12(g) Registration, and as a result, it is a class-specific expense. Performance participation is payable at the Special Limited Partner’s election, in cash, Class E shares or Class E OP Units.

Expense Reimbursement

Under the Advisory Agreement, and subject to certain limitations, the Adviser is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on the Company’s behalf, provided that the Adviser is responsible for the expenses related to any and all personnel of the Adviser who provide investment advisory services to the Company pursuant to the Advisory Agreement the Adviser and its affiliates relating to our activities.

The Adviser has agreed to advance all of the Company’s organization, offering, and operating expenses through the earlier of (i) the date that the Company’s aggregate NAV is at least $1.0 billion and (ii) the first anniversary of the Company’s first property acquisition from a third party (such date, the “Expense Reimbursement Date”). Thereafter, the Company will reimburse the Adviser for any organization, offering and operating expenses as and when incurred. The Company will reimburse the Adviser for all such advanced expenses ratably over the 60 months one year following the Expense Reimbursement Date. There is no cap on organization, offering, or operating expenses.

The Company may retain certain of the Adviser’s affiliates for necessary services relating to the Company’s investments or its operations, including expenses of managing and operating the Company’s properties and expenses related to personnel of the Adviser performing services for the Company other than those who provide investment advisory services or serve as the Company’s non-independent trustees and officers. As of March 31, 2026, the Company has not retained an affiliate of the Adviser for any such services.

Economic Dependency

The Company will be dependent on the Adviser and its affiliates for certain services that are essential to it, including the sale of the Company’s common shares, origination, acquisition and disposition decisions, and certain other responsibilities. In the event that the Adviser and its affiliates are unable to provide such services, the Company would be required to find alternative service providers.

4. Commitments and Contingencies

As of March 31, 2026, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.

5. Subsequent Events

The Company has performed an evaluation of subsequent events through May 18, 2026, the date on which the consolidated financial statement was available to be issued and no events were identified that require consideration as adjustments to, or disclosures in, the consolidated financial statement.

Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC,

Core Lexington 685 Limestone LLC, and Core Morgantown LLC

Combined Statement of Revenues and Certain Operating Expenses

For the Quarter Ended March 31, 2026 (unaudited)

For the Quarter Ended March 31, 2026
Revenues
Rental revenue	$7,595,144

Total revenues	7,595,144

Certain Operating Expenses
Property operating	1,862,769
Management fees	360,910
Real estate taxes and insurance	1,090,718

Total certain operating expenses	3,314,397

Revenues in excess of certain operating expenses	$4,280,747

See accompanying notes to the combined financial statement

Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC,

Core Lexington 685 Limestone LLC, and Core Morgantown LLC

Notes to the Combined Statement of Revenues and Certain Operating Expenses

For the Quarter Ended March 31, 2026 (unaudited)

1.	BASIS OF PRESENTATION

Core University Living Real Estate Income Trust (“we”, “us”, “our”, and the “Company”) intends to acquire a four-property portfolio, each of which are held through single-purpose entities, consisting of Core Gainesville 13th & 3rd LLC (“Hub Gainesville 3rd Ave”), Core Gainesville University LLC (“Hub Gainesville University”), Core Lexington 685 Limestone LLC (“Hub Lexington Limestone”), and Core Morgantown LLC (“State Morgantown”), for $304,956,917. The following table sets forth the location and total beds of the acquired properties as of March 31, 2026.

Property	Location	Number of Beds (unaudited)
Hub Gainesville 3rd Ave	University of Florida	661
Hub Gainesville University	University of Florida	414
Hub Lexington Limestone	University of Kentucky	566
State Morgantown	West Virginia University	420

		2,061

The accompanying combined statement of revenues and certain operating expenses (the “Statement”) has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Statement has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and is not intended to be a complete presentation of the actual operations of these entities for the period presented. The Statement excludes certain expenses such as interest, depreciation and amortization, and certain professional fees. The Company is not aware of any other material factors that would cause this financial information to not be indicative of future operating results.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. As a result, actual results could significantly differ from the current estimates.

Revenue recognition – The properties are leased to tenants through short-term operating leases. Student housing leases typically span a 12-month period following a corresponding academic year of the property. Rental revenue from residential operating leases is recognized when earned.

Student housing leases may include lease income related to such items as utility recoveries, parking rent, and pet fees that the Company treats as a single lease component because the amenities cannot be leased on their own and the timing and pattern of revenue recognition are the same.

Certain properties also lease non-residential space to commercial tenants under operating lease agreements that range primarily from five to ten years. Rental income for commercial minimum base rent is recognized on a straight-line basis over the course of the lease, and recovery from tenants for common area maintenance costs, insurance, and real estate taxes is recorded when contractually earned.

Certain operating expenses – Certain operating expenses represent the direct expenses of operating the properties and consist primarily of management fees, insurance, real estate taxes, and other operating expenses. Expenditures for certain operating expenses are expensed as incurred.

Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC,

Core Lexington 685 Limestone LLC, and Core Morgantown LLC

Notes to the Combined Statement of Revenues and Certain Operating Expenses

For the Quarter Ended March 31, 2026 (unaudited)

3.	MINIMUM FUTURE RENTAL REVENUE

As of March 31, 2026, the future minimum base rental income to be received under long-term, non-residential operating leases over the next five years and thereafter are as follows:

Remaining 2026	$398,775
2027	541,168
2028	551,324
2029	562,479
2030	574,569
Thereafter	1,736,580

$4,364,895

4.	RELATED PARTY TRANSACTIONS

Each single-purpose entity that owns a property has a management agreement with Core Campus Management, LLC, an affiliate of CSF Asset Management Vehicle, LLC (the “Adviser”), and pays fees per the terms of those agreements.

Property management fees – Each single-purpose entity that owns a property has entered into a Property Management Agreement with Core Campus Management, LLC. Property management fees include both a fixed, base fee and fees calculated on a monthly basis based on a percentage of gross revenue as defined in the Property Management Agreement. For the quarter ended March 31, 2026, the properties incurred to Core Campus Management, LLC property management fees of $360,910, which is reflected in management fees on the Statement.

Other related party fees – Affiliates of the Adviser also provide other services to the properties, including, technology, payroll, accounting and marketing services. For the quarter ended March 31, 2026, the properties incurred $144,539 to various affiliates of the Adviser for the above services, which is reflected in property operating expense on the Statement.

5.	COMMITMENTS AND CONTINGENCIES

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. Compliance with existing environmental laws has not had a materially adverse effect on the Statement, and management does not believe it will have such an impact in the future.

In the normal course of business, from time to time, the Company may be involved in legal actions relating to the ownership and operations of real estate. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a material effect on the Company’s financial position, results of operations or liquidity.

6.	SUBSEQUENT EVENTS

Subsequent events have been evaluated through July 15, 2026, the date the Statement was available to be issued. The Company is not aware of any subsequent events that require disclosure.

Report of Independent Auditors

To the Board of Trustees of Core University Living Real Estate Income Trust

Opinion

We have audited the accompanying combined statement of revenue and certain operating expenses of Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC, Core Lexington 685 Limestone LLC, and Core Morgantown LLC (the “Properties”), for the year ended December 31, 2025, including the related notes (collectively referred to as the “combined statement”).

In our opinion, the accompanying combined statement presents fairly, in all material respects, the combined revenue and certain operating expenses of the Properties for the year ended December 31, 2025 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined Statement section of our report. We are required to be independent of the Core University Living Real Estate Income Trust and the Properties and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

The accompanying combined statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form 10 of Core University Living Real Estate Income Trust) as described in Note 1 and is not intended to be a complete presentation of the Properties’ revenues and expenses. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Combined Statement

Management is responsible for the preparation and fair presentation of the combined statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined statement that is free from material misstatement, whether due to fraud or error.

In preparing the combined statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Properties’ ability to continue as a going concern for one year after the date the combined statement is available to be issued.

www.pwc.com/us	PricewaterhouseCoopers LLP One North Wacker Drive Chicago, Illinois 60606 (312) 298 2000

Auditors’ Responsibilities for the Audit of the Combined Statement

Our objectives are to obtain reasonable assurance about whether the combined statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined statement.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the combined statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined statement.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined statement.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Properties’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/PricewaterhouseCoopers LLP

Chicago, Illinois

July 15, 2026

Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC,

Core Lexington 685 Limestone LLC, and Core Morgantown LLC

Combined Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2025

For the Year Ended December 31, 2025
Revenues
Rental revenue	$28,861,788

Total revenues	28,861,788

Certain Operating Expenses
Property operating	7,683,432
Management fees	1,421,412
Real estate taxes and insurance	4,090,467

Total certain operating expenses	13,195,311

Revenues in excess of certain operating expenses	$15,666,477

See accompanying notes to the combined financial statement

Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC,

Core Lexington 685 Limestone LLC, and Core Morgantown LLC

Notes to the Combined Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2025

1.	BASIS OF PRESENTATION

Core University Living Real Estate Income Trust (“we”, “us”, “our”, and the “Company”) intends to acquire a four-property portfolio, each of which are held through single-purpose entities, consisting of Core Gainesville 13th & 3rd LLC (“Hub Gainesville 3rd Ave”), Core Gainesville University LLC (“Hub Gainesville University”), Core Lexington 685 Limestone LLC (“Hub Lexington Limestone”), and Core Morgantown LLC (“State Morgantown”), for $304,956,917. The following table sets forth the location and total beds (unaudited) of the acquired properties as of the December 31, 2025.

Property	Location	Number of Beds (unaudited)
Hub Gainesville 3rd Ave	University of Florida	661
Hub Gainesville University	University of Florida	414
Hub Lexington Limestone	University of Kentucky	566
State Morgantown	West Virginia University	420

		2,061

The accompanying combined statement of revenues and certain operating expenses (the “Statement”) has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Statement has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and is not intended to be a complete presentation of the actual operations of these entities for the period presented. The Statement excludes certain expenses such as interest, depreciation and amortization, and certain professional fees. The Company is not aware of any other material factors that would cause this financial information to not be indicative of future operating results.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. As a result, actual results could significantly differ from the current estimates.

Revenue recognition – The properties are leased to tenants through short-term operating leases. Student housing leases typically span a 12-month period following a corresponding academic year of the property. Rental revenue from residential operating leases is recognized when earned.

Student housing leases may include lease income related to such items as utility recoveries, parking rent, and pet fees that the Company treats as a single lease component because the amenities cannot be leased on their own and the timing and pattern of revenue recognition are the same.

Certain properties also lease non-residential space to commercial tenants under operating lease agreements that range primarily from five to ten years. Rental income for commercial minimum base rent is recognized on a straight-line basis over the course of the lease, and recovery from tenants for common area maintenance costs, insurance, and real estate taxes is recorded when contractually earned.

Certain operating expenses – Certain operating expenses represent the direct expenses of operating the properties and consist primarily of management fees, insurance, real estate taxes, and other operating expenses. Expenditures for certain operating expenses are expensed as incurred.

Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC,

Core Lexington 685 Limestone LLC, and Core Morgantown LLC

Notes to the Combined Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2025

3.	MINIMUM FUTURE RENTAL REVENUE

As of December 31, 2025, the future minimum base rental income to be received under long-term, non-residential operating leases over the next five years and thereafter are as follows:

2026	$579,743
2027	591,048
2028	601,652
2029	612,807
2030	624,897
Thereafter	1,765,938

$4,776,085

4.	RELATED PARTY TRANSACTIONS

Each single-purpose entity that owns a property has a management agreement with Core Campus Management, LLC, an affiliate of CSF Asset Management Vehicle, LLC (the “Adviser”) and pays fees per the terms of those agreements.

Property management fees – Each single-purpose entity that owns a property has entered into a Property Management Agreement with Core Campus Management, LLC. Property management fees include both a fixed, base fee and fees calculated on a monthly basis based on a percentage of gross revenue as defined in the Property Management Agreement. For the year ended December 31, 2025, the properties incurred to Core Campus Management, LLC property management fees of $1,421,412, which is reflected in management fees on the Statement.

Other related party fees – Affiliates of the Adviser also provide other services to the properties, including, technology, payroll, accounting and marketing services. For the year ended December 31, 2025, the properties incurred $558,448 to various affiliates of the Adviser for the above services, which is reflected in property operating expense on the Statement.

5.	COMMITMENTS AND CONTINGENCIES

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. Compliance with existing environmental laws has not had a materially adverse effect on the Statement, and management does not believe it will have such an impact in the future.

In the normal course of business, from time to time, the Company may be involved in legal actions relating to the ownership and operations of real estate. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a material effect on the Company’s financial position, results of operations or liquidity.

6.	SUBSEQUENT EVENTS

Subsequent events have been evaluated through July 15, 2026, the date the Statement was available to be issued. The Company is not aware of any subsequent events that require disclosure.

Core University Living Real Estate Income Trust

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated balance sheet as of March 31, 2026, and unaudited pro forma consolidated statement of operations of Core University Living Real Estate Income Trust (the “Company”) for the year ended December 31, 2025 and the three months ended March 31, 2026, are based on the historical financial statements of the Company, adjusted to:

•

Include the effects on the unaudited pro forma consolidated balance sheet of the following transactions that it is considered probable that the Company will enter into subsequent to March 31, 2026 and as of the date of this filing:

•

The Company’s probable acquisition of a four-property portfolio, consisting of Core Gainesville 13th & 3rd LLC (“Hub Gainesville 3rd Ave”), Core Gainesville University LLC (“Hub Gainesville University”), Core Lexington 685 Limestone LLC (“Hub Lexington Limestone”), and Core Morgantown LLC (“State Morgantown”), collectively (“Properties”) for a purchase price of $304,956,917 including acquisition costs. The Company intends to fund the acquisition with proceeds of $180,400,400 from a term loan and from the issuance of common shares.

•

In connection with the Company’s capital contributions, the Core University Living REIT OP, LP (the “Operating Partnership”) issued units in the Operating Partnership (“OP Units”) to the Company on a one-for-one basis. The issuance of OP Units was recorded as an equity transaction, increasing the Company’s investment in the Operating Partnership.

•

The probable issuance of 13,148,359 common shares of beneficial interest, par value $0.01 per share (“common shares”), for consideration of $131,483,590 subsequent to March 31, 2026, as more fully described below.

•	Entering into a term loan agreement for $180,400,400 which has Secured Overnight Financing Rate (“SOFR”) + 1.5% interest rate and July 2029 maturity date.

•	Include the effects on the unaudited results of operations of the following real estate investments from January 1, 2025 through December 31, 2025 and from January 1, 2026 through March 31, 2026:

•	Certain operating revenues and expenses from the acquired Properties.

•	Depreciation and amortization expense based on the allocated purchase price of the Properties.

•	Interest expense for the term loan borrowings and amortization of the associated deferred financing costs.

The transactions and related transaction accounting adjustments are further described in the notes to the unaudited pro forma consolidated balance sheet as of March 31, 2026, and unaudited pro forma consolidated statement of operations of the Company for the year ended December 31, 2025 and the three months ended March 31, 2026 to assume the transactions occurred.

The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidation statements of operations are presented for informational purposes only and should be read in conjunction with the Company’s historical consolidated financial statements and related notes thereto included elsewhere in this document. The adjustments to the unaudited pro forma consolidated balance sheet and unaudited pro forma consolidation statements of operations are based on available information and assumptions that the Company considers reasonable. The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidation statements of operations are not necessarily indicative of (i) the Company’s financial position that would have actually existed had the transactions described above occurred before January 1, 2025, (ii) the results of operations that would have actually occurred had the transactions and asset acquisitions described above occurred on January 1, 2025 or (iii) the Company’s financial position or results of operations as of any future date or for any future period.

Core University Living Real Estate Income Trust

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2026

		Transaction Accounting Adjustments
	Core University Living Real Estate Income Trust Historical (A)	Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC, Core Lexington 685 Limestone LLC, and Core Morgantown LLC Acquisitions and Other Adjustments (B)	Notes	Core University Living Real Estate Income Trust Pro Forma
Assets
Investment in real estate, net	$—	$300,063,407	(B-1)	$300,063,407
Cash and cash equivalents	1,000	4,118,069	(B-2)	4,119,069
Intangible assets, net	—	4,893,510	(B-1)	4,893,510
Other assets	—	—		—

Total assets	$1,000	$309,074,986		$309,075,986

Liabilities
Mortgage notes payable, net	$—	$177,591,396	(B-3)	$177,591,396
Accounts payable and accrued expenses	—	—		—
Intangible liabilities, net	—	—		—
Other liabilities	—	—		—

Total liabilities	—	177,591,396	(B-3)	177,591,396

Redeemable common shares	1,000	38,158,590	(B-4)	38,159,590

Equity
Common Stock - Class A	—	93,325,000	(B-4)	93,325,000
Additional paid in capital	—	—		—
Accumulated deficit	—	—		—

Total liabilities and equity	$1,000	$309,074,986		$309,075,986

The adjustments to the unaudited pro forma consolidated balance sheet as of March 31, 2026 are as follows:

(A)	These amounts were derived from the Company’s historical consolidated balance sheet as of March 31, 2026.

(B)

Reflects (i) the probable acquisitions of Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC, Core Lexington 685 Limestone LLC, and Core Morgantown LLC, (ii) an adjustment to recognize the probable $180,400,400 three-year term loan, and (iii) the potential issuance of common shares.

(B-1)

The Company expects to account for this probable acquisition as an asset acquisition in accordance with ASC 805, Business Combinations. The Company allocated the purchase price, including acquisition costs, to the individual asset acquired and liabilities assumed on a preliminary relative fair value basis. The allocation of the purchase price shown below is based on the Company’s preliminary estimates and is subject to change based on final determination of the fair value of the assets and liabilities acquired.

Core University Living Real Estate Income Trust

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2026

Land and land improvements	$17,613,310
Building and building improvements	279,163,884
Furniture, fixtures and equipment	3,001,136
Tenant improvements	285,077

Investment in real estate	300,063,407

Acquired intangible lease assets	4,893,510

$304,956,917

(B-2)

Reflects (i) estimated working capital proceeds of $2,868,070, received in combination with the probable acquisition of Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC, Core Lexington 685 Limestone LLC, and Core Morgantown LLC and (ii) cash remaining after the acquisition of the above properties.

(B-3)

Reflects impact of entering into a $180,400,400 three-year term loan in conjunction with the probable acquisition described above, presented net of estimated deferred financial costs associated with the closing of the term loan.

(B-4)	Reflects the probable issuance of 13,148,359 common shares for $131,483,590.

Core University Living Real Estate Income Trust

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2025

		Transaction Accounting Adjustments
	Core University Living Real Estate Income Trust Historical (A)	Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC, Core Lexington 685 Limestone LLC, and Core Morgantown LLC Acquisitions (B)	Other Transaction Accounting Adjustments (C)	Notes	Core University Living Real Estate Income Trust Pro Forma
Revenues
Rental revenue	$—	$28,861,788	$(4,136)	(C-1)	$28,857,652

Total revenues	—	28,861,788	(4,136)		28,857,652

Expenses
Property operating	—	7,683,432	—		7,683,432
Management fees	—	1,421,412	583,281	(C-2)	2,004,693
Real estate taxes and insurance	—	4,090,467	—		4,090,467
Depreciation and amortization	—	—	10,396,671	(C-3)	10,396,671

Total expenses	—	13,195,311	10,979,952		24,175,263

Other income (expense)
Interest expense	—	—	(11,334,345)	(C-4)	(11,334,345)

Total other income (expense)	—	—	(11,334,345)		(11,334,345)

Net loss attributable to Core University Living Real Estate Income Trust	$—	$15,666,477	$(22,318,433)		$(6,651,956)

Loss per share:
Net loss per common share - basic and diluted					(0.51)

Weighted-average common share outstanding, basic and diluted					13,148,359

Core University Living Real Estate Income Trust

Unaudited Pro Forma Consolidated Statement of Operations

For the Quarter Ended March 31, 2026

		Transaction Accounting Adjustments
	Core University Living Real Estate Income Trust Historical (A)	Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC, Core Lexington 685 Limestone LLC, and Core Morgantown LLC Acquisitions (B)	Other Transaction Accounting Adjustments (C)	Notes	Core University Living Real Estate Income Trust Pro Forma
Revenues
Rental revenue	$—	$7,595,144	$(1,034)	(C-1)	$7,594,110

Total revenues	—	7,595,144	(1,034)		7,594,110

Expenses
Property operating	—	1,862,769	—		1,862,769
Management fees	—	360,910	145,820	(C-2)	506,730
Real estate taxes and insurance	—	1,090,718	—		1,090,718
Depreciation and amortization	—	—	1,579,417	(C-3)	1,579,417

Total expenses	—	3,314,397	1,725,237		5,039,634

Other income (expense)
Interest expense	—	—	(2,564,383)	(C-4)	(2,564,383)

Total other income (expense)	—	—	(2,564,383)		(2,564,383)

Net loss attributable to Core University Living Real Estate Income Trust	$—	$4,280,747	$(4,290,654)		$(9,907)

Loss per share:
Net loss per common share - basic and diluted					—

Weighted-average common share outstanding, basic and diluted					13,148,359

The adjustments to the unaudited pro forma consolidated statement of operations for the year ended December 31, 2025 and the three months ended March 31, 2026 are as follows:

(A)

The historical column was derived from the Company’s underlying books and records. As of December 31, 2025, and March 31, 2026 the Company had not commenced formal operations and there were no revenues or expenses.

(B)

Reflects the revenues and certain expenses of Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC, Core Lexington 685 Limestone LLC, and Core Morgantown LLC, for the period January 1, 2025 through December 31, 2025 and the period January 1, 2026 through March 31, 2026, respectively. The Company expects to acquire Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC, Core Lexington 685 Limestone LLC, and Core Morgantown LLC on or around July 22, 2026.

(C)

Reflects accounting adjustments related to (i) transaction accounting adjustments related to the historical statement of revenues and certain expenses of Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC, Core Lexington 685 Limestone LLC, and Core Morgantown LLC and (ii) interest expense and related deferred financing cost amortization adjustments related to Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC, Core Lexington 685 Limestone LLC, and Core Morgantown LLC probable term loan both of which assume a transaction date of January 1, 2025.

Core University Living Real Estate Income Trust

Unaudited Pro Forma Consolidated Statement of Operations

For the Quarter Ended March 31, 2026

(C-1)	Reflects adjustments for the incremental revenues to the Company if all properties were acquired on January 1, 2025:

	For the Year Ended December 31, 2025	For the Quarter Ended March 31, 2026
Amortization of above and below market lease intangibles	$(4,136)	$(1,034)

Total adjustment	$(4,136)	$(1,034)

The Company amortizes acquired above-market and below-market leases as a decrease or increase to rental revenue, respectively, over the lives of the respective leases.

(C-2)

Reflects an adjustment for management fees paid to CSF Asset Management Vehicle, LLC (the “Adviser” as if the Class A shares were place since January 1, 2025. The Adviser will be paid a management fee equal to (a) 0.625% of net asset value (“NAV”) with respect to Class A shares per annum, (b) 0.85% of NAV with respect to Class F-S shares, Class F-D shares and Class F-I shares per annum and (c) 1.25% of NAV with respect to Class S shares, Class D shares and Class I shares per annum. The management fee on Class E shares will be 0.0%. Additionally, to the extent that the Operating Partnership issues OP Units to parties other than the Company, the Operating Partnership will pay the Adviser a management fee equal to (i) 0.85 % of the NAV of the Operating Partnership attributable to such Class F-S, Class F-D and Class F-I OP Units not held by the Company per annum and (ii) 1.25% of the NAV of the Operating Partnership attributable to such Class S, Class D and Class I OP Units not held by the Company per annum. The management fee on Class E OP Units will be 0.0%.

(C-3)

Reflects pro forma depreciation and amortization expense, calculated on a straight-line basis, based on the preliminary purchase price assuming Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC, Core Lexington 685 Limestone LLC, and Core Morgantown LLC had been acquired on January 1, 2025. Depreciation and amortization are calculated in accordance with the Company’s policies and reflect management’s estimates of useful lives for buildings, improvements, and identifiable intangible assets. Investments in real estate are depreciated over their estimated useful lives beginning on the assumed acquisition date, and lease-related intangibles are amortized over the remaining lease terms.

(C-4)

Reflects an adjustment to (i) interest expense on the Core Gainesville 13th & 3rd LLC, Core Gainesville University LLC, Core Lexington 685 Limestone LLC, and Core Morgantown LLC probable $180,400,400 three-year term, which bears interest base on the one-month term SOFR plus 1.50% and (ii) amortization of the estimated deferred financing costs.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Core University Living Real Estate Income Trust

By:	/s/ Merritt Poole
Name: Merritt Poole
Title: Chief Financial Officer and Treasurer

Date: July 15, 2026